As filed with the Securities and Exchange Commission on March 27, 2024

Registration No. 333-266965

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 24 to

FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNOVATION BEVERAGE GROUP LIMITED

 (Exact Name of Registrant as Specified in its Charter)

Australia	2080	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

INNOVATION BEVERAGE GROUP LIMITED

 29 Anvil Road

Seven Hills, NSW 2147

Australia

Tel: +61 (02) 9620 4574

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Sichenzia Ross Ference Carmel LLP

 1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Tel: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Darrin Ocasio, Esq. Glenn Burlingame, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: (212) 930-9700 Fax: (212) 930 9725	Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton, LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700 Facsimile: (212) 653-8701

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: one to be used in connection with the initial public offering of 1,250,000 units, each unit consisting of one ordinary share and one warrant to purchase one ordinary share (including ordinary shares and/or warrants, which may be issued on exercise of a 45-day option granted to the underwriter to cover over-allotments, if any) through the underwriter named on the cover page of this prospectus (the “IPO Prospectus”) and one to be used in connection with the potential resale by certain selling stockholders of an aggregate amount up to 1,452,873 ordinary shares (the “Resale Prospectus”). The IPO Prospectus and the Resale Prospectus will be identical in all respects except for the alternate pages for the Resale Prospectus included herein which are labeled “Alternate Pages for Resale Prospectus.”

The Resale Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Resale Prospectus;

●	the Dilution section is deleted from the Resale Prospectus;

●	a Selling Stockholder section is included in the Selling Stockholder Prospectus;

●	the Underwriting section from the IPO Prospectus is deleted from the Resale Prospectus and a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriter.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the IPO Prospectus.

While the selling stockholders have expressed an intent not to sell the ordinary shares registered pursuant to the Resale Prospectus concurrently with the initial public offering, the sales of our ordinary shares registered in the IPO Prospectus and the Resale Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our ordinary shares. This risk and other risks are included in “Risk Factors” beginning on page 8 of the IPO Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 27, 2024

1,250,000 Units

Each Unit Consisting of

One Ordinary Share and One Warrant to Purchase One Ordinary Share

INNOVATION BEVERAGE GROUP LIMITED

This is a firm commitment initial public offering of 1,250,000 units (“units’) of Innovation Beverage Group Limited. Each unit consists of one ordinary share and one tradeable warrant to purchase one ordinary share (each a “warrant,” collectively, “warrants”). We anticipate that the initial public offering price of our units will be $4.125 per unit. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The ordinary shares and the warrants are immediately separable and will be issued separately in this offering. Each warrant offered as part of this offering is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Prior to this offering, there has been no public market for our ordinary shares or warrants. We have applied to list the ordinary shares and warrants under the symbol “IBG” and “IBGWW,” respectively, on the Nasdaq Capital Market. No assurance can be given that our application will be approved or that a trading market will develop. The offering will not proceed unless our ordinary shares and warrants are accepted for listing on the Nasdaq Capital Market.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 16 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

		Per Unit		Total Without Over-Allotment Option		Total With Over-Allotment Option
Initial public offering price	$		$		$
Underwriting discounts and commissions (7.00%)(1)	$		$		$
Proceeds, before expenses, to us	$		$		$

(1)	We have also agreed to issue, on the closing date of this offering, warrants to The Benchmark Company, LLC, the representative of the underwriters (the “Representative”; such warrant, the “Representative’s Warrant”) to purchase an amount equal to five percent (5.0%) of the ordinary shares underlying the units sold by us in this offering. For a description of other terms of the Representative’s Warrants and a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 118.

We have granted the underwriters an option for a period of 30 days after the closing of this offering to purchase up to 15% the total number of ordinary shares and/or warrants offered by us pursuant to this offering, solely for the purposes of covering over-allotments, if any.

The underwriters expects to deliver the securities against payment in U.S. dollars on or about [ ], 2024.

The Benchmark Company, LLC

The date of this prospectus is , 2024

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the underwriter have authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of securities in our company.

For investors outside the United States: Neither we, nor the underwriter, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

Innovation Beverage Group Limited was incorporated in Australia on April 20, 2018, as “Australian Boutique Spirits PTY LTD” and on May 2, 2022, the name changed to “Innovation Beverage Group PTY Limited”. Subsequently, on June 11, 2022, the company’s converted from a proprietary company to a public limited company and is now named “Innovation Beverage Group Limited.” Except where indicated or where the context otherwise requires, the terms “Innovation Beverage Group,” “IBG,” “we,” “us,” “our,” the “Company,” and “our business” refer to Innovation Beverage Group Limited, an Australian public limited company together with its subsidiaries.

All references to “shares” in this prospectus refer to ordinary shares of Innovation Beverage Group Limited, no par value per share.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

Our functional currency and reporting currency are in U.S. dollars. This prospectus contains consolidated financial statements presented in U.S. dollars, which were prepared in accordance with generally accepted accounting principles in the United States. Our fiscal year ends on December 31 of each year. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless otherwise noted, (i) all industry and market data in this prospectus is presented in U.S. dollars, (ii) all financial and other data related to Innovation Beverage Group Limited in this prospectus is presented in U.S. dollars, (iii) all references to “$” or “USD” in this prospectus (other than in our financial statements) refer to U.S. dollars, and (iv) all references to “AUD$” or “AUD” in this prospectus refer to Australian dollars.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names that may appear in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

PROSPECTUS SUMMARY

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying units in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

Company History and Development

Innovation Beverage Group Limited was incorporated in Australia on April 20, 2018 as “Australian Boutique Spirits PTY LTD” and changed its name on May 2, 2022 to “Innovation Beverage Group PTY Limited”. Subsequently, on June 11, 2022, the company converted from a proprietary company to a public limited company. Our registered office is located at 29 Anvil Road, Seven Hills, NSW 2147, Australia. Our main telephone number is +61 (02) 9620 4574. Since its beginning in 2018 as Australian Boutique Spirits Pty Ltd, IBG has been a committed innovator within the beverage industry.

On April 29, 2021, the Company’s Board of Directors and shareholders approved of a recapitalization of the Company by increasing the share capital from 600 ordinary shares to 10,000,000 ordinary shares, effective July 29, 2021. On August 12, 2022, the Company’s shareholders approved of a reverse split of our ordinary shares determined at the discretion of the Board of Directors. On September 10, 2022, our Board of Directors approved a 1-for-1.62 reverse split of our ordinary shares, effective September 12, 2022, pursuant to which shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of such date.

Innovation Beverage Group Limited (“IBG”) has two wholly-owned subsidiaries, Bevmart USA LLC and Reg Liquors LLC d/b/a Wired for Wine. On July 13, 2021, IBG formed Bevmart USA LLC, a Delaware limited liability company, and on July 8, 2022, we changed the name to IBG USA LLC. Subsequently, on November 3, 2021, IBG acquired 100% of the outstanding equity interests in Reg Liquors LLC, a New Jersey limited liability company formed on August 16, 2016. The following chart illustrates our structure both at the time of this prospectus and after the offering.

Overview

We are a developer, manufacturer, marketer, exporter and retailer of a growing beverage portfolio of 60 formulations across 13 alcoholic and non-alcoholic brands for which we own exclusive manufacturing rights. Our focus is on premium and super premium brands.

IBG USA LLC (“IBG USA”) was formed for the purpose of importing, producing via co-packers, marketing and wholesaling Innovation Beverage Group Limited owned portfolio of brands in the United States. IBG USA has not conducted any of these activities as of yet but plans to in the near future.

Reg Liquors LLC d/b/a Wired For Wine is an e-commerce retailer of wines and spirits, and it operates its own marketplaces, www.wiredforwine.com and www.bevmart.com.

Our flagship Australian Bitters Company (“ABC”) brand accounted for approximately 75% of our revenues in 2021. We also sell BitterTales, a brand to which we have the exclusive right to manufacture for distribution in the United States. The Bitters category is expected to return to growth from 2021 onwards, especially Cocktail Bitters, as restrictions ease and consumer trends around home cocktailing, desire for more natural ingredients and bitter flavors increases.

Our goal is to increase our market share in the $600 million global market for bitters. Our partnership with Coca-Cola Europacific Partners (NASDAQ:CCEP), one of the world’s largest Coca-Cola bottlers, to exclusively manufacture ABC bitters for distribution in Australia is a key component of this strategy. We retain distribution rights for ABC bitters outside Australia and are actively negotiating new distribution arrangements for new markets.

Our direct-to-consumer (DTC) distribution channel is a network of eCommerce platforms: www.bevmart.com.au, www.bevmart.com, www.wiredforwine.com, and www.drummerboy.com. We launched BevMart.com.au in Australia in May 2021 and BevMart.com in the U.S. in February 2022. In November 2021, we acquired the U.S.-based www.wiredforwine.com. Our Drummerboy brand will be offered through its own DTC website. We offer our brands, as well as other brands, through our four (4) eCommerce platforms.

We are introducing a new non-alcoholic spirit brand called Drummerboy, our first entry into the growing non-alcoholic beverage market. No-and-Low Alcohol products are becoming increasingly accepted as a lifestyle and societal norm, making it more accessible and approachable for consumers. The market value of no/low alcohol in key global markets in 2021 was just under USD$10 billion, up from USD$7.8 billion in 2018.[2] With a direct to consumer (DTC) retail price per bottle of AUD$50 (approximately USD$35) and via manufacturing efficiencies through in-house manufacturing, we anticipate a margin in excess of 80% gross profit when selling Drummerboy through its own www.drummerboy.com website in a DTC sale.

[2] IWSR, No- and Low-Alcohol in Key Global Markets Reaches Almost US$10 Billion in Value (Last accessed April 26, 2022).

Through efficiencies of managing www.bevmart.com, www.bevmart.com.au, and www.wiredforwine.com and having our own back end fulfilment warehouses and key relationships with logistics partnerships launch of www.drummerboy.com in both Australia and the U.S. via our own DTC system will lead to immediate scale opportunities.

We have launched Twisted Shaker, our first entry in the bottled cocktail market, in Australia. The pre-batched cocktail market grew significantly during the beginning of the COVID pandemic with consumers loving the convenience and cost efficiency of this type of product. Twisted Shaker cocktails are full-strength, high-quality bottled cocktails. We launched Twisted Shaker in the U.S. in November 2022. Currently, we are in the process of identifying distributors in Australia and the U.S.

Our Company conducts business with and has entered into material agreements with Sway Energy Corp. (“Sway”). Our Chief Operating Officer and Chairman of our board of directors is Sahil Beri, who is the brother of Amit Beri, the Chief Executive Officer and a director of Sway Energy Corp. This family relationship presents a potential conflict of interest between the companies. On July 31, 2020, the Company (formerly known as Australian Boutique Spirits Pty Ltd) and Sway (formerly known as Elegance Brand, Inc.) entered into a Manufacturing, Supply and License Agreement, as amended on March 10, 2021, June 14, 2021, and October 21, 2022 (“2020 Manufacturing Agreement”). Upon the termination of the 2020 Manufacturing Agreement, two licenses granted thereunder will expire. Pursuant to said agreement, (i) IBG holds a royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions; and (ii) Sway holds a royalty-free license to use the intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions. For further details about the 2020 Manufacturing Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Innovation Beverage Group Limited operates, under a lease agreement, a distillery and beverage manufacturing facility in Seven Hills, NSW Australia. The facility has the ability to macerate, blend, import bulk spirits, distill a variety of spirits and bottle or can products. The following products are currently manufactured in this facility:

●	Australian Bitters Company
●	BitterTales
●	Coventry Estate Gin
●	Cheeky Vodka
●	Twisted Shaker Cocktails
●	Geo Liqueurs
●	Cheeky Espresso Martini

Our facility is FDA-certified, kosher compliant in Australia and meets CCEP’s stringent standards. We believe that we currently have the capacity to increase production tenfold with minimal capital expenditures. We also plan to engage third-party manufacturers, as appropriate, to achieve cost savings and logistical efficiencies.

Growth Strategy

Our growth strategy is focused on:

●	continuing to invest in development of new formulations and brands;

●	invest in strategic marketing initiatives to build our portfolio of brands:

●	invest in global distribution expansion:

●	strengthening relationships with existing distributors and entering into partnerships with new distributors to expand global distribution network;

●	expanding our production volume by utilizing unused production capacity in our Australian manufacturing facility;

●	increasing our DTC capabilities through our existing marketplaces and acquiring additional marketplaces in the future; and

●	developing our employees to enhance performance in the marketplace.

We have remained committed to executing this strategy, and as a result have realized its impact on each segment of our business.

Competitive Advantages

Our Company has vertically integrated manufacturing, import, sales and marketing company with a focus on direct-to-consumer sales enabling complete capture of the value chain. Our eCommerce and product team consists of members with extensive beverage industry experience garnered at some of the world’s largest alcohol companies, such as Endeavour Drinks Group (Australia’s largest liquor online and brick-and-mortar retail group), Treasury Wine Estates (Australia’s largest wine company and one of the world’s largest wine companies) and Anheuser-Busch InBev (the world’s largest brewer).

Cost Advantages

IBG’s product portfolio is focused on bitters, light spirits and non-alcoholic spirits, which have short manufacturing times. As a result, IBG is more capital efficient as compared to dark spirit manufacturers (e.g. whisky, brandy, etc.), which often require aging in barrels for years before being sold.

Management Team

Our senior management team is led by Dean Huge, our chief executive officer. Mr. Huge joined us on February 22, 2022.

During his 35-year career as a high-impact, hands-on finance executive, Dean Huge has built a track record of growing profitable operations and implementing successful turnarounds as CEO, CFO, Director, and Treasurer at public and private companies in industries including beverage, financial services, manufacturing, distribution, and SAAS. Most recently, Mr. Huge was CFO of Splash Beverage Group (NYSE American:SBEV) where within five years he led the company from start-up to a NYSE uplisting, raising $24 million.

Recent Developments

Set forth below are preliminary estimates of certain unaudited financial information for the financial year ended December 31, 2023. Our actual results for the financial year ended December 31, 2023, will not be available until after the completion of this offering. We have provided ranges, rather than specific amounts, for the preliminary estimates primarily because our financial closing for the financial year ended December 31, 2023, is not yet complete. The estimated ranges are preliminary and have not been audited or reviewed and are thus inherently uncertain and subject to change as we complete our financial closing for the financial year ended December 31, 2023.

The preliminary estimates set forth below have been prepared by, and are the responsibility of, our management. Accell Audit & Compliance has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary estimates. Accordingly, Accell Audit & Compliance does not express an opinion or any other form of assurance with respect thereto.

Financial figures (unaudited) for the year ended December 31, 2023:

●	USD$2.90 to USD$3.18 million in net revenues – our revenues decreased by 30% as compared to the financial year ended December 31, 2022, mainly due to the decreased sales via company’s owned marketplaces (Wired For Wine and BevMart), which was the result of the fact that the company re-strategized the eCommerce business in 2023 by pausing major paid media and media agency expenses. The re-strategy can be evidenced by the significant decrease of sales and marketing expenses, as part of operating expenses, for the same period.
●	USD$ 0.76 to USD$0.84 million in cost of goods sold – our Cost of Goods Sold decreased by 60% as compared to the financial year ended December 31, 2022, mainly due to the change in the product mix between brand products and eCommerce sales. The gross profit percentage (“GP%”) for our brand products was kept as high as 75%, the Company’s overall GP% is approximately 74% on average along with the decreased contribution of Wired For Wine, whose GP% usually ranges from 20% to 25%. The decreased contribution of eCommerce (lower margin products compared with branded products) sales is the reason for the increase in the Company’s GP% from 53% in 2022 to 74% in 2023.
●	USD$3.4 to USD$3.8 million in operating expenses – our operating expenses dropped by 43% to 48% as compared to the financial year ended December 31, 2022, mainly due to (1) management’s cost saving efforts from marketing and sales especially the spending in eCommerce, contracted labour and professional services; (2) some non-recurring expenses in 2022 such as New Product Development and Goodwill impairment; and (3) decreased variable costs of Wired For Wine such as Freight cost along with the decreased sales.

Other than disclosed elsewhere herein, we are no aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material and adverse effect on our revenues, income, profitability, liquidity or capital resources, or that would cause the disclosed information to be not necessarily indicative of future results of operations or financial conditions.

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our last two fiscal periods (the years ended December 31, 2022 and 2023), we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”). However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer Status

We are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As an exempted Australian company to be listed on the Nasdaq Capital Market, we will be subject to the Nasdaq Stock Market corporate governance listing standards. However, the Nasdaq Stock Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in Australia, which is our home country, may differ significantly from the Nasdaq Stock Market corporate governance listing standards. For instance, we are not required to:

●	have a majority of the board to be independent (although all of the members of the audit committee must be independent under the U.S. Securities Exchange Act of 1934, as amended, or the “Exchange Act”);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors;

●	have regularly scheduled executive sessions for non-management directors; and

●	have annual meetings and director elections.

Currently, as an Australian company, we intend to rely on home country practice with respect to our corporate governance.

Risk Factor Summary

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, liquidity and prospects. You should carefully consider these risks, including the risks described under the heading “Risk Factors” included elsewhere in this prospectus, before deciding to invest in our ordinary shares. Risks relating to our business include, among others:

●	Potential decline in consumption of products we sell due to consumer preference and taste;
●	Changes in consumer preferences and category trends;
●	Shifts in health concerns and legislative initiatives against sweetened beverages;
●	Inability to successfully consummate or integrate acquisitions or divestitures;
●	Issues surrounding retention of our management team and workforce;
●	Reliance on distributors, retailers, and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business;
●	If a change of control is effected, Coca-Cola Europacific Partners could potentially terminate their agreement with us;
●	Issues predicting the timing, amount of our sales, and inventory stock;
●	Disruptions in the relationship with our key flavor suppliers;
●	Loss or damage to goods in transit and other possible product contamination and liabilities;
●	Disruptions to the shipping industry;
●	Failure or issues with protecting our intellectual property;
●	The competitive nature of the industry in which we operate;
●	Market shortages and volatility surrounding raw materials necessary to manufacture our products;
●	Factors that may affect consumer discretionary spending;
●	Disruptions in supply and distribution chains;
●	Economic, political, and other global uncertainties leading to capital market disruptions;
●	Failure of our products to secure and maintain listings in the control states in the U.S.;
●	Cybersecurity issues;
●	Issues with industry regulation compliance;
●	Risks inherent with sales of products in international markets;
●	The exercise of warrants would result in dilution to our shareholders;
●	Inability to secure additional capital and achieve adequate liquidity to grow, compete, and continue on; and
●	Our emerging growth company status could make our stock less attractive to investors.

THE OFFERING

Units offered

1,250,000 units (or 1,437,500 units if the underwriters exercise in full their option to purchase additional units in full), each unit consisting of one ordinary share and one warrant to purchase one ordinary share.

The units will not be certificated or issued in stand-alone form. The ordinary shares and the warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering.

Description of the warrants

Each warrant will be exercisable from the date of issuance until the fifth anniversary of the issuance date for an assumed exercise price of $4.00 per ordinary share. Each warrant is exercisable for one ordinary share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the ordinary shares as described in this prospectus.

The terms of the warrants will be governed by a Warrant Agency Agreement, dated as of the effective date of this offering, between us and VStock Transfer, LLC, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the ordinary shares issuable upon exercise of the warrants.

Over-allotment Option

We have granted the underwriter a 30-day option (commencing from the date of this prospectus), to purchase up to an additional 187,500 ordinary shares and/or 187,500 warrants at the initial public offering price per ordinary share and per warrant, respectively, less underwriting discount and commissions, on the same terms as set forth in this prospectus, solely to cover over-allotments, if any..

Ordinary shares outstanding before this offering(1)	7,559,151 ordinary shares

Ordinary shares outstanding after this offering(1)	8,809,151 ordinary shares (assuming the underwriter does not exercise its over-allotment option and excluding ordinary shares underlying the warrants)

Use of Proceeds	We intend to use the net proceeds from this offering to pay, in connection with the acquisition of Reg Liquors LLC d/b/a/ Wired for Wine, USD$600,000 to the seller, for working capital and general corporate purposes, including operating expenses. Additionally, we may use a portion of the net proceeds from this offering to acquire or invest in complementary products or assets. However, we have no current plans, commitments or obligations to do so. See “Use of Proceeds” for more information.

Underwriter	The Benchmark Company, LLC

Representative’s Warrants

We have agreed to issue to the Representative warrants to purchase 5% of the ordinary shares underlying the units sold in this offering (125,000 ordinary shares, or 143,750 if the underwriters exercise the over-allotment option in full), which are exercisable at an assumed price per share of $5.672 (equal to 137.5% of the assumed initial public offering price per unit).

Lock-Up Agreements

We have agreed with the underwriters, subject to certain exceptions, not to offer, pledge, sell, or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exchangeable or exercisable for any of our ordinary shares during the 6-month period following the closing of this offering.

Our executive officers, directors, and shareholders beneficially owning more than 5% of our ordinary shares prior to the offering, have agreed during the 6-month period following the closing of this offering to substantially similar lock-up provisions, subject to certain exceptions. Please refer to the sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.

Trading symbol	We have applied for listing of our ordinary shares and warrants on the Nasdaq Capital Market under the symbol “IBG” and “IBGWW,” respectively. The offering will not proceed unless our ordinary shares and warrants are accepted for listing on the Nasdaq Capital Market.

Risk Factors	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our ordinary shares.

(1) Effective September 12, 2022, we implemented a 1-for-1.62 reverse split of our ordinary shares, pursuant to which shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of that date.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize our historical financial data. The summary consolidated statements of operations data for the six months period ended June 30, 2023 (unaudited) and 2022 (audited), and the summary consolidated balance sheet data as of June 30, 2023 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the years ended December 31, 2022 and 2021 have been derived from our consolidated audited financial statements included elsewhere in this prospectus. The following summary financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated audited financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future.

The following tables present our summary consolidated statements of operation for the six months period ended June 30, 2023 and 2022 and for the years ended December 31, 2022 and 2021:

	For the six months ended June 30, 2023 (US$)	For the six months ended June 30, 2022 (US$)
Revenue, net	$1,613,412	$2,032,892

Cost of goods sold	450,153	1,082,457

Gross profit	1,163,259	950,433

Operating expenses
Other general and administrative	464,157	992,281
Salary and wages	911,382	826,785
Sales and marketing	91,714	381,022
Contracted services	374,996	813,611
Total operating expenses	1,842,249	3,013,699

Loss from operations	(678,990)	(2,063,266)

Other income (expenses):
Other	31,900	36,896
Interest income	15,090	4,785
Interest expense	(53,117)	(11,278)
Total other income (expenses)	(6,127)	30,403

Loss before taxes	(685,117)	(2,032,863)

Income tax benefits / (expenses)	(3,018)	(3,210)

Net loss	(688,135)	(2,036,073)
Other comprehensive loss
Foreign currency translation adjustment	213,840	(109,444)
Total other comprehensive income (loss)	$(474,295)	$(2,145,517)

Basic and diluted earnings (loss) per share	$(0.09)	$(0.28)

Weighted average shares outstanding – basic and diluted	7,562,149	7,360,850

	For the year ended December 31, 2022 (US$)	For the year ended December 31, 2021 (US$)
Revenue, net	$4,530,396	$3,748,281

Cost of goods sold	2,124,828	1,255,877

Gross profit	2,405,568	2,492,404

Operating expenses
Other general and administrative	1,809,501	910,319
Salary and wages	1,918,206	800,186
Sales and marketing	846,956	424,992
Contracted services	1,167,489	302,740
Impairment loss	951,802	-
Total operating expenses	6,693,954	2,438,237

Income (loss) from operations	(4,288,386)	54,167

Other income (expenses):
Finance cost	(80,000)	—
Other income (expenses)	(17,871)	(5,775)
Interest income	31,322	72,446
Interest expense	(122,898)	(32,549)
Total other income (expenses)	(189,447)	34,122

Income (loss) before taxes	(4,477,833)	88,289

Income tax expense (benefit)	(350,063)	56,526

Net income (loss)	(4,127,770)	31,763
Other comprehensive income (loss)
Foreign currency translation adjustment	(68,493)	(147,514)
Total other comprehensive income (loss)	$(4,196,263)	$(115,751)

Basic and diluted earnings (loss) per share	$(0.56)	$0.00

Weighted average shares outstanding – basic and diluted	7,433,014	6,449,014

The following table presents our summary consolidated balance sheet data as of June 30, 2023 and as adjusted to take into effect the offering.

	As of June 30, 2023	As adjusted June 30, 2023
Balance Sheet Data	(US$)	(US$)
Cash	$36,223	4,753,723
Current assets	3,372,160	8,089,660
Total assets	4,433,477	9,150,977
Current liabilities	4,155,978	3,555,978
Total liabilities	4,213,525	3,613,525
Shareholders’ equity	219,952	5,537,452
Total liabilities and shareholders’ equity	$4,433,477	9,150,977

The following table presents our summary consolidated balance sheets data as of June 30, 2023 and December 31, 2022.

	As of June 30, 2023 (US$)	As of December 31, 2022 (US$)
ASSETS
Current assets
Cash and cash equivalents	$36,223	$91,986
Accounts receivable	1,087,124	988,267
Inventory, at cost	1,311,564	1,411,908
Prepaid expenses	256,156	260,733
Current portion of loan to shareholders	681,093	622,442
Total current assets	3,372,160	3,375,336

Deposits	34,030	34,688
Finance right of use asset	9,739	18,375
Operating right of use asset	112,139	195,677
Equipment, net	146,111	157,523
Intangible assets, net	378,706	392,488
Deferred tax asset	380,592	388,916
Total assets	$4,433,477	$4,563,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,255,715	$2,140,526
Deferred revenue	156,094	159,508
Related party note payable	322,460	412,722
Notes payable, less related party portion	1,115,502	1,101,151
Current portion of finance lease liability	1,951	5,090
Current portion of operating lease liability	141,381	148,171
Other liabilities	162,875	164,688
Total current liabilities	$4,155,978	$4,131,856

Accrued employee benefits, non-current	27,076	18,464
Operating lease liability, less current portion	—	69,725
Notes payable, less current portion	30,471	47,258
Total liabilities	$4,213,525	$4,267,303

Stockholders’ equity
Ordinary shares, no par value; no authorization limit; 7,748,076 and 7,522,480 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	4,975,863	4,631,507
Accumulated other comprehensive loss	100,906	(112,934)
Accumulated deficit	(4,856,817)	(4,222,873)
Total stockholders’ equity	219,952	295,700
Total liabilities and stockholders’ equity	$4,433,477	$4,563,003

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information in this prospectus, including our consolidated financial statements and notes thereto, before you decide to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations and prospects could be materially adversely affected, the value of our ordinary shares and/or warrants could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See “Cautionary Note Regarding Forward-Looking Statements.”

Potential decline in the consumption of products we sell due to consumer preference and taste could have a negative impact on our sales, operations, and business.

Our business depends upon consumers’ consumption of our beverage brands. Consumer preferences and tastes may shift due to, among other reasons, changing taste preferences, demographics, or perceived value. Consequently, any material shift in consumer preferences and taste in our major markets away from our beverage brands, or from the categories in which they compete could have a negative impact on our business, liquidity, financial condition, and/or results of operations. Consumer preferences may shift due to a variety of factors, including changes in demographic or social trends, public health policies may be put into effect to deal with the spread of COVID-19, and changes in leisure, dining, and beverage consumption patterns. A limited or general decline in consumption in one or more of our product categories could occur in the future due to a variety of factors, including:

●	a general decline in economic or geopolitical conditions;

●	concern about the health consequences of consuming beverage alcohol products and about drinking and driving;

●	a general decline in the consumption of beverage alcohol products in on-premise establishments, which may result from stricter laws relating to driving while under the influence of alcohol;

●	the increased activity of anti-alcohol groups;

●	increased federal, state, provincial, and foreign excise, or other taxes on beverage alcohol products and possible restrictions on beverage alcohol advertising and marketing;

●	increased regulation placing restrictions on the purchase or consumption of beverage alcohol products or increasing prices due to the imposition of duties or excise tax or changes to international trade agreements or tariffs;

●	inflation; and

●	wars, health epidemics or pandemics, quarantines, weather, and natural or man-made disasters.

Demand for our products may be adversely affected by changes in category trends and consumer preferences.

Consumer preferences for our beverage brands change continually. Our success depends on our ability to predict, identify and interpret the tastes and habits of consumers and to offer products that appeal to those preferences.

If we do not succeed in offering products that appeal to consumers, our sales and market share will decrease, and our profitability could suffer. We must be able to distinguish among short-term fads, mid-term trends, and long-term changes in consumer preferences. If we are unable to accurately predict which shifts in consumer preferences will be long-term, or if we fail to introduce new and improved products to satisfy those preferences, our sales could decline. In addition, because of our varied consumer base, we must offer a sufficient array of products to satisfy the broad spectrum of consumer preferences. If we fail to expand our product offerings successfully across product categories or if we do not rapidly develop products in faster growing and more profitable categories, demand for our products will decrease and our profitability could suffer.

We may experience a reduced demand for some of our products due to health concerns (including obesity) and legislative initiatives against sweetened beverages.

Consumers are concerned about health and wellness; public health officials and government officials are increasingly vocal about obesity and its consequences. There has been a trend among some public health advocates and dietary guidelines to recommend a reduction in sweetened beverages, as well as increased public scrutiny, new taxes on sugar-sweetened beverages (as described below), and additional governmental regulations concerning the marketing and labeling/packing of the beverage industry. Additional or revised regulatory requirements, whether labeling, tax or otherwise, could have a material adverse effect on our financial condition and results of operations. Further, increasing public concern with respect to sweetened beverages could reduce demand for our beverages and increase desire for more low-calorie soft drinks, water, enhanced water, coffee-flavored beverages, tea, and beverages with natural sweeteners. We are continuously working to reduce calories and sugar in our products while launching new products, to pair with existing brand extensions that round out our diversified portfolio.

We may not be able to consummate proposed acquisitions or divestitures successfully or integrate acquired businesses successfully.

From time to time, we acquire businesses, assets, or securities of companies that we believe will provide a strategic fit with our business. We integrate acquired businesses with our existing operations; our overall internal control over financial reporting processes; and our financial, operations, and information systems. If the financial performance of our business, as supplemented by the assets and businesses acquired, does not meet our expectations, it may make it more difficult for us to service our debt obligations and our results of operations may fail to meet market expectations. We may not effectively assimilate the business or product offerings of acquired companies into our business or within the anticipated costs or timeframes, retain key customers and suppliers or key employees of acquired businesses, or successfully implement our business plan for the combined business. In addition, our final determinations and appraisals of the estimated fair value of assets acquired and liabilities assumed in our acquisitions may vary materially from earlier estimates, and we may fail to realize fully anticipated cost savings, growth opportunities, or other potential synergies. We cannot assure that the fair value of acquired businesses or investments will remain constant.

We may also divest ourselves of businesses, assets, or securities of companies that we believe no longer provide a strategic fit with our business. We may provide various indemnifications in connection with the divestiture of businesses or assets. Divestitures of portions of our business may also result in costs stranded in our remaining business. Delays in developing or implementing plans to address such costs could delay or prevent the accomplishment of our financial objectives.

In addition, our continued success depends, in part, on our ability to develop new products. The launch and ongoing success of new products are inherently uncertain, especially with respect to consumer appeal. A new product launch can give rise to a variety of costs. An unsuccessful launch, among other things, can affect consumer perception of existing brands, and our reputation. Unsuccessful implementation or short-lived popularity of our product innovations may result in inventory write-offs and other costs.

We cannot assure that we will realize the expected benefits of acquisitions, divestitures, or investments. We also cannot assure that our acquisitions, investments, or joint ventures will be profitable, that forecasts regarding our acquisitions, divestitures, or investment activities will be accurate, or that the internal control over financial reporting of entities which we must consolidate as a result of our investment activities will be as robust as the internal control over financial reporting for our wholly-owned entities. Our failure to adequately manage the risks associated with acquisitions or divestitures, or the failure of an entity in which we have an equity or membership interest, could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

We may not be able to retain and recruit executive management or build morale and performance amongst our workforce.

Our success depends upon the efforts and abilities of our executive management team, key senior management, and a high-quality employee base, as well as our ability to attract, motivate, reward, and retain them. If one of our executive officers or critical senior management terminates his or her employment, we may not be able to replace their expertise, fully integrate new personnel, or replicate the prior working relationships. The loss of critical employees might significantly delay or prevent the achievement of our business objectives. Qualified individuals with the breadth of skills and experience in our industry that we require are in high demand, and we may incur significant costs to attract them. Difficulties in hiring or retaining key executive or employee talent, or the unexpected loss of experienced employees could have an adverse impact on our business performance. In addition, we could experience business disruption and/or increased costs related to organizational changes, reductions in workforce, or other cost-cutting measures.

We may not be able to secure additional capital and achieve adequate liquidity to grow and compete.

We will require additional capital to operate, grow and compete, and failure to obtain such additional capital could limit our operations and our growth. We may need to raise additional funds through private or public equity and/or debt financing. We cannot assure that additional financing will be available to us on acceptable terms or at all. If additional capital is either unavailable or cost prohibitive, our operations and growth may be limited, and we may need to change our business strategy to slow the rate of, or eliminate, our expansion or to reduce or curtail our operations. Also, any additional financing we undertake could impose covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital, our existing shareholders may experience dilution and the new securities may have rights, preferences, and privileges senior to those of our ordinary shares.

If we are not able to successfully execute on our future operating plans and objectives, our financial condition, and results of operation may be materially adversely affected, and we may not be able to continue as a going concern.

It is important that we meet our sales goals and increase sales going forward as our operating plan already reflects prior significant cost containment measures and may make it difficult to achieve top-line growth if further significant reductions become necessary. If we do not meet our sales goals, our available cash and working capital will decrease and our financial condition will be negatively impacted.

In order to be successful, we believe that we must, among other things:

●	increase the sales volume and gross margins for our products;

●	maintain efficiencies in operations;

●	manage our operating expenses to sufficiently support operating activities;

●	maintain fixed costs at or near current levels; and

●	avoid significant increases in variable costs relating to production, marketing, and distribution.

We may not be able to meet these objectives, which could have a material adverse effect on our results of operations. We have incurred significant operating expenses in the past and may do so again in the future and, as a result, will need to increase revenues in order to improve our results of operations. Our ability to increase sales will depend primarily on success in expanding our current markets, improving our distribution base, entering into DTC arrangements with national accounts, and introducing new brands, products or product extensions to the market. Our ability to successfully enter new distribution areas and obtain national accounts will, in turn, depend on various factors, many of which are beyond our control, including, but not limited to, the continued demand for our brands and products in target markets, the ability to price our products at competitive levels, the ability to establish and maintain relationships with distributors in each geographic area of distribution and the ability in the future to create, develop and successfully introduce one or more new brands, products, and product extensions.

Our reliance on distributors, retailers, and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers, and brokers strategically positioned to serve those areas. Most of our distributors, retailers, and brokers sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their businesses. The success of this network will depend on the performance of the distributors, retailers, and brokers of this network. There is a risk that the mentioned entities may not adequately perform their functions within the network by, without limitation, failing to distribute to sufficient retailers or positioning our products in localities that may not be receptive to our product. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies who have greater resources than we do. To the extent that our distributors, retailers, and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third-parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing, and sales activities.

Our ability to maintain and expand our distribution network and attract additional distributors, retailers, and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include:

●	the level of demand for our brands and products in a particular distribution area;

●	our ability to price our products at levels competitive with those of competing products; and

●	our ability to deliver products in the quantity and at the time ordered by distributors, retailers, and brokers.

We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

A key component of our business is our arrangement with CCEP to exclusively manufacture the bitters sold under the Australian Bitters Company brand for distribution in Australia. The disruption of this distribution strategy or the loss of this manufacturing and distribution partnership could result in a significant loss of revenue.

IBG exclusively manufactures Australian Bitters Company bitters for distribution in Australia due to our partnership with CCEP. In 2022, distribution and sales of our bitters under the Australian Bitters Company brand accounted for approximately 40% of our total revenue. If we fail to maintain good relations with CCEP and our agreement with CCEP were to expire or terminate, then we could incur a significant loss of revenue, which would negatively impact our results of operations.

Coca-Cola Europacific Partners could potentially terminate their agreement with us in the event of a change of control.

Under our Manufacturing Agreement (the “Agreement”) with Coca-Cola Europacific Partners, Coca-Cola Europacific Partners has the right to terminate the Agreement in the event of a change of control (as defined in the Agreement). This offering would not constitute a change of control for purposes of the Agreement unless an entity that is a direct competitor of Coca-Cola Europacific Partners in the beverage industry comes to hold, directly or indirectly, a legal or beneficial interest in any shares in the Company. There can be no assurance that Coca-Cola Europacific Partners will not determine that upon consummation of the offering or thereafter such a competitor has become a holder, directly or indirectly of a legal or beneficial interest in any shares in the Company. In addition, events may occur after the consummation of this offering that would constitute a change of control under other elements of the definition of change of control set forth in the Agreement and thus trigger Coca-Cola Europacific Partners’ right to terminate the Agreement. Termination of the Agreement could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

We engage in transactions with a related party, which presents a potential conflict of interest.

Our Company conducts business with and has entered into material agreements with Sway Energy Corp. Our Chief Operating Officer and Chairman of our board of directors is Sahil Beri, who is the brother of Amit Beri, the Chief Executive Officer and a director of Sway Energy Corp. This family relationship presents a potential conflict of interest between the companies. We cannot assure you that Mr. Sahil Beri’s interests will always be wholly aligned with the Company’s or that strains on such family relationship will not negatively impact our Company or our business.

Upon the termination of the 2020 Manufacturing Agreement, two manufacturing and distribution licenses will expire, one of which would have a negative impact on our revenue.

Upon the termination of the 2020 Manufacturing Agreement, two licenses granted thereunder will expire. Pursuant to said agreement, (i) IBG holds a royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions; and (ii) Sway holds a royalty-free license to use the intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions. The expiration of the license to manufacture and distribute Twisted Shaker would negatively impact our revenue as it accounted for one percent (1%) of our group consolidated revenue for fiscal year 2022, whereas the expiration of Sway’s royalty-free license to manufacture and distribute VOCO would return the rights to us.

Under the 2020 Manufacturing Agreement, Sway has a right to a Favored Nations Price Adjustment and if we fail to comply to provide such a pricing obligation, Sway is entitled to terminate the agreement.

Sway is entitled to a Favored Nations Price Adjustment (as described further under the section “Material Agreements”) on one occasion only during each Anniversary Year (meaning the period from August 1 through July 31) and it only applies to sales and purchases of Covered Products (as defined in the section “Material Agreements”) in the next succeeding Anniversary Year. If IBG fails to provide Sway with a Favored Nations Price Adjustment to which it may be entitled, Sway may, at its option, in addition to all of its other rights under this Agreement or at law, terminate this Agreement without liability to IBG. The termination of the 2020 Manufacturing Agreement would adversely effect our revenue, financial condition and results of operations.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us.

Our independent distributors and national accounts are not required to place minimum monthly or annual orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and national partners may make orders that are larger than we have historically been required to fill. Shortages in inventory levels, supply of raw materials, or other key supplies could negatively affect us.

If we do not adequately manage our inventory levels, our operating results could be adversely affected.

We need to maintain adequate inventory levels to be able to deliver products to distributors on a timely basis. Our inventory supply depends on our ability to correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly for new products, seasonal promotions, and new markets. If we materially underestimate demand for our products or are unable to maintain sufficient inventory of raw materials, we might not be able to satisfy demand on a short-term basis. If we overestimate distributor or retailer demand for our products, we may end up with too much inventory, resulting in higher storage costs, increased trade spend, and the risk of inventory spoilage. If we fail to manage our inventory to meet demand, we could damage our relationships with our distributors and retailers and could delay or lose sales opportunities, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors and retailers is too high, they will not place orders for additional products, which would also unfavorably impact our sales and adversely affect our operating results.

We rely upon our ongoing relationships with our key flavor suppliers. If we are unable to source our flavors on acceptable terms from our key suppliers, we could suffer disruptions in our business.

We currently purchase our flavor concentrate from various flavor concentrate suppliers, and continually develop other sources of flavor concentrate for each of our products. Generally, flavor suppliers hold the proprietary rights to their flavor specific ingredients. Although we have the exclusive rights to flavor concentrates developed with our current flavor concentrate suppliers, and while we have the rights to the ingredients for our products, we do not have the list of ingredients for our flavor extracts and concentrates. Consequently, we may be unable to obtain these exact flavors or concentrates from alternative suppliers on short notice. If we have to replace a flavor supplier, we could experience disruptions in our ability to deliver products to our customers, which could have a material adverse effect on our results of operations.

We highly depend upon the protection of our trademarks and proprietary rights, and failure to protect our intellectual property rights may result in our inability to continue providing certain of our existing products and beverage brands.

Our future success depends significantly on our ability to protect our current and future brands and products and to defend our intellectual property rights. We have been granted trademark registrations covering our brands and products and have filed, and expect to continue to file, trademark applications seeking to protect newly developed brands and products. We cannot be sure that trademark registrations will be issued with respect to any of our trademark applications. We could also, by omission, fail to timely renew or protect a trademark and our competitors could challenge, invalidate, or circumvent any existing or future trademarks issued.

Competition from traditional and large, well-financed non-alcoholic and alcoholic beverage manufacturers may adversely affect our distribution relationships and may hinder development of our existing markets, as well as prevent us from expanding our markets.

The beverage industry is highly competitive. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other beverage brands. Our products compete with all non-alcoholic and alcoholic beverages, most of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive brands such as ours. We also compete with regional beverage producers and “private label” suppliers.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

If we fail to protect our trademarks and trade secrets, we may be unable to successfully market our products and compete effectively.

We have an international registration of certain of our trademarks under the Madrid protocol. We also rely on a combination of trademark and trade secrecy laws, confidentiality procedures, formulation protection procedures and contractual provisions with employees and contractors to protect our intellectual property rights. Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, copyrights, licenses, formulations and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, and in particular our trademarks and trade secrets, to be of considerable value and importance to our business and our success. However, the steps taken by us to protect these proprietary rights may not be adequate and may not prevent third parties from infringing or misappropriating our trademarks, trade secrets, or similar proprietary rights. In addition, other parties may seek to assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products, or recoup our associated research and development costs.

As part of the distribution strategy of our products, we grant licenses to distributors for their respective territory. Although our distribution agreements require that the use of our trademarks and designs is subject to our control and approval, any breach of these provisions, or any other action by any of our licensing partners that is harmful to our brands, goodwill and overall image, could have a material adverse impact on our business.

Supply of quality water, agricultural and other raw materials, certain raw materials, and packaging materials purchased under short-term supply contracts, and limited group of suppliers of glass bottles, may harm our supplier which may affect our production costs and cause a shortage of our product supply.

The quality and quantity of water available for use is important to the supply of our agricultural raw materials and our ability to operate our business. Water is a limited resource in many parts of the world and if climate patterns change and droughts become more severe, there may be a scarcity of water or poor water quality which may affect our production costs or impose capacity constraints. We are dependent on sufficient amounts of quality water for operation of our facilities, as well as to conduct our other operations. The suppliers of the agricultural raw materials we purchase are also dependent upon sufficient supplies of quality water for their vineyards and fields. If water available to our operations or the operations of our suppliers becomes scarce or the quality of that water deteriorates, we may incur increased production costs or face manufacturing constraints. In addition, water purification and waste treatment infrastructure limitations could increase costs or constrain operation of our production facilities. A substantial reduction in water supplies could result in material losses of grape crops and vines or other crops, which could lead to a shortage of our product supply.

Our facilities use a large volume of agricultural and other raw materials to produce their products. Our facilities all use large amounts of various packaging materials, including glass, aluminum, cardboard, and other paper products. Our production facilities also use electricity, natural gas, and diesel fuel in their operations. Certain raw materials and packaging materials are purchased under contracts of varying maturities. The supply, on-time availability and price of raw materials, packaging materials, and energy can be affected by many factors beyond our control, including market demand, global geopolitical events (especially as to their impact on crude oil prices), droughts, storms, and other weather conditions or natural or man-made events, economic factors affecting growth decisions, inflation, plant diseases, and theft.

Disruptions in our supply chains could impact our ability to continue production. To the extent any of the foregoing factors increases the costs of our finished products or lead to a shortage of our product supply, we could experience a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

The volatility of energy and increased regulations may have an adverse impact on our gross margin.

Over the past few years, volatility in the global oil markets has resulted in variable fuel prices, which many shipping companies have passed on to their customers by way of higher base pricing and increased fuel surcharges. If fuel prices continue to increase, we expect to experience higher shipping rates and fuel surcharges, as well as energy surcharges on our raw materials. It is hard to predict what will happen in the fuel markets in the remainder of 2022 and beyond. Due to the price sensitivity of our products, we may not be able to pass such increases on to our customers.

Disruption within our supply chain or distribution channels could have an adverse effect on our business, financial condition, and results of operations.

Our ability, through our suppliers, business partners, independent distributors, and retailers, to make, move and sell products is critical to our success. Damage or disruption to our suppliers or to manufacturing or distribution capabilities due to weather, natural disaster, fire or explosion, terrorism, pandemics such as the COVID-19 pandemic, labor strikes, or other reasons, could impair the manufacture, distribution, and sale of our products. Many of these events are outside of our control. Failure to take adequate steps to protect against or mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition, and results of operations.

Our business operations may be interrupted and negatively affected due to economic and political uncertainties or changes associated with our international operations.

We operate facilities in Australia, which includes a distillery, and in the United States. These countries impose duties, excise taxes, and/or other taxes on beverage alcohol products, and/or on certain raw materials used to produce our beverage alcohol products, in varying amounts. Governmental bodies may propose changes to international trade agreements, treaties, tariffs, taxes, and other government rules and regulations including but not limited to environmental treaties and regulations. Significant increases in import and excise duties or other taxes on, or that impact, beverage alcohol products could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations. Any such tariffs, and any retaliatory tariffs may have a material adverse effect on our results of operations, including our sales and profitability.

In addition, governmental agencies extensively regulate the beverage alcohol products industry concerning such matters as licensing, warehousing, trade and pricing practices, permitted and required labeling, advertising, and relations with wholesalers and retailers. Certain regulations also require warning labels and signage. New or revised regulations or increased licensing fees, requirements, or taxes could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations. Additionally, various jurisdictions may seek to adopt significant additional product labeling or warning requirements or limitations on the marketing or sale of our products because of what our products contain or allegations that our products cause adverse health effects. If these types of requirements become applicable to one or more of our major products under current or future environmental or health laws or regulations, they may inhibit sales of such products.

These uncertainties and changes, as well as the decisions, policies, and economic strength of our suppliers and distributors, could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

Volatility in the price or availability of the inputs we depend on, including raw materials, packaging, energy, and labor, could adversely impact our financial results.

The principal raw materials we use include glass bottles, aluminum cans, labels, and cardboard cartons, flavorings, and sweeteners. These ingredient costs are subject to fluctuation. Substantial increases in the prices of our ingredients, raw materials, and packaging materials, to the extent that they cannot be recouped through increases in the prices of finished beverage products, would increase our operating costs and could reduce our profitability. If our supply of these raw materials is impaired or if prices increase significantly, it could affect the affordability of our products and reduce sales.

If we are unable to secure sufficient ingredients or raw materials including glass, sugar, and other key supplies, we might not be able to satisfy demand on a short-term basis.

Operational disruptions or catastrophic loss to our properties, other production facilities, or distribution systems could cause delays in our production.

If any of our properties, production facilities, or distribution systems were to experience a significant operational disruption or catastrophic loss, it could delay or disrupt production, shipments, and revenue, and result in potentially significant expenses to repair or replace these properties. Also, our production facilities are asset intensive. As our operations are concentrated in a limited number of production and distribution facilities, we are more likely to experience a significant operational disruption or catastrophic loss in any one location from acts of war or terrorism, fires, floods, earthquakes, severe winter storms, hurricanes, pandemics, labor strike, or other labor activities, cyber-attacks, and other attempts to penetrate our information technology systems or the information technology used by our employees who work from home during the COVID-19 pandemic, unavailability of raw or packaging materials, or other natural or man-made events. If a significant operational disruption or catastrophic loss were to occur, we could breach agreements, our reputation could be harmed, and our business, liquidity, financial condition, and/or results of operations could be adversely affected due to higher maintenance charges, unexpected capital spending, or product supply constraints.

Our insurance policies do not cover certain types of catastrophes and may not cover certain events such as pandemics. Economic conditions and uncertainties in global markets may adversely affect the cost and other terms upon which we are able to obtain property damage and business interruption insurance. If our insurance coverage is adversely affected, or to the extent we have elected to self-insure, we may be at greater risk that we may experience an adverse impact to our business, liquidity, financial condition, and/or results of operations.

Counterfeit or confusingly similar products sold by third parties could harm our brand and cause a decrease in our sales and operations.

To the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers could harm our business and as a result, our operations could suffer.

We do not have long-term, written agreements with any of our suppliers. The termination of our relationships or an adverse change in the terms of these arrangements could have a negative impact on our business. If our suppliers increase their prices, we may not be able to secure alternative suppliers, and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Also, our suppliers’ failure to perform satisfactorily or handle increased orders, delays in shipments of products from suppliers or the loss of our existing suppliers, especially our key suppliers, could cause us to fail to meet orders for our products, lose sales, incur additional costs and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with distributors, ultimately leading to a decline in our business and results of operations. If we are not able to renegotiate these contracts on acceptable terms or find suitable alternatives, our business, financial condition, or results of operations could be negatively impacted.

Failure of our U.S. distributors to distribute our products adequately within their territories could result in a decline of our operations.

In the U.S., we are required by law to use state-licensed distributors or, in 17 states known as “control states,” state-owned agencies performing this function, to sell our products to retail outlets, including liquor stores, bars, restaurants, and national chains in the United States. Our importer has established relationships for our brands with a limited number of wholesale distributors; however, failure to maintain those relationships could significantly and adversely affect our business, sales, and growth. Through our eCommerce website in the United States, www.wiredforwine.com, we distribute to approximately 44 states under a direct-to-consumer (DTC) model where such DTC shipments of wine are legally permitted.

Over the past decade there has been increasing consolidation, both intrastate and interstate, among distributors. As a result, many states now have only two or three significant distributors. Also, there are several distributors that now control distribution for several states. If we fail to maintain good relations with a distributor, our products could, in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors’ ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. In addition, all of our distributors also distribute competitive brands and product lines. We cannot assure you that our U.S. distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brands and product lines, or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

If our third-party service providers and business partners do not satisfactorily fulfill their commitments and responsibilities, our financial results could suffer.

In the conduct of our business, we rely on relationships with third parties, including cloud data storage and other information technology service providers, suppliers, distributors, contractors, joint venture partners, and other external business partners, for certain functions or for services in support of key portions of our operations. These third-party service providers and business partners are subject to similar risks as we are, relating to cybersecurity, privacy violations, business interruption, and systems and employee failures, and are subject to legal, regulatory, and market risks of their own. Our third-party service providers and business partners may not fulfill their respective commitments and responsibilities in a timely manner and in accordance with the agreed-upon terms. In addition, while we have procedures in place for selecting and managing our relationships with third-party service providers and other business partners, we do not have control over their business operations or governance and compliance systems, practices and procedures, which increases our financial, legal, reputational, and operational risk. If we are unable to effectively manage our third-party relationships, or for any reason our third-party service providers or business partners fail to satisfactorily fulfill their commitments and responsibilities, our financial results could suffer.

Pandemics, such as the current global COVID-19 pandemic, outbreaks of communicable infections or diseases, or other public health concerns in the markets in which our consumers or employees live and/or in which we or our distributors, retailers, and suppliers operate may damage our business and disrupt our operations.

Disease outbreaks and other public health conditions could result in disruptions and damage to our business caused by potential negative consumer purchasing behavior as well as disruption to our supply chains, production processes, and operations. Consumer purchasing behavior may be impacted by reduced consumption by consumers who may not be able to leave home or otherwise shop in a normal manner as a result of quarantines or other cancellations of public events and other opportunities to purchase our products, from bar and restaurant closures, or from a reduction in consumer discretionary income due to reduced or limited work and layoffs. Supply disruption may result from restrictions on the ability of employees and others in the supply chain to travel and work, caused by quarantine or individual illness, or which may result from border closures imposed by governments to deter the spread of communicable infection or disease, or determinations by us or our suppliers or distributors to temporarily suspend operations in affected areas, or other actions which restrict the ability to distribute our products or which may otherwise negatively impact our ability to produce, bottle, and ship our product, for our distributors to distribute our products, or for our suppliers to provide us our raw materials. Ports or channels of entry may be closed or operate at only a portion of capacity, or transportation of products within a region or country may be limited, if workers are unable to report to work due to travel restrictions or personal illness. Our operations and the operations of our suppliers may become less efficient or otherwise become negatively impacted if our executive leaders or other personnel critical to our operations are unable to work or if a significant percentage of the workforce is unable to work or is required to work from home. Our cyber-security could be compromised if persons who are forced to work from home do not maintain adequate information security. A prolonged quarantine or border closure could result in temporary or longer-term disruptions of sales patterns, consumption and trade patterns, supply chains, production processes, and operations. A widespread health crisis, such as the COVID-19 pandemic, could negatively affect the economies and financial markets of many countries resulting in a global economic downturn, which could negatively impact demand for our products and our ability to borrow money. Any of these events could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

Contamination and degradation of product quality from diseases, pests, and the effects of weather and climate conditions could delay, disrupt, and harm our sales and operations.

Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could adversely affect sales. Various diseases, pests, fungi, viruses, drought, frosts, and certain other weather conditions or the effects of climate conditions, such as smoke taint from wildfires, could affect the quality and quantity of agricultural raw materials available, decreasing the supply and quality of our products. Similarly, power disruptions due to weather conditions could adversely impact our production processes and the quality of our products. We cannot guarantee that we and/or our suppliers of agricultural raw materials will succeed in preventing contamination in existing and/or future vineyards or fields. Future government restrictions regarding the use of certain materials used in growing grapes or other agricultural raw materials may increase vineyard costs and/or reduce production of grapes or other crops. It is also possible that a supplier may not provide materials or product components which meet our required standards or may falsify documentation associated with the fulfillment of those requirements.

Product contamination or tampering or the failure to maintain our standards for product quality, safety, and integrity, including with respect to raw materials, naturally occurring compounds, packaging materials, or product components obtained from suppliers, may also reduce demand for our products or cause production and delivery disruptions. Contaminants or other defects in raw materials, packaging materials, or product components purchased from third parties and used in the production of our products, or defects in the fermentation or distillation process could lead to low beverage quality as well as illness among, or injury to, consumers of our products and may result in reduced sales of the affected brand or all our brands.

If any of our products become unsafe or unfit for consumption, are misbranded, or cause injury, we may have to engage in a product recall and/or be subject to liability and incur additional costs. A widespread product recall, multiple product recalls, or a significant product liability judgment could cause our products to be unavailable for a period, which could further reduce consumer demand and brand equity.

Class action or other litigation relating to abuse of our products, the misuse of our products, product liability, or marketing or sales practices could cause a disruption in our operations.

There has been public attention directed at the beverage alcohol industry, which we believe is due to concern over problems related to harmful use of alcohol, including drinking and driving, underage drinking, and health consequences from the misuse of alcohol. We could be exposed to lawsuits relating to product liability or marketing or sales practices. Adverse developments in lawsuits concerning these types of matters or a significant decline in the social acceptability of beverage alcohol products that may result from lawsuits could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

Failure of our products to secure and maintain listings in the control states in the U.S. could cause our sales to decrease which will negatively impact our operations.

In the control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products selected for listing in control states must generally reach certain volumes and/or profit levels to maintain their listings. Products in control states are selected for purchase and sale through listing procedures, which are generally made available to new products only at periodically scheduled listing interviews. Products not selected for listings can only be purchased by consumers in the applicable control state through special orders, if at all. If, in the future, we are unable to maintain our current listings in the control states, or secure and maintain listings in those states for any additional products we may develop or acquire, sales of our products could decrease significantly, which would have a material adverse financial effect on our results of operations and financial condition.

Failure of our key or service product information technology systems, cyber-security breach, or cyber-related fraud to act properly could negatively impact our business, operations, and reputation.

We rely on information technology (“IT”) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), and software and technical applications and platforms, some of which are managed, hosted, provided and/or used by third-parties or their vendors, to assist us in the management of our business.

Increased IT security threats and more sophisticated cyber-crime, pose a potential risk to the security of our IT systems, networks, and services, as well as to the confidentiality, availability, and integrity of our data. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information, due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive, and/or business harm, which may adversely affect our business operations and/or financial condition. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, suppliers, or consumers. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

Litigation and litigation risks may have an adverse impact on our operations, business, and reputation.

From time to time, we may become involved in various litigation matters and claims, including employment, regulatory proceedings, administrative proceedings, governmental investigations, and contract disputes. We could face potential claims or liability for, among other things, breach of contract, defamation, libel, fraud, or negligence. We may also face employment-related litigation, including claims of age discrimination, sexual harassment, gender discrimination, immigration violations, or other local, state, and federal labor law violations. Because of the uncertain nature of litigation and insurance coverage decisions, the outcome of such actions and proceedings cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation, brand identity, and the trading price of our securities. Any such litigation, with or without merit, could also result in substantial expenditures of time and money, and divert attention of our management team from other tasks important to the success of our business.

Product liability or other related liabilities could lead to litigation which could damage our operations, business, and reputations.

Although we maintain liability insurance and will attempt to limit our contractual liability for damages arising from our products, these measures may not be sufficient for us to successfully avoid or limit product liability or other related liabilities. Our product liability insurance coverage is limited to AUD$1 million per occurrence and AUD$2 million in the aggregate and our general liability umbrella policy is capped at AUD$5 million, which may be insufficient. Further, any contractual indemnification and insurance coverage we have from parties supplying our products is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by these suppliers. In any event, extensive product liability claims could be costly to defend and/or costly to resolve and could harm our reputation or business.

If we encounter product recalls or other product quality issues, our business may suffer.

Product quality issues, real or imagined, or allegations of product contamination, even when false or unfounded, could tarnish our image and could cause consumers to choose other products. In addition, because of changing government regulations or implementation thereof, or allegations of product contamination, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our beverages, including contents, labels, caps, and containers, are subject to the rules and regulations of various federal, provincial, state, and local health agencies. If a regulatory authority finds that a current or future product or production batch or “run” is not in compliance with any of these regulations, we may be fined, or production may be stopped, which would adversely affect our financial condition and results of operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we cannot anticipate whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Significant additional labeling or warning requirements may inhibit sales of affected products.

Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the chemical content or perceived adverse health consequences of certain of our products. These types of requirements, if they become applicable to one or more of our products under current or future environmental or health laws or regulations, may inhibit sales of such products. In California, a law requires that a specific warning appear on any product that contains a component listed by the state as having been found to cause cancer or birth defects. This law recognizes no generally applicable quantitative thresholds below which a warning is not required. If a component found in one of our products is added to the list, or if the increasing sensitivity of detection methodology that may become available under this law and related regulations as they currently exist, or as they may be amended, results in the detection of an infinitesimal quantity of a listed substance in one of our beverages produced for sale in California, the resulting warning requirements or adverse publicity could affect our sales.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack.

The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyber-attacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature, and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition, or results of operations.

If we fail to comply with personal data protection and privacy laws, we could be subject to adverse publicity, government enforcement actions, and/or private litigation, which could negatively affect our business and operating results.

In the ordinary course of our business, we receive, process, transmit, and store information relating to identifiable individuals (“personal data”), primarily employees, former employees, and consumers with whom we interact. As a result, we are subject to various U.S. federal and state and foreign laws and regulations relating to personal data. These laws have been subject to frequent changes, and new legislation in this area may be enacted in other jurisdictions at any time. These laws impose operational requirements for companies receiving or processing personal data, and many provide for significant penalties for noncompliance. These requirements with respect to personal data have subjected and may continue in the future to subject us to, among other things, additional costs and expenses and have required and may in the future require costly changes to our business practices and information security systems, policies, procedures, and practices. Our security controls over personal data, the training of employees and vendors on data privacy and data security, and the policies, procedures, and practices we implemented or may implement in the future may not prevent the improper disclosure of personal data by us or the third-party service providers and vendors whose technology, systems and services we use in connection with the receipt, storage, and transmission of personal data. Unauthorized access or improper disclosure of personal data in violation of personal data protection or privacy laws could harm our reputation, cause loss of consumer confidence, subject us to regulatory enforcement actions (including fines), and result in private litigation against us, which could result in loss of revenue, increased costs, liability for monetary damages, fines, and/or criminal prosecution, all of which could negatively affect our business and operating results.

International operations, worldwide and domestic economic trends, and financial market conditions, geopolitical uncertainty, changes to international trade agreements and tariffs, import and excise duties, other taxes, or other governmental rules and regulations could have a material adverse effect on our business and operations.

Risks associated with international operations, any of which could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations, include:

●	changes in local political, economic, social, and labor conditions;

●	potential disruption from socio-economic violence, including terrorism and drug-related violence;

●	restrictions on foreign ownership and investments or on repatriation of cash earned in countries outside the U.S.;

●	import and export requirements and border accessibility;

●	currency exchange rate fluctuations;

●	a less developed and less certain legal and regulatory environment in some countries, which, among other things, can create uncertainty regarding contract enforcement, intellectual property rights, privacy obligations, real property rights, and liability issues; and

●	inadequate levels of compliance with applicable anti-bribery laws, including the Foreign Corrupt Practices Act.

Unfavorable global or regional economic conditions, including economic slowdown and the disruption, volatility, and tightening of credit and capital markets, as well as unemployment, tax increases, governmental spending cuts, or a return of high levels of inflation, could affect consumer spending patterns and purchases of our products. These could also create or exacerbate credit issues, cash flow issues, and other financial hardships for us and our suppliers, distributors, retailers, and consumers. The inability of suppliers, distributors, and retailers to access liquidity could impact our ability to produce and distribute our products.

We are also exposed to risks associated with interest rate fluctuations. We could experience changes in our ability to manage fluctuations in interest rates and, accordingly, there can be no assurance that we will be successful in reducing those risks.

We could also be affected by nationalization of our international operations, unstable governments, unfamiliar or biased legal systems, intergovernmental disputes or animus against the U.S. Any determination that our operations or activities did not comply with applicable U.S. or foreign laws or regulations could result in the imposition of fines and penalties, interruptions of business, terminations of necessary licenses and permits, and other legal and equitable sanctions.

We are subject to risks inherent in sales of products in international markets.

Our operations outside of the United States constitute a significant portion of our revenue and profitability, and we believe that developing and emerging markets could present future growth opportunities for us. However, there can be no assurance that existing or new products that we manufacture, distribute, or sell will be accepted or be successful in any particular foreign market, due to local or global competition, product price, cultural differences, consumer preferences, or otherwise. There are many factors that could adversely affect demand for our products in foreign markets, including our inability to attract and maintain key distributors in these markets; volatility in the economic growth of certain of these markets; changes in economic, political or social conditions; the status and renegotiations of the North American Free Trade Agreement; imposition of new or increased labeling, product or production requirements, or other legal restrictions; restrictions on the import or export of our products or ingredients or substances used in our products; inflationary currency, devaluation or fluctuation; and increased costs of doing business due to compliance with complex foreign and U.S. laws and regulations. If we are unable to effectively operate or manage the risks associated with operating in international markets, our business, financial condition, or results of operations could be adversely affected.

Damage to our reputation could harm our business and cause a decline in our sales.

The success of our brands depends upon the positive image that consumers have of those brands and maintaining a good reputation is critical to selling our branded products. Our reputation could also be impacted negatively by public perception, adverse publicity (whether or not valid, such as the similarity of the name of certain of our brands or trademarks and a type of virus), negative comments in social media, or our responses relating to:

●	a perceived failure to maintain high ethical and ESG standards and practices for all our operations and activities;

●	a perceived failure to address concerns relating to the quality, safety, or integrity of our products, including from contamination, whether arising accidentally or through deliberate third-party action;

●	allegations that we, or persons associated with us or formerly associated with us, have violated applicable laws or regulations, including but not limited to those related to safety, employment, discrimination, harassment, whistle-blowing, privacy, corporate citizenship, improper business practices, or cyber-security;

●	our environmental impact, including use of agricultural materials, packaging, water and energy use, and waste management; or

●	efforts that are perceived as insufficient to promote the responsible use of alcohol.

Failure to comply with federal, state, or local laws and regulations, maintain an effective system of internal controls, provide accurate and timely financial statement information, or protect our information systems against service interruptions, misappropriation of data, or breaches of security, could also hurt our reputation. Damage to our reputation or loss of consumer confidence in our products for any of these or other reasons could result in decreased demand for our products and could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations, as well as require additional resources to rebuild our reputation, competitive position, and brand equity and renew investor confidence.

Due to the highly competitive market we operate in, our sales and operations could be negatively affected by our competitors.

We are in a highly competitive industry and our sales could be negatively affected by numerous factors including:

●	our inability to maintain or increase prices;

●	new entrants in our market or categories;

●	the decision of wholesalers, retailers, or consumers to purchase competitors’ products instead of ours; or

●	a general decline in beverage alcohol consumption due to consumer dietary preference changes or consumers substituting legalized marijuana or other similar products in lieu of beverage alcohol.

Sales could also be affected by pricing, purchasing, financing, operational, advertising, or promotional decisions made by wholesalers, state and other local agencies, and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general, and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or marketing expenditures to maintain our competitive position or for other reasons. We cannot guarantee that we will be able to increase our prices to pass along to our customers any increased costs we incur.

Our intangible assets, such as goodwill and trademarks, could have a material adverse effect in the event of a write-down of the assets.

We have a significant amount of intangible assets such as goodwill and trademarks and may acquire more intangible assets in the future. Intangible assets are subject to a periodic impairment evaluation under applicable accounting standards. The write-down of any of these intangible assets could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

Changes to tax laws, fluctuations in our effective tax rate, accounting for tax positions, the resolution of tax disputes, and changes to accounting standards, elections, or assertions could harm our business and operations.

The U.S. federal budget and individual state, provincial, local municipal budget deficits, or deficits in other governmental entities, could result in increased taxes on our products, business, customers, or consumers. Various proposals to increase taxes on beverage alcohol products have been made at the federal and state levels or at other governmental bodies in recent years. Federal, state, provincial, local, or foreign governmental entities may consider increasing taxes upon beverage alcohol products as they explore available alternatives for raising funds.

In addition, significant judgment is required to determine our effective tax rate and evaluate our tax positions. Our provision for income taxes includes a provision for uncertain tax positions. Fluctuations in federal, state, local, and foreign taxes, or a change to uncertain tax positions, including related interest and penalties, may impact our effective tax rate and our financial results. When tax matters arise, several years may elapse before such matters are audited and finally resolved. Unfavorable resolution of any tax matter could increase our effective tax rate and resolution of a tax issue may require the use of cash in the year of resolution.

U.S. tax changes or changes in how international corporations are taxed, including changes in how existing tax laws are interpreted or enforced, or changes to accounting standards, elections or assertions could have a material adverse effect on our business, liquidity, financial condition, and/or results of operations.

We may be required in the future to record a significant charge to earnings if our goodwill or intangible assets become impaired.

Under United States Generally Accepted Accounting Principles (“U.S. GAAP”), we are required to review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Factors that may be considered a change in circumstances indicating that the carrying value of our intangible assets may not be recoverable include, declining or slower than anticipated growth rates for certain of our existing products, a decline in stock price and market capitalization, and slower growth rates in our industry. We may be required in the future to record a significant charge to earnings during the period in which we determine that our intangible assets have been impaired. Any such charge would adversely impact our results of operations. As of December 31, 2022,we impaired our entire goodwill of USD$951,802 and have a zero balance at December 31, 2022.

Our results of operations may fluctuate from quarter to quarter for many reasons, including seasonality.

Our sales are seasonal and we experience fluctuations in quarterly results as a result of many factors. Companies similar to ours have historically generated a greater percentage of our revenues during the warm weather months of September through December. Timing of customer purchases will vary each year and sales can be expected to shift from one quarter to another. As a result, management believes that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as any indication of future performance or results expected for the fiscal year.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

The U.S. GAAP and related pronouncements, implementation guidelines, and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates, and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates, or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

We face substantial competition in the alcoholic beverage industry, and we may not be able to effectively compete.

Consolidation among spirits producers, distributors, wholesalers, or retailers could create a more challenging competitive landscape for our products. Consolidation at any level could hinder the distribution and sale of our products as a result of reduced attention and resources allocated to our brands, both during and after transition periods, because our brands might represent a smaller portion of the new business portfolio. Expansion into new product categories by other suppliers, or innovation by new entrants into the market, could increase competition in our product categories. Changes to our distribution channels or partners in important markets could result in temporary or longer-term sales disruption, higher implementation-related or fixed costs, and could negatively affect other business relationships we might have with that partner. Distribution network disruption or fluctuations in our product inventory levels with distributors, wholesalers, or retailers could negatively affect our results for a particular period.

Our competitors may respond to industry and economic conditions more rapidly or effectively than we do. Our competitors offer products that compete directly with ours for shelf space, promotional displays, and consumer purchases. Pricing, (including price promotions, discounting, couponing, and free goods), marketing, new product introductions, entry into our distribution networks, and other competitive behavior by our competitors could adversely affect our sales margins, and profitability.

Our business operations may be adversely affected by social, political, and economic conditions affecting market risks and the demand for and pricing of our products.

These risks include:

●	Unfavorable economic conditions and related low consumer confidence, high unemployment, weak credit or capital markets, sovereign debt defaults, sequestrations, austerity measures, higher interest rates, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations;

●	Changes in laws, regulations, or policies – especially those that affect the production, importation, marketing, sale, or consumption of our beverage alcohol products;

●	Tax rate changes (including excise, sales, tariffs, duties, corporate, individual income, dividends, capital gains), or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur;

●	Dependence upon the continued growth of brand names;

●	Changes in consumer preferences, consumption, or purchase patterns, and our ability to anticipate and react to them;

●	Bar, restaurant, travel, or other on premise declines;

●	Unfavorable consumer reaction to our products, package changes, product reformulations, or other product innovation;

●	Decline in the social acceptability of beverage alcohol products in our markets;

●	Production facility or supply chain disruption;

●	Imprecision in supply/demand forecasting;

●	Higher costs, lower quality, or unavailability of energy, input materials, labor, or finished goods;

●	Direct-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher implementation--related or fixed costs;

●	Inventory fluctuations in our products by distributors, wholesalers, or retailers;

●	Competitors’ consolidation or other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;

●	Insufficient protection of our intellectual property rights;

●	Product recalls or other product liability claims;

●	Product counterfeiting, tampering, or product quality issues;

●	Significant legal disputes and proceedings;

●	Government investigations (particularly of industry or company business, trade or marketing practices);

●	Failure or breach of key information technology systems;

●	Negative publicity related to our company, brands, marketing, personnel, operations, business performance or prospects; and

●	Business disruption, decline, or costs related to organizational changes, reductions in workforce, or other cost-cutting measures, or our failure to attract or retain key executive or employee talent.

Uncertainty in the financial markets and other adverse changes in general economic or political conditions in any of the major countries in which we do business could adversely affect our industry, business and results of operations.

Global economic uncertainties, including foreign currency exchange rates, affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. There can be no assurance that economic improvements will occur, or that they would be sustainable, or that they would enhance conditions in markets relevant to us.

The market price of our ordinary shares and warrants may be highly volatile, and you could lose all or part of your investment.

The trading price of our ordinary shares and warrants is likely to be volatile. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our ordinary shares among our executive officers, directors and greater than 5% stockholders. As a result of our small public float, our ordinary shares and warrants may be less liquid and have greater stock price volatility than the ordinary shares and warrants of companies with broader public ownership.

Our stock price could be subject to wide fluctuations in response to a variety of other factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	changes in financial or operational estimates or projections;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ordinary shares and warrants. This volatility may prevent you from being able to sell your ordinary shares and/or warrants at or above the price you paid for them. If the market price of our ordinary shares and/or warrants after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

There has been no prior public market for our ordinary shares or warrants, the price of our ordinary shares or warrants may be volatile or may decline regardless of our operating performance, and you may not be able to resell your ordinary shares or warrants at or above the offering price.

There has been no public market for our ordinary shares or warrants prior to this offering. The offering price for our units will be determined through negotiations between the underwriter and us and may vary from the market price of our ordinary shares or warrants following this offering. If you purchase units in this offering, you may not be able to resell the ordinary shares or warrants at or above the offering price. An active or liquid market in our ordinary shares or warrants may not develop upon the completion of this offering or, if it does develop, it may not be sustainable. Further, an inactive market may also impair our ability to raise capital by selling our ordinary shares or warrants in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares or warrants as consideration.

An investment in our ordinary shares and warrants is speculative and there can be no assurance of any return on any such investment.

An investment in our ordinary shares and warrants is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Our warrants may not have any value.

Each warrant will have an assumed exercise price equal to $4.00. The warrants will be exercisable from the date of issuance until the fifth anniversary of the issue date. In the event the price or our ordinary shares does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

Future sales of ordinary shares, or the perception of such future sales, by some of our existing shareholders could cause the price of our ordinary shares or warrants to decline.

The market price of our ordinary shares could decline as a result of sales of a large number of shares of our ordinary shares in the market or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell ordinary shares or warrants in the future at a time and at a price that we deem appropriate.

From time to time, certain of our shareholders may be eligible to sell all or some of their ordinary shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. In general, pursuant to Rule 144, non-affiliate shareholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), and current public information and notice requirements.

The exercise of our warrants would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

To the extent our warrants are exercised, additional ordinary shares will be issued, which will result in dilution to the holders of ordinary shares and potentially increase the number of shares eligible for resale in the public market, which could cause a decline in the price of our ordinary shares. Sales of substantial numbers of ordinary shares in the public market could adversely affect the market price of our ordinary shares.

Holders of the warrants will have no rights as a holder of our ordinary shares until they exercise their warrants and acquire our ordinary shares.

Until holders of our warrants acquire our ordinary shares upon exercise of such warrants, warrant holders will have no rights with respect to the ordinary shares issuable upon exercise of any warrants. Upon exercise of warrants, holders will be entitled to exercise the rights of a holder of our ordinary shares as to the security exercised only as to matters for which the record date occurs after the exercise.

Because certain shareholders own a large percentage of our voting stock, other shareholders’ voting power may be limited.

As of March 27, 2024, two (2) of our shareholders own or control approximately 33% of our outstanding ordinary shares. If those shareholders act together, they would have the ability to have a substantial influence on matters submitted to our shareholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other shareholders may have little or no influence over matters submitted for shareholder approval. In addition, the ownership of such shareholders could preclude any unsolicited acquisition of us, and consequently, adversely affect the price of our ordinary shares. These shareholders may make decisions that are adverse to your interests.

We do not expect to pay dividends and investors should not buy our ordinary shares expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our ordinary shares if the price appreciates. You should not purchase our ordinary shares expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not anticipate that we will pay dividends, we may have trouble raising additional funds which could affect our ability to expand our business operations.

There can be no assurances that our ordinary shares or warrants once listed on the Nasdaq Capital Market will not be subject to potential delisting if we do not continue to maintain the listing requirements of Nasdaq.

We have applied to list the shares of our ordinary shares and warrants on the Nasdaq Capital Market, under the symbol “IBG” and “IBGWW,” respectively. An approval of our listing application by the Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of the Nasdaq. In addition, the Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing (i.e., being de-listed from the Nasdaq), would make it more difficult for shareholders to sell our ordinary shares or warrants and more difficult to obtain accurate price quotations on our ordinary shares. This could have an adverse effect on the price of our ordinary shares or warrants. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our ordinary shares or warrants are not traded on a national securities exchange.

Our ordinary shares could be further diluted as the result of the issuance of additional ordinary shares, convertible securities, options, or warrants.

Our issuance of additional ordinary shares, convertible securities, options, and warrants could affect the rights of our shareholders, result in a reduction in the overall percentage holdings of our shareholders, could put downward pressure on the market price of our ordinary shares, could result in adjustments to conversion and exercise prices of outstanding notes and warrants, and could obligate us to issue additional ordinary shares to certain of our shareholders.

We are an “emerging growth company,” and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make the ordinary shares less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, not being required to comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, not being required to comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an emerging growth company until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer. We cannot predict if investors will find our ordinary shares less attractive if we choose to rely on these exemptions. If some investors find our ordinary shares less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our ordinary shares and our share price may be more volatile. Further, as a result of these scaled regulatory requirements, our disclosure may be more limited than that of other public companies and you may not have the same protections afforded to shareholders of such companies.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have opted for taking advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Jobs Act.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an emerging growth company our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our consolidated financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our ordinary shares.

Breaches of our online commerce security could occur and could have an adverse effect on our reputation.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography and cybersecurity, or other events or developments will not result in a compromise or breach of the technology used by the Company to protect customer transaction data. If any such compromise of the Company’s security were to occur, it could have a material adverse effect on the Company’s reputation and, therefore, on its business, results of operations and financial condition. Furthermore, a party who is able to circumvent the Company’s security measures could misappropriate proprietary information or cause interruptions in the Company’s operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company involve the storage and transmission of proprietary information, security breaches could damage the Company’s reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company’s security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company’s business, results of operations and financial condition.

Increased IT security threats and more sophisticated cybercrimes and cyberattacks, including computer viruses and other malicious codes, ransomware, unauthorized access attempts, denial of service attacks, phishing, social engineering, hacking and other types of attacks pose a potential risk to the security of our IT systems, networks and services, as well as the confidentiality, availability, and integrity of our data. We may in the future experience cyberattacks and other unauthorized access attempts to our IT systems. Because the techniques used to obtain unauthorized access are constantly changing and often are not recognized until launched against a target, we or our vendors may be unable to anticipate these techniques or implement sufficient preventative or remedial measures. If we are unable to efficiently and effectively maintain and upgrade our system safeguards, we may incur unexpected costs and certain of our systems may become more vulnerable to unauthorized access. In the event of a ransomware or other cyber-attack, the integrity and safety of our data could be at risk or we may incur unforeseen costs impacting our financial position. Although we carry insurance covering cyber-attacks including ransomware, these coverages are subject to deductibles and self-insurance obligation, as well as caps on coverage that could be below the value of losses we could incur. If the IT systems, networks or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information due to any number of causes ranging from catastrophic events, power outages, security breaches, unauthorized use or usage errors by employees, vendors or other third parties and other security issues, we may be subject to legal claims and proceedings, liability under laws that protect the privacy and security of personal information (also known as personal data), litigation, governmental investigations and proceedings and regulatory penalties, and we may suffer interruptions in our ability to manage our operations and reputational, competitive or business harm, which may adversely affect our business, results of operations and financial results. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our employees, stockholders, customers, suppliers, consumers or others. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or technological failure and the reputational damage resulting therefrom, to pay for investigations, forensic analyses, legal advice, public relations advice or other services, or to repair or replace networks and IT systems. As a result of the COVID-19 pandemic, a greater number of our employees are working remotely and accessing our IT systems and networks remotely, which may further increase our vulnerability to cybercrimes and cyberattacks and increase the stress on our technology infrastructure and systems. Even though we maintain cyber risk insurance, this insurance may not be sufficient to cover all of our losses from any future breaches or failures of our IT systems, networks and services.

A failure of one or more of our key IT systems, networks, processes, associated sites or service providers could have a material adverse impact on business operations, and if the failure is prolonged, our financial condition.

We rely on IT systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), software and technical applications and platforms, some of which are managed, hosted, provided and used by third-parties or their vendors, to assist us in the management of our business. The various uses of these IT systems, networks and services include, but are not limited to: hosting our internal network and communication systems; supply and demand planning; production; shipping our products to customers; hosting our brand websites and marketing products to consumers; collecting and storing customer, consumer, employee, shareholder, and other data; processing transactions; summarizing and reporting results of operations; hosting, processing and sharing confidential and proprietary research, business plans and financial information; complying with regulatory, legal or tax requirements; providing data security; and handling other processes necessary to manage our business.

Any significant disruption in or unauthorized access to our computer systems and other technology or those of our customers, partners and other third parties that we utilize in our operations, could result in a loss or degradation of service, unauthorized disclosure of data, or theft or tampering of intellectual property, any of which could materially adversely impact our business.

Our operations, products, data and intellectual property are inherently at risk of loss, inappropriate access, or tampering by both insider threats and external bad actors. In particular, our operations face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information, intellectual property, mission operations, systems and networks. Our systems (internal, customer and partner systems) and assets may also be subject to damage or interruption from natural and other disaster events or disruptions including hurricanes, floods, earthquakes, fires, other extreme weather conditions, epidemics or pandemics, acts of terrorism, power shortages and blackouts, aging infrastructures and telecommunications failures. In addition, insider threats, threats to the safety of our directors and employees, threats to the security of our facilities, infrastructure and supply chain and threats from terrorist acts or other acts of aggression could have a material adverse impact on our business.

Our customers and partners (including our supply chain) face similar threats. Customer or partner proprietary, classified, or sensitive data and information transmitted to, from, or stored on our networks are at risk. Assets and intellectual property and products in customer or partner environments are also at risk. We also have risk where we have access to customer and partner networks and face risks of breach, disruption or loss as well. Our supply chain for products and services is becoming more diverse and therefore that risk is also growing.

While we have implemented reasonable measures consistent with government regulations aimed at reducing the risk of cyber threats as well as to help thwart bad actors and protect our data and our systems and assets, the techniques used to gain unauthorized access are constantly evolving, and we may be unable to anticipate or prevent all unauthorized access, disruption, loss, or harm. Because of our desired data and intellectual property we (and/or partners we use) may be an attractive target for such attacks. We cannot offer assurances, however, that future attacks will not materially adversely affect our business or reputation.

Unstable market and economic conditions caused by the ongoing conflict between the Ukraine and Russia, as well as the ongoing COVID-19 pandemic, could have adverse consequences on our business, financial condition and results of operations.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions as a result of the ongoing conflict between the Ukraine and Russia, as well as challenges arising from the ongoing COVID-19 pandemic, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates and uncertainty about economic stability. We could suffer inflationary pressure in our business such as through the increased costs of the supplies that we use to manufacture our products, bottling our bitters, and distributing our products to all our customers where we do business. Any such volatility and disruptions could have adverse consequences on us or the third parties upon whom we rely.

You should consult your independent tax advisor regarding any tax matters arising with respect to our ordinary shares.

All prospective purchasers of our ordinary shares are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership, and disposition of our ordinary shares.

Some of our directors and executive officers are non-residents of the United States and as a result, it may not be possible for shareholders to enforce civil liabilities against those directors and executive officers.

Some of our directors and executive officers are non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for stockholders to effect service of process within the United States upon such persons or to enforce against them judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Australia in original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicated upon the federal securities laws of the United States. Please see the section entitled “Enforcement of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus.

FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

●	the timing of the development of future services;

●	projections of revenue, earnings, capital structure and other financial items;

●	the development of future company-owned call centers;

●	statements regarding the capabilities of our business operations;

●	statements of expected future economic performance;

●	statements regarding competition in our market; and

●	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of our ordinary shares in this offering will be approximately $4,545,313, after deducting the underwriting discounts and commissions, non-accountable expense allowance and the estimated offering expenses payable by us (including the offering expenses that have been committed to be paid).

We intend to use net proceeds from this offering to pay, in connection with the acquisition of Reg Liquors LLC d/b/a/ Wired for Wine, USD$600,000 to the seller, for working capital and for general corporate purposes, including operating expenses. Additionally, we may use a portion of the net proceeds from this offering to acquire or invest in complementary products or assets. Other than as set forth, we do not anticipate requiring any material amounts of other funds to accomplish the specified purposes. We believe that the net proceeds from this offering and our existing cash will be sufficient to fund our operations through at least the next 24 months. This expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions. We cannot specify with certainty all of the particular uses of the net proceeds that we will receive from this offering, or the amounts that we will actually spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in using these proceeds. Investors will be relying on our judgment regarding the use of the net proceeds from this offering.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We will have broad discretion in the application of the net proceeds in the category of “for general corporate purposes,” and investors will be relying on our judgment regarding the application of the proceeds of this offering. Depending on the outcome of our business activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different proportions than we currently anticipate.

DIVIDEND POLICY

The holders of our ordinary shares are entitled to dividends out of funds legally available when and as declared by our Board of Directors subject to the Australian Corporations Act 2001 (Cth). On June 30, 2021, our Board declared a dividend in the amount of AUD$2,138,610 based on the Company’s historical retained earnings as of June 30, 2021 and in accordance with Section 254T of the Corporations Act 2001 (Cth). Other than the foregoing dividends, our Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Should we decide in the future to pay dividends, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating company may, from time to time, be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

EXCHANGE RATE INFORMATION

Our functional currency is the U.S. dollar, which we also use as our reporting currency. Therefore, periodic reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Matters.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of operations using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive income/loss. Unless otherwise noted, we have translated profit and loss items at an average rate of AUD$0.6947 for the year ended December 31, 2022 and AUD$0.7514 for the year ended December 31, 2021, and for the balance sheet items we have translated at closing rate as of December 31, 2022 which is AUD$0.6775 and as of December 31, 2021 which is AUD$0.7256.

We make no representation that any Australian dollar or U.S. dollar amounts could have been, or could be, converted into U.S. dollars, as the case may be, at any particular rate, or at all. We do not currently engage in currency hedging transactions.

CAPITALIZATION

The following table sets forth our cash and our capitalization as of June 30, 2023:

●	On an actual basis;

●	On a pro forma basis to give effect to (i) the issuance of an aggregate of 811,075 ordinary shares which occurred since July 1, 2023;

●	On a pro forma basis to give effect to the transfer in March 2024 of 1,000,000 ordinary shares by two shareholders to a nominee of the Company to be held by such nominee as treasury stock for the Company until cancellation of such shares upon consummation of this offering; and

●

On a pro forma  as adjusted basis to give effect to the sale of 1,250,000 units by us in this offering at the assumed initial public offering price of $4.125 per unit, and to reflect the application of the proceeds after deducting the estimated seven percent (7%) underwriting discounts and commissions, and estimated offering expenses payable by us, and to reflect the payment of USD$600,000 to be paid out of the net proceeds from the unit offering to the seller of Reg Liquors LLC d/b/a/ Wired for Wine, which we acquired on November 3, 2021.

The as adjusted information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our shares and other terms of this offering determined at pricing. You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

	June 30, 2023
	Actual	Pro Forma	Pro Forma As Adjusted(2)(3)

Cash and cash equivalents	$36,233	$292,223	$4,237,536
Notes payable, less related party portion	1,115,502	1,115,502	515,502	(1)
Shareholders’ Equity:
Ordinary shares, no par value; no authorization limit; 7,748,076 ordinary shares issued and outstanding at June 30, 2023; 7,559,151 ordinary shares issued and outstanding pro forma; and 8,809,151 ordinary shares issued and outstanding pro forma as adjusted assuming the over-allotment option is not exercised	4,975,863	6,579,855	11,125,168
Accumulated deficit (4)	(4,856,817)	(4,856,817)	(4,856,817)
Accumulated other comprehensive loss	$100,906	$100,906	$100,906
Total Shareholders’ Equity	219,952	1,823,944	6,369,257
Total Capitalization	$1,335,454	$2,939,446	$6,884,759

(1)	Notes payable includes USD$600,000 to be paid out of the net proceeds from the unit offering to the seller of Reg Liquors LLC d/b/a/ Wired for Wine, which we acquired on November 3, 2021.

(2)	Assumes the option to purchase additional securities is not exercised by the underwriter and no value is attributed to the Underwriter’s Warrants. The determination of fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as by assumptions regarding a number of subjective variables. These variables include, but are not limited to, the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

(3)	Reflects the sale of units in this offering at an assumed initial public offering price of $4.125 per unit, and after deducting the estimated underwriting discounts, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

(4)

We had a net loss of ($688,135) for the six months ended June 30, 2023, included in the accumulated deficit in the table above. We had a net loss of ($4,127,770) for the year ended December 31, 2022, which includes the following non-recurring and one-time costs that occurred during fiscal 2022:

(i) an impairment loss of ($951,802);

(ii) ($190,409) related to the issuance of ordinary shares to officers;

(iii) ($817,356) related to terminated redundant services and employees;

(iv) ($480,140) for professional services;

(v) ($266,063) for new product development, mainly for design and launch of Drummerboy, our new line of non-alcoholic products; and

(vi) ($245,500) related to reduction of income tax.

The number of ordinary shares on an as adjusted basis set forth in the table above is based on ordinary shares outstanding as of June 30, 2023, and assumes:

●	none of the warrants underlying the units in this offering have been exercised;
●	no exercise of the Underwriter’s warrants; and
●	no ordinary shares or warrants will be issued pursuant to the over-allotment option.

Each $1.00 increase or decrease in the assumed initial public offering price of $4.125 per unit, assuming no change in the number of units to be sold, would increase or decrease the net proceeds that we receive in this offering and each of total shareholders’ equity and total capitalization by approximately $1,098,438, after deducting estimated offering expenses payable by us.

Similarly, a 100,000 unit increase or decrease in the number of Units offered by us, as set forth on the cover page of this prospectus, would increase or decrease the net proceeds to us by approximately $383,625, assuming the assumed public offering price of $4.125 per unit remains the same, and after deducting the estimated underwriting discount and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.

DILUTION

If you invest in our ordinary shares, your interest will be diluted for each ordinary share you purchase to the extent of the difference between the initial public offering price per ordinary share and our net tangible book value per ordinary share after this offering. Such calculation does not reflect any dilution associated with the sale and exercise of the warrants. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our historical net tangible book value as of June 30, 2023, was ($158,754), or ($0.02) per ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per ordinary share (as adjusted for the offering) from the initial public offering price per ordinary share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us and giving effect to the reverse split. Our pro forma net tangible book value as of June 30, 2023, was $97,246, or $0.01 per ordinary share, as adjusted to give effect to the issuance of an aggregate of 811,075 ordinary shares and the transfer of 1,000,000 ordinary shares to a nominee of the Company to be held by such nominee as treasury stock for the Company until cancellation, each of which occurred since July 1, 2023.

After giving effect to our sale of 1,250,000 units in this offering based on the assumed initial public offering price of $4.125 per unit, after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2023, would have been $4,386,559, or $0.50 per outstanding ordinary share. This represents an immediate increase in as adjusted net tangible book value of $0.49 per ordinary share to the existing shareholders, and an immediate dilution in as adjusted net tangible book value of $3.63 per ordinary share to investors purchasing ordinary shares in this offering. The as pro forma adjusted information discussed above is illustrative only.

A $1.00 change in the assumed public offering price of $4.125 per unit would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma as adjusted net tangible book value after giving effect to the offering by $1,162,500, the pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering by $0.12 and the dilution in pro forma as adjusted net tangible book value per ordinary share to new investors in this offering by $0.12 assuming no change to the number of units offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and estimated offering expenses. The pro forma information discussed above is illustrative only. Our pro forma as adjusted net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our units and other terms of this offering determined at pricing.

Similarly, a 100,000 unit increase or decrease in the number of Units offered by us, as set forth on the cover page of this prospectus, would increase or decrease the net proceeds to us by approximately $383,625, assuming the assumed public offering price of $4.125 per unit remains the same, and after deducting the estimated underwriting discount and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.

The following table illustrates the estimated net tangible book value per share after this offering and the per share dilution to persons purchasing units in this offering based on the foregoing offering assumptions, and reflects the reverse split effective September 12, 2022:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed initial public offering price per unit	$4.125	$4.125
Net tangible book value per ordinary share as of June 30, 2023	(0.02)	(0.02)
Increase in pro forma net tangible book value per share	0.03	0.03
Pro forma net tangible book value per share	0.01	0.01
Increase in pro forma as adjusted net tangible book value per ordinary share attributable to payments by new investors	0.49	0.56
Pro forma as adjusted net tangible book value per ordinary share immediately after this offering	0.50	0.57
Amount of dilution in net tangible book value per ordinary share to new investors in the offering	$3.63	$3.56

The following tables summarize, on an as adjusted basis as of June 30, 2023, and reflecting a reverse split effective September 12, 2022, the differences between existing shareholders and the new investors with respect to the number of units purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us, and assuming no exercise of the underwriter’s over-allotment option and does not take into account any warrants to be sold in this offering.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	7,559,151	86%	$4,340	46%	$0.57
New investors	1,250,000	14%	5,156	54%	4.13
Total	8,809,151	100%	$9,496	100%	$1.08

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	7,559,151	84%	$4,340	42%	$0.57
New investors	1,437,500	16%	5,930	58%	4.13
Total	8,996,651	100%	$10,270	100%	$1.14

The as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our units and other terms of this offering determined at the pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those we currently anticipate as a result of many factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Cautionary Statement About Forward-Looking Statements.”

Overview

We are a developer, manufacturer and exporter of a growing portfolio of 60 formulations across 13 alcoholic and non-alcoholic brands of beverages like Australian Bitters Company and Drummerboy. Our distribution capabilities include sales to large distributors and high-margin direct-to-consumer sales. We have partnered with Coca-Cola Europacific Partners (NASDAQ:CCEP), one of the world’s largest Coca-Cola bottlers, to exclusively distribute “Australian Bitters Company” bitters in Australia while retaining the rights throughout the rest of the world, and we are negotiating distribution to new European markets, including expansion of our new brands such as Drummerboy into Australia and Europe. We focus on direct-to-consumer (DTC) sales through our network of eCommerce platforms. We launched BevMart, a DTC marketplace, in Australia in May 2021 and in the U.S. in February 2022. We also acquired the U.S.-based Wired For Wine.com in November 2021, increasing the scope of our DTC capabilities, which allows us to drive higher margins across our brands.

We have facilities, which are FDA certified, kosher compliant and meet Coca-Cola’s stringent standards, include the ability to engage in the process of making our products in-house, including innovation and development, maceration, blending, distillation, rectification and bottling. We believe that we currently have the capacity to increase production by 10x with minimal capital expenditures.

Factors Affecting Our Results of Operations

We believe our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Implementing our growth strategy

The Company has two distinct business units as follows:

A.	Creating, marketing, and scaling lifestyle focused beverage brands with a focus on Bitters, Non-Alcohol Spirits, Bottled cocktails and other high margin innovative products exclusively developed in house and sold via large distribution partners in Australia and around the globe. The largest distribution partnership is with Coca-Cola Euro-Pacific Partners (NASDAQ:CCEP) followed by a partnership with Sway Energy Corporation.

B.	Sales of wine and spirits via company’s owned marketplaces namely www.wiredforwine.com, www.bevmart.com, www.bevmart.com.au, and www.drummerboy.com. These marketplaces allow us to position is range of owned, produced and future brands into a direct to consumer (DTC) business model which allows for the capture of the entire value chain as well as the opportunity to test and trial consumer feedback on new innovations.

Our growth objectives for A are to increase its range of brands as well as increase its territories with a focus on large territories suited for its brands. A significant opportunity is to increase its range with current distribution partners of which CCEP is a major distributor. We also have a U.S. expansion strategy for Bitters brands and its latest non-alcohol spirits innovation and brand called Drummerboy. We are in active discussions with significant distributors around the world for its suite of brands.

Our growth objectives for B are to increase the number of visitors to its marketplaces and increase the conversion via a customer acquisition strategy (CAC). The primary growth opportunity is to increase revenues, increase efficiencies and gross margins. A primary driver of the increase in revenues will be wiredforwine.com and drummerboy.com which will both utilize the same back-end infrastructure and fulfilment center controlled by the company.

Impact of COVID-19

Our full year 2021 and 2022 performance reflected the impact of COVID-19 throughout the period. Restrictions continued to impact company’s global operations, with significant impacts in our Australian operations with key sales channels remaining in varied states of impact and recovery. During the pandemic, e-commerce continued to demonstrate strong performance, offset by varying levels of disruption of other sales channels such as on-premises and travel retail. We remain confident that, as most those sales channels re-open and consumption demand returns, it is very well placed to further the pace of its recovery. COVID-19 also caused the shortage of raw material and prolonged logistical issues. The Company’s experienced management team has supported the business well through this time of challenge and has helped to drive positive momentum.

IBG believes that not every disruption can be avoided, but many of them can be managed. We managed to implement a few actions to strengthen the resilience of our supply chain as discussed in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Supply Chain Disruptions.” As of the date of this prospectus, there have been no significant challenges identified that materially impact IBG’s results of operations or capital resources.

Key Components of Our Results of Operations

We consider a variety of financial and operating measures in assessing the performance of our business. The key financial performance measures we use are revenue, gross profit and gross margin. Our review of these indicators facilitates timely evaluation of the performance of our business and effective communication of results and key decisions, allowing our business to respond promptly to competitive market conditions and different demands and preferences from our customers. The key measures that we use to evaluate the performance of our business are set forth below and are discussed in greater details under “Results of Operations”.

Revenue

Our revenue is derived primarily from the sales of bitter products to Coca-Cola Europacific Partners and oversea customers and direct-to-customer (DTC) sales through our on-line marketplaces.

Cost of Goods Sold

Cost of goods sold include the costs of direct materials and delivery costs, direct labor, import duties and other taxes, and an appropriate proportion of variable and fixed overhead expenditure based on normal operating capacity.

General and Administrative Expenses

Selling, general and administrative expenses consist primarily of amortization of intangible assets, advertising and marketing, consultancy and other professional fees, insurance, and new product development.

Finance Costs

Finance costs consist primarily of interest expenses as a result of the lease accounting.

Other Income

Other income consists of government incentives in the form of the Australian federal government’s “JobKeeper” program which was a program aimed to support companies as a result of the COVID-19 pandemic, bank interest received, gains on disposal of assets and other income earned from sales to contractors.

Results of Operations

Fiscal Years Ended December 31, 2022 and 2021

Revenues for the year ended December 31, 2022, were $4,530,396 compared to revenues of $3,748,281 for the year ended December 31, 2021. The following table summarizes the results of our sales for the years ended December 31, 2022 and 2021, respectively.

	12 Months Ended December 31,
	2022		2021
Australian Bitters Company	$1,811,574	40%	$2,264,574	60%
BitterTales and others	$613,507	14%	$742,654	20%
Total Brand Products	$2,425,081	54%	$3,007,228	80%

Spirits	$154,160	3%	$185,989	5%
Wines	$1,951,155	43%	$555,154	15%
Total E-Commerce	$2,105,315	46%	$741,053	20%
Grand Total	$4,530,396	100%	$3,748,281	100%

The $782,115, or approximately 21%, increase in revenue was driven by the direct-to-consumer (DTC) sales contributed from BevMart Australia (since May 2021) and Wired For Wine.com (since Nov 2021) and consistent sale of our “Australian Bitters Company” bitters.

We have two reportable geographic segments – Australia and United States. All inter-segment revenues are eliminated. Revenue for the year ended December 31, 2022, in Australia and United States, were $2,579,241 and 1,951,155, respectively, compared to revenue of $3,193,127 and $555,154 for the year ended December 31, 2021. The increase in the contribution of U.S. geographic segments is due to the Wine sales as suggested in above table made by Wired For Wine.com that is counted in the U.S. market.

Summary information with respect to the Group’s geographic operating segments is as follows:

	12 Months Ended December 31,
Revenue	2022		2021
Australia	$2,579,241	57%	$3,193,127	85%
United States	$1,951,155	43%	$555,154	15%
Total Revenue	$4,530,396	100%	$3,748,281	100%

	12 Months Ended December 31,
Income (loss) from operations	2022	2021
Australia	$(2,577,773)	$143,547
United States	$(1,710,613)	$(89,380)
Total income (loss) from operations	$(4,288,386)	$54,167

Cost of goods sold for year ended December 31, 2022, were $2,124,828 compared to cost of goods sold for the year ended December 31, 2021, of $1,255,877. The increase in cost of goods sold for the year ended December 31, 2022, was primarily due to our increased sales. Gross profit percentage (GP%) for our brand products was kept as high as 70%, the group’s overall GP% is approximately 53% on average along with the increased contribution of Wired For Wine, whose GP% usually ranges from 20% to 25%. The increased contribution of Wired For Wine (lower margin products compared with branded products) sales is the reason for the drop of group’s GP% from 66% in 2021 to 53% in 2022.

	12 Months Ended December 31,
	2022		2021
Other General and Administrative	$1,809,501	27%	$910,319	37%
Salaries and Wages	$1,918,206	29%	$800,186	33%
Sales and Marketing	$846,956	13%	$424,992	17%
Contracted Services	$1,167,489	17%	$302,740	12%
Impairment loss	$951,802	14%	$—	0%
Total Operating Expenses	$6,693,954	100%	$2,438,237	100%

Operating expenses for the year ended December 31, 2022, were $6,693,954 compared to $2,438,237 for the year ended December 31, 2021. The increase in our operating expenses was primarily a result of recording increased expenses relating to:

●	New Product Development ($226,063 increase) as part of Other General and Administrative, mainly for design and launch of Drummerboy, our new non-alcholic products.
●	Contracted services ($864,749 increase), for hiring external professionals to help the company with the likes of fundraising, this offering, human resources, corporate governance, and eCommerce strategy. All these activities and improvement are demanded and incurred in year 2022 as necessary of the next stage growth;
●	Sales and Marketing ($421,964 increase), consists of brand marketing campaigns through various online platforms, including email, digital, website, social media, search engine optimization, as well as celebrities’ ambassadorship; and
●	Salaries and Wages ($1,118,020 increase) represents our efforts to build up a more experienced and robust team in IPO and sales & marketing departments.
●	Impairment Loss ($951,802). Purchase price allocation was performed for the year ended December 31, 2022. The recognition of this goodwill impairment loss was primarily due to the acquired subsidiary's business transformation from a low-margin to higher-margin market. This strategic transformation required the company to invest more in marketing, consulting, and human resources; and, as a result, the subsidiary did not generate sufficient cash inflow in 2022 to pass the goodwill impairment test which is orientated by the conservatism principle in accounting. The group’s management is working on the turnaround plan for the U.S. subsidiaries.

	12 Months Ended December 31,
	2022	2021
Impairment loss	$(951,802)	—
Finance cost	$(80,000)	—
Other	$(17,871)	$(5,775)
Interest income	$31,322	$72,446
Interest expense	$(122,898)	$(32,549)
Total other income / (expenses)	$(189,447)	$34,122
Net Income (loss)	$(4,127,770)	$31,763

The other expense for the year ended December 31, 2022, was $189,447 as compared to the other income of $34,122 for the year ended December 31, 2021. The other expense is mainly due to $951,802 Goodwill impairment and $80,000 finance costs incurred as interests expense.

The net loss for the year ended December 31, 2022, was $4,127,770 as compared to the net income of $31,763 for the year ended December 31, 2021. The net loss is mainly due to the increase in operating expenses invested in sales, marketing, and new product development for the company’s long-term growth as well as the recognition of goodwill impairments.

Six Months Ended June 30, 2023 and 2022

Revenues for the six months ended June 30, 2023, were $1,613,412 compared to revenues of $2,032,890 for the six months ended June 30, 2022. The following table summarizes the results of our sales for the six months ended June 30, 2023 and 2022, respectively.

	6 Months Ended June 30,
	2023		2022
Australian Bitters Company	$1,334,561	83%	$745,581	37%
BitterTales and others	$—	0%	$253,518	12%
Total Brand Products	$1,334,561	83%	$999,099	49%

Spirits	$31,500	2%	$91,882	5%
Wines	$247,351	15%	$941,909	46%
Total E-Commerce	$278,851	17%	$1,033,791	51%
Grand Total	$1,613,412	100%	$2,032,890	100%

The $419,478, or approximately 21%, decrease in revenue was driven by the decreased sales of wine and spirits via the Company’s owned marketplaces as the result of the fact that the Company re-strategized the eCommerce business this year by pausing major paid media and media agency expenses to adapt to the market trend. Such move can be evidenced by the significant decrease of sales and marketing expenses, as part of operating expenses, for the same period.

We have two reportable geographic segments – Australia and United States. All inter-segment revenues are eliminated. Revenue for the six months ended June 30, 2023, in Australia and United States, were $1,366,061 and 247,351, respectively, compared to revenue of $1,090,981 and $941,909 for the six months ended June 30, 2022. The decrease in the contribution of U.S. geographic segments is due to the wine sales as suggested in above table made via eCommerce that is counted in the U.S. market.

Summary information with respect to the Group’s geographic operating segments is as follows:

	6 Months Ended June 30,
Revenue	2023		2022
Australia	$1,366,061	85%	$1,090,981	54%
United States	$247,351	15%	$941,909	46%
Total Revenue	$1,613,412	100%	$2,032,890	100%

	6 Months Ended June 30,
Loss from operations	2023	2022
Australia	$(215,382)	$(1,044,917)
United States	$(463,608)	$(1,018,349)
Total income (loss) from operations	$(678,990)	$(2,063,266)

Cost of goods sold for the six months ended June 30, 2023, were $450,153 compared to cost of goods sold for the six months ended June 30, 2022, of $1,082,457. The decrease in cost of goods sold was primarily due to the change in the product mix between brand products and eCommerce products (i.e., spirits and wines). Gross profit percentage (GP%) for our brand products was kept as high as 75%, the group’s overall GP% is approximately 72% on average along with the decreased contribution of Wired For Wine, whose GP% usually ranges from 20% to 25%. The decreased contribution of eCommerce (lower margin products compared with branded products) sales is the reason for the increased group’s GP%.

	6 Months Ended June 30,
	2023		2022
Other General and Administrative	$464,157	25%	$992,281	33%
Salaries and Wages	$911,382	50%	$826,785	27%
Sales and Marketing	$91,714	5%	$381,022	13%
Contracted Services	$374,996	20%	$813,611	27%
Total Operating Expenses	$1,842,249	100%	$3,013,699	100%

Operating expenses for the six months ended June 30, 2023, were $1,842,249 compared to $3,013,699 for the six months ended June 30, 2022. The decrease in our operating expenses was primarily a result of:

●	New Product Development ($172,316 decrease) as part of Other General and Administrative, since the conclusion of the launch of Drummerboy, our new non-alcoholic products. No new product development activities this year.
●	Freight cost of Wired For Wine ($141,897 decrease) as part of Other General and Administrative that is in line with the decrease of the sales of Wired For Wines.
●	Contracted services ($438,615 decrease) driven by the decreased demands on external professionals in the likes of the fundraising, this offering, corporate governance, and ecommerce, compared with the same period last year; and
●	Sales and Marketing ($289,308 decrease) because of the pausing of paid media and eCommerce media agencies, as well as celebrities’ ambassadorship as discussed above in sales section.

	6 Months Ended June 30,
	2023	2022
Other	$31,900	$36,896
Interest income	$15,090	$4,785
Interest expense	$(53,117)	$(11,278)
Total other income / (expenses)	$(6,127)	$30,403
Net Loss	$(688,135)	$(2,036,073)

The other expense for the six months ended June 30, 2023, was $6,127 as compared to the other income of $30,403 for the six months ended June 30, 2022. The other expense is mainly due to the increase of interest expenses.

The net loss for the six months ended June 30, 2023, was $688,135 as compared to $2,036,073 for the six months ended June 30, 2022. The net loss movement is mainly due to less operating expenses as the result of management’s ecommerce strategy realignment, less spending on consultancy and the completion of the new product development this year.

Liquidity and Capital Resources

Cash Flow

Fiscal Years Ended December 31, 2022 and 2021

As of December 31, 2022, we had total cash and cash equivalents of $91,986 as compared with $1,559,172 at December 31, 2021. The following table summarizes our sources and uses of cash for each of the periods presented:

	Year Ended
	December 31,
	2022	2021
Net cash from operating activities	$(2,861,671)	$(843,591)
Net cash from investing activities	$36,958	$(1,758,226)
Net cash from financing activities	$1,342,048	$3,905,017
Impact of changes in foreign currency on cash	$15,479	$(147,514)
Net increase (decrease) in cash and cash equivalents	$(1,467,186)	$1,155,686

The decrease of $2.6m was primarily due to the fact that last year we raised $3.9m from the Series A Financing as financing activities net off by $1.2m business and intangible assets acquisition (investing activities) which was not happened in current year.

Six Months Ended June 30, 2023 and 2022

As of June 30, 2023, we had total cash and cash equivalents of $36,223 as compared with $70,244 at June 30, 2022. The following table summarizes our sources and uses of cash for each of the periods presented:

	6 Months Ended June 30,
	2023	2022
Net cash from operating activities	$(223,475)	$(1,892,730)
Net cash from investing activities	$(58,651)	$(86,740)
Net cash from financing activities	$(92,698)	$599,986
Impact of changes in foreign currency on cash	$319,060	$(109,444)
Net increase (decrease) in cash and cash equivalents	$(55,763)	$(1,488,928)

The increase of $1.4m was primarily due to the improved operational performance during the six months ended July 30, 2023, compared with the same period of last year.

Below is a summary of our notes payable.

(a) Loan 1

During the six months ended June 30, 2023, the Group renewed an unsecured insurance financing arrangement with a face value of $53,390 AUD due on Feb 29, 2024, repaid borrowings in the amount of $29,182 AUD and recorded $4,244 AUD in interest expense related to this note, with flat rate 8.21%.

(b) Loan 2

On November 3, 2021, IBG acquired 100% of the outstanding equity interests in W4W in exchange for $1,348,762 in cash. Of the consideration, $600,000 shall be paid to seller of W4W within 30 days of the Group listing its shares on a known public exchange. This outstanding balance bears no interest.

(c) Loan 3

During the six months ended June 30, 2023, WFW paid off two loans from shareholders or executive offers and IBG entered a new loan from related party of $150,000 AUD, with annual interest rate of 12% and no defined maturity date.

(d)   Loan 4

During the six months ended June 30, 2023, these loans are still valid and IBG paid them by weekly payments ($47,597AUD has been paid off, interest rate 36.85%, maturity date on November 24, 2024 and the remaining loan amount $102,404 AUD) etc.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements for the six months ended June 30, 2023 and 2022 or years ended December 31, 2022 and 2021 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We evaluate our estimates on an ongoing basis, including those related to revenue recognition and income taxes. We base our estimates on our historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making the judgments we make about the carrying values of our assets and liabilities that are not readily apparent from other sources. Because these estimates can vary depending on the situation, actual results may differ from the estimates.

The critical accounting policies summarized in this section are discussed in further detail in the notes to our consolidated financial statements appearing elsewhere in this annual report. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers” (Topic 606). Revenue is recognized upon the Company’s satisfaction of a single performance obligation when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from sales of products. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Lease Commitments

Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

Finance lease right of use assets represents the right to use the leased asset for the lease term and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The initial liability for a finance lease will subsequently be adjusted to reflect interest expense incurred (increase of the liability), and lease payments made (decrease of the liability). Interest should be recognized equal to an amount that produces a constant periodic discount rate on the remaining balance of the liability during the lease term (i.e., the effective interest method). The ROU asset should be amortized on a straight-line basis from the commencement date to the earlier of the end of the useful life of the ROU asset or the end of the lease term. If, however, ownership of the ROU asset is transferred to the lessee at the end of the lease term or it is reasonably certain the lessee will exercise a purchase option for the ROU asset, then the lessee should amortize the ROU asset from commencement of the lease to the end of the useful life of the ROU asset.

Foreign Currency Translation

The Company determined that its functional currency is the U.S. dollar since the U.S. dollar is the currency of the environment in which the Company primarily generates and expends cash. Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in a currency other than the functional currency of the Company. These transaction gains and losses are included in results of operations.

Recently Issued Accounting Pronouncements

On June 16, 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The new guidance requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

The new guidance; (i) eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an organization’s current estimate of all expected credit losses over the contractual term of its financial assets, (ii) broadens the information that an entity can consider when measuring credit losses to include forward-looking information, (iii) increases usefulness of the financial statements by requiring timely inclusion of forecasted information in forming expectations of credit losses, (iv) increases comparability of purchased financial assets with credit deterioration (PCD assets) with other purchased assets that do not have credit deterioration as well as originated assets because credit losses that are expected will be recorded through an allowance for credit losses for all assets, (v) increases users’ understanding of underwriting standards and credit quality trends by requiring additional information about credit quality indicators by year of origination (vintage), and (vi) aligns the income statement recognition of credit losses, for available-for-sale debt securities, with the reporting period in which changes occur by recording credit losses (and subsequent changes in credit losses) through an allowance rather than a write down.

The new guidance affects organizations that hold financial assets and net investments in leases that are not accounted for at fair value with changes in fair value reported in net income. It affects loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.

For public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application is permitted. The Company adopted it beginning January 1, 2023. The Company does not believe the adoption of this pronouncement will have a material impact on its consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

BUSINESS

Overview

We are a developer, manufacturer, marketer, exporter and retailer of a growing beverage portfolio of 60 formulations across 13 alcoholic and non-alcoholic brands. Our focus is on premium and super premium brands.

 Innovation Beverage Group Limited has two subsidiaries. IBG USA LLC (“IBG USA”) was formed for the purpose of importing, producing via co-packers, marketing and wholesaling Innovation Beverage Group Limited owned portfolio of brands in the United States. IBG USA has not conducted any of these activities as of yet but plans to in the near future. Reg Liquors LLC d/b/a Wired For Wine is an e-commerce retailer of wines and spirits, and it operates its own marketplaces, www.wiredforwine.com and www.bevmart.com.

Our flagship Australian Bitters Company (“ABC”) brand accounted for approximately 75% of our revenues in 2021 and 40% of our revenues in 2022, which reflects the revenue contribution by Wired For Wine after its acquisition in November 2021. We also sell BitterTales, a brand to which we have the exclusive right to manufacture for distribution in the United States. By geographic market, our total revenues are:

	2022 (USD)	2021 (USD)	2020 (USD)	2019 (USD)
Australian Market	$1,965,734	$2,386,798	$1,598,822	$2,248,941
U.S. Market(1)	$2,564,662	$1,361,483	$582,932	—
Total Revenue	$4,530,396	$3,748,281	$2,181,754	$2,248,941

(1) Solely for the purpose of this chart, exports to the U.S. are included as revenue attributable to the U.S. market. IBG manages its business in two geographical segments, Australia and the United States, and for accounting purposes, the revenue allocation is different in Note 11 of our Notes to Consolidated Financial Statements given that the export sales to the U.S. Market as shown in this chart, represent revenue generated from sales to IBG’s customers or distributors located in the Australia Market, who in turn distribute the sale of those products onward to consumers in the U.S. Market.

The Australian Bitters Company brand was developed as an Australian alternative to a well-known, nearly 200 year old brand, Angostura Bitters. In 2020, ABC had approximately 25% of the market share in Australia, having launched in 2015. We believe that the growth of ABC to its current position in the markets shows that ABC has become the first Australian-made challenger brand to Angostura Bitters. By way of distribution through Coca-Cola Europacific Partners (CCEP), Australia’s largest beverage distributor, ABC has managed to grow its market share substantially. CCEP has a distribution network that reaches over 90% of postcodes across Australia. As a brand in CCEP’s distribution network, we anticipate significant continued growth. ABC also has the home-field advantage of being locally produced and Australian rather than being an imported product.

Our Company relies on certain business relationships to manufacture and/or distribute different brand-name products. Among such relationships is our business with Sway Energy Corp. Our Chief Operating Officer and Chairman of our board of directors is Sahil Beri, who is the brother of Amit Beri, the Chief Executive Officer and a director of Sway Energy Corp. This family relationship presents a potential conflict of interest between the companies.

The following chart summarizes the arrangements we have with respect to our different brand-name products. For a complete description about the related agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Brands	Summary	Governing Agreement	IP	Consideration/Royalty
Elegance Vodka	Sway Energy Corp. owned all intellectual property rights to Elegance Vodka until the brand was sold on June 29, 2022 around which time IBG ceased manufacturing this product.	Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance (“2020 Manufacturing Agreement”)	N/A	N/A
Australis Gin	IBG owns this brand after repurchasing it from Sway Energy pursuant to the June 2021 Agreement.

● Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

● Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021 (“June 2021 Agreement”)

			IBG owns the intellectual property rights, including formulations, associated with the brand Australis Gin.	ABS paid USD$42,500 representing 100% of the costs and expenses incurred by Elegance as at that time in developing the Australis Gin beverage and brand

Twisted Shaker	IBG holds a royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions.

● Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

● Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021

IBG sold its intellectual property rights, including related formulations, associated with the Twisted Shaker brand to Sway.

Sway granted IBG a royalty-free non-exclusive license to use its intellectual property rights associated with the Twisted Shaker brand to manufacture, use and sell Twisted Shaker throughout the world, except for the U.S., its territories and possessions, which are Sway’s exclusive territories. The license expires upon termination of the 2020 Manufacturing Agreement.

IBG received as consideration from Sway USD$10,000 for each of the formulations possessed by IBG with respect to the Twisted Shaker brand

IBG agreed with Sway to offset future royalties payable for Twisted Shaker to Sway in return for a royalty free right Sway to sell VOCO in the USA.

BitterTales

Sway owns this brand globally, but does not own the formulations.

With respect to formulations, IBG granted Sway a license to manufacture, use and sell all formulations of BitterTales within the USA and other countries located in Sway’s territories.

		Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance	IBG granted to Sway a non-exclusive, non-transferable, non-sublicensable license to make, use and sell all formulations with respect to the BitterTales brand of alcoholic products.	One-time upfront royalty payment in the amount of USD$40,000 paid on August 15, 2020
VOCO	IBG owns this brand and granted Sway a royalty-free license to use its intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions.

● Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

● Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021

IBG granted Sway a royalty-free, non-exclusive, non-transferable, non-sublicensable license to the intellectual property rights associated with the VOCO brand to make, use and sell the brand in the U.S., its territories and possessions. The license expires upon termination of the 2020 Manufacturing Agreement.

Sway paid to IBG the paid-up sum of USD$200,000, in lieu of all current and future royalties due.

IBG agreed with Sway to offset future royalties payable for Twisted Shaker to Sway in return for a royalty-free right for Sway to sell VOCO in the U.S.

Australian Bitters Company

Within Australia, CCEP owns the right to distribute the Australian Bitters Company brand and IBG has the exclusive right to manufacturer the product.

Outside Australia, IBG owns the brand and has the right to manufacture and distribute Australian Bitters Company products. With respect to the U.S., its territories and possessions, IBG has a distribution arrangement with Sway whereby Sway pays USD$60 per case.

● Europa and CCA 2016 Manufacturing Agreement dated Dec. 22, 2016, which terminates on Dec. 31, 2031

● Deed of Novation, date July 2, 2018

● Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

● Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021

IBG sold its right, title and interest to all brands, line extensions, and flavor line extensions associated with the Australian Bitters Company brand to Sway for sale and distribution in the U.S., its territories and possessions.

Sway distributes Australian Bitters Company products in the U.S. for IBG.

Sway pays USD$60 per case of Australian Bitters Company products
Cheeky Vodka and flavor variants Coventry Estate Gin and flavor variants Geo Liqueurs in multiple variants Cheeky Espresso Martini in multiple variants	IBG owns and manufactures these brands.

● Manufacturing, Supply and License Agreement dated July 31, 2020 between ABS and Elegance

● Termination of BevMart Agreement and Amendment to Manufacturing Agreement, between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021

			IBG owns and manufactures these brands, as well as the BevMart.com.au website and business.	IBG paid as consideration to Sway USD$188,630.41, which represented 100% of the fully burdened costs and expenses incurred by Sway in developing the website and developing and creating formulations for each of the brands.

Our goal is to increase our market share in the $600 million global market for bitters. Our partnership with Coca-Cola Europacific Partners (NASDAQ:CCEP), one of the world’s largest Coca-Cola bottlers, to exclusively manufacture ABC bitters for distribution in Australia is a key component of this strategy. We retain distribution rights for ABC bitters outside Australia and are actively negotiating new distribution arrangements for new markets.

Our direct-to-consumer (DTC) distribution channel is a network of eCommerce platforms: www.bevmart.com.au, www.bevmart.com, www.wiredforwine.com, and www.drummerboy.com. We launched BevMart.com.au in Australia in May 2021 and BevMart.com in the U.S. in February 2022. In November 2021, we acquired the U.S.-based www.wiredforwine.com. Our Drummerboy brand will be offered through its own DTC website. We offer our brands, as well as other brands, through our four (4) eCommerce platforms.

We are introducing a new non-alcoholic spirit brand called Drummerboy, our first entry into the growing non-alcoholic beverage market. No-and-Low Alcohol products are becoming increasingly accepted as a lifestyle and societal norm, making it more accessible and approachable for consumers. The market value of no/low alcohol in key global markets in 2021 was just under USD$10 billion, up from USD$7.8 billion in 2018.[5] With a direct to consumer (DTC) retail price per bottle of AUD$50 (approximately USD$35) and via manufacturing efficiencies through in-house manufacturing, we anticipate a margin in excess of 80% gross profit when selling Drummerboy through its own www.drummerboy.com website in a DTC sale.

We have launched Twisted Shaker, our first entry in the bottled cocktail market, in Australia. The pre-batched cocktail market grew significantly during the beginning of the COVID pandemic with consumers loving the convenience and cost efficiency of this type of product. Twisted Shaker cocktails are full-strength, high-quality bottled cocktails. We launched Twisted Shaker in the U.S. in November 2022. Currently, we are in the process of identifying distributors in Australia and the U.S.

[4] Reserved.

[5] IWSR, No- and Low-Alcohol in Key Global Markets Reaches Almost US$10 Billion in Value (Last accessed April 26, 2022).

IBG eCommerce

* Depicted in this image are products we distribute through our eCommerce websites on behalf of customers as well as our Twisted Shaker and Drummerboy products.

Wired For Wine.com

Wired For Wine.com is a packaged wine website offering quality wines at highly competitive prices with incentivized free delivery on certain purchases. The current range contains more than 500 SKUs, with an email database of more than 33,000 highly engaged customers (42.16% average open rate on email marketing campaigns) and a majority demographic in the 55-64 age range (where 58% of customers are males).

On November 3, 2021, the Company acquired 100% of the outstanding equity interests in Reg Liquors, LLC d/b/a Wired For Wine.com, located in Stockton, New Jersey. Since the acquisition of Wired For Wine.com, IBG has begun reshaping the brand’s proposition and identity towards premiumization. The aim is to transform Wired For Wine.com into the U.S.’s leading online destination for premium wine.

WFW Short - Medium Term Strategy

●	Invest in short-term performance marketing, website optimization and long-term brand building.

Investing in performance marketing (paid digital media) and website optimizations will increase revenue in the short term while brand-building lays the foundation for sustainable growth. A strong brand will have better organic acquisition and retain more customers over time.

●	Build long-term relationships and loyalty with our customers through community and rewards.

New customer acquisition costs are skyrocketing and will continue to do so with a rise in (COVID-19 driven) online competition and a shift towards digital privacy. Building communities with shared values of the WFW brand and rewarding them for their loyalty reduces marketing costs, increases customer retention and supports brand building.

●	Focus on sustainable growth.

Even with the additional marketing spending and optimizations to WFW, it will be loss-making if it continues in its current format. Delivery costs are too high and margins are too thin to reinvest back into marketing for rapid growth. Short-term changes to promotional mechanics and pricing with long-term investment in brand equity and buying efficiencies will allow for increased profits without sacrificing revenue.

●	Utilize technology and expertise across our operations.

Product ranging, knowledge and buying efficiencies will be core to the success of WFW’s new brand identity. As such, we plan to hire a sommelier or wine expert for support in product ranging (sought after, premium wines) and product-related knowledge that can be used as digital content. Better insights and analytics will support personal knowledge with data on purchase frequency, purchase amount and predicted depletion date to better manage cash flow and forecasting. Operationally, our consolidation of the eCommerce structure will help reduce operating expenses, duplication of work and leverage the team’s experience and capabilities.

The below roadmap illustrates the planned projects based on the above short-term strategy.

WFW Medium - Long Term Strategy

1:1 Marketing personalization

●	Create a destination for corporate & gifting orders

●	Expand reach through 3rd part marketplaces (e.g. Drizly, Vivino)

●	Convenience options for customers (e.g. SMS orders, same-day delivery expansion)

Competitive Market

The U.S. market is relatively crowded with online packaged alcohol retailers, led by early adopters to online DTC and convenience commerce models, such as Drizly. The leaders in the destination, low price space - Total Wine (8.1 million monthly visits), Wine.com (1.1 million monthly visits) and Bevmo (913,000 monthly visits) - where Wired For Wine.com currently inhabits, all have a very similar business model: large range, low prices.

It is our belief that it would be futile for WFW to remain in this space. Low pricing to remain competitive and low margins inhibit our ability to scale and achieve revenue targets. Instead, a shift towards premiumization with a target of pre-family, medium to high income earners is the necessary model to achieve our goals. ReserveBar is great example of this, having success as a premium spirits (and small wine range) online retailer.

Competitor Analysis

Note: Winc, Naked Wines and Vivino have not been included due to their business models.

Strengths

●	W4W’s small size allows it to be nimble and adapt quickly to changes in the market. It also allows W4W to purchase high demand stock in small batches to push our brand and product specialization image without disappointing customers.

●	W4W has an established loyal customer base built over a number of years will help us safeguard against new entrants into the market.

●	W4W aims to be a modern brand where the incumbents have, for the most part, built their brands on the traditional ‘wine world’ identity.

Weaknesses

●	W4W currently cannot match the buying power or margins of the big players due to volume purchase. Price wars can become damaging to profit (if we engage) once W4W lands on the radar of bigger players.

●	A single warehouse location on the east coast limits W4W’s ability to expand instant delivery.

Opportunity

●	Taking market share from Shop Wine Direct and K&L Wine Merchants with a superior customer experience enabled by technology, mobile experience where most consumers shop, loyalty program and modern brand.

●	A lot of the competitor websites have a poor user interface and user experience, which causes user frustration and can be a defining factor of conversion, particularly mobile, where most users now shop online. WFW will address this, offering a best-in-class user interface and user experience.

●	Utilizing technology to solve the customer pain points.

●	Expansion of W4W subscriptions and corporate services.

Challenges

●	ReserveBar would become a significant competitor if they choose to expand their wine range and have an appetite for a price war.

●	Convenience commerce models and third-party marketplaces will continue to dominate the online space, however we should look to partner with these brands as they are an opportunity to reach a larger audience.

Bevmart AU

Bevmart is a vertically integrated, direct-to-consumer spirits website for Australian Boutique Spirits. Bevmart specializes in exclusive spirits and imported celebrity brands for the Australian market. Bevmart offers a range of 50 SKUs (primarily our produced products) with the objective to expand this range significantly by end of our 2022 fiscal year.

Competitive Market

Spirits are driving the most growth in both premium and mainstream categories of the packaged liquor market in 2020, with younger premium customers showing the strongest overall growth than any other segment.

For premium customers, gin, liqueurs and tequila show the highest growth in the spirits category with seltzers and gin-based premix leading the premix category.[6] The opportunity exists to capitalize on the younger premium segment through optimized channel targeting, customer service and range extension.

[6] IBIS World, AU Industry (Specialized) Report OD4087, Online Beer, Wine and Liquor Sales in Australia, Matthew Reeves (April 2021); IBIS World, AU Industry (ANZSIC) Report G4123, Liquor Retailing in Australia, Matthew Reeves (February 2021).

Strengths

●	Exclusive, award winning and unique product range.

●	Product range, website and customer service highly rated with an average star rating of 4.71/5 for product and 4.82/5 for website and customer service.

●	Offers same day delivery in Sydney metro.

●	Competitive pricing.

Weaknesses

●	Branding and range does not all reflect premium positioning.

●	Small range limits revenue growth.

●	Single warehouse location limits our ability to offer pick up across major cities.

●	Exclusiveness can be hard to secure for small or new brands.

Opportunity

●	Range expansion through exclusive agreements and parallel importing to cover more categories to increase revenue.

●	Create corporate and gifting destination.

●	Expert validation of product quality through award shows.

●	Expand same day delivery to other major cities in Australia.

●	Leverage technology to solve customer pain points.

Challenges

●	Celebrity product range could be picked up by competitors, diluting the brand proposition.

Bevmart U.S.A

Bevmart U.S.A aims to be a leading direct-to-consumer spirits platform in the U.S. market, specializing in exclusive spirits and celebrity brands. Bevmart U.S.A offers a range of 13 SKUs, which are all celebrity products.

Target Market Size

Spirits in the U.S. - for the 11th straight year - have continued to gain market share over beer and wine.[7] Premiumization also continues to increase with premium and the super-premium spirits categories seeing +7.3% and +12.7% growth, respectively.[8]

The demand for whiskies, such as Bourbon, Tennessee, and Rye, is growing significantly in the United States. The increasing demand for premium whiskies with the rising number of super-premium brands and the fast-growing cocktail market are the key factors driving the growth of the American whiskey market.

Competitive Market

At home beverage consumption was already trending prior to COVID-19. While it may have increased adoption of online liquor sales, consumers being more comfortable with being at home will continue to accelerate the trend.

The U.S. is forecast to overtake China to become world’s largest beverage alcohol eCommerce market by end of 2021.[9] As consumers continue to adjust to the effects of Covid-19, beverage alcohol eCommerce has become an increasingly important retail channel across the globe.[10]

Nearly half (44%) of American spirits e-shoppers began buying their booze online in 2021.[11] As a result, IWSR says that the American booze e-commerce market value grew by 80% this year; by 2024, online liquor sales in the U.S. are expected to hit 7% of total off-trade beverage alcohol volume in the country, compared to 6% in China.[12]

[7] Wine Enthusiast, “Spirits Sales Grew in 2020 Despite Pandemic, ‘Destructive’ Tariffs,” January 29, 2021.

[8] Id.

[9] IWSR, “Beverage alcohol eCommerce value grows by 42% in 2020, to reach US$24 billion”. (Last accessed April 26, 2022.)

[10] Id.

[11] Forbes, “U.S. On Track To Be Biggest Alcohol E-Commerce Market By 2021,” November 30, 2020.

[12] Id.

Competitive Analysis

Strengths

●	Premium celebrity product range offering competitive prices.

●	Soon to offer same day delivery in New York City and Jersey City, New Jersey.

●	Small size allows Bevmart U.S.A to be nimble and adapt quickly to changes in the market. It also allows Bevmart U.S.A to purchase high demand stock in small batches to push our product specialization image without disappointing customers.

Weaknesses

●	Small range limits revenue growth.

●	Bevmart U.S.A currently cannot match the buying power or margins of the big players due to volume purchase. Price wars can become damaging to profit (if Bevmart U.S.A engages) once Bevmart U.S.A lands on the radar of bigger players.

●	Single warehouse location on the east coast limits Bevmart U.S.A’s ability to expand instant delivery.

●	Exclusiveness can be hard to secure for small or new brands.

Opportunity

●	Range expansion to increase revenue.

●	Create corporate and gifting destination for spirits.

●	Leverage Wired For Wine.com’s customer base to market Bevmart U.S.A.

Challenges

●	Celebrity product range could be picked up by competitors, diluting the brand proposition.

●	Convenience commerce models and third-party marketplaces will continue to dominate the online space, however, Bevmart U.S.A should look to partner with these brands as they are an opportunity to reach a larger audience.

Drummerboy

Through efficiencies of managing www.bevmart.com, www.bevmart.com.au, and www.wiredforwine.com and having our own back end fulfilment warehouses and key relationships with logistics partnerships launch of www.drummerboy.com in both Australia and the U.S. via our own DTC system will lead to immediate scale opportunities.

Drummerboy.com will also have the advantage of cross marketing this website to existing loyal customers across the other marketplaces already in revenue.

Additionally, we will have efficiencies of scale in our digital, native, influencer, and direct marketing strategies with all websites managed and controlled by one centralized team and agency partnership.

eCommerce Advantages

Technological Advantages

All four of our eCommerce brands - www.wiredforwine.com, www.bevmart.com, www.bevmart.com.au, and www.drummerboy.com - are built on Shopify, including their front ends. While there are some customization restraints (ones that are not currently needed), Shopify provides a best-in-class, low-cost solution for our direct-to-consumer functionality needs. Its native features and a large library of app integrations significantly reduce our development costs and allow us to be nimble in an ever-changing digital landscape.

As we scale the brands, there may be a need for additional front end customizations in which we would adopt a headless e-Commerce architecture (custom front end) utilizing Shopify’s back end.

Operational Advantages

IBG has vertically integrated manufacturing, import, sales and marketing company with a focus on direct-to-consumer (DTC) enabling complete capture of the value chain. Our eCommerce and product team consists of members with extensive beverage industry experience garnered at some of the world’s largest alcohol companies, such as Endeavour Drinks Group (Australia’s largest liquor online and brick-and-mortar retail group), Treasury Wine Estates (Australia’s largest wine company and one of the world’s largest wine companies) and Anheuser-Busch InBev (the world’s largest brewer). This is aided by the wealth of knowledge consulting the IBG eCommerce team in Paul Waddy - former CEO of The Horse, Head of Operations at Showpo and voted No 2 in Inside Retail’s Top 50 People in eCommerce Australia in 2021.

IBG’s leased warehouses in Sydney and New Jersey provide logistical advantages for the distribution for our products and those of our clients to nearby large population centers.

Cost Advantages

IBG’s product portfolio is focused on bitters, light spirits and non-alcoholic spirits, which have short manufacturing times. As a result, IBG is more capital efficient as compared to dark spirit manufacturers (e.g. whisky, brandy, etc.), which often require aging in barrels for years before being sold.

With regard to the our eCommerce, the flat structure helps to reduce our operating expenses (as we have one digital marketing agency and web development team) and duplication of work. The structure also leverages the team’s experience and capabilities across four eCommerce banners. Owned products, such as Drummerboy and Twisted Shaker, and distribution deals (i.e. Drake’s Virginia Black) allows us to retain margin and push exclusiveness as a competitive difference through our DTC banners (i.e. Bevmart).

IBG Bitters Products

We produce a range of award-winning Bitters at our distillery and beverage manufacturing facility in Seven Hills, NSW Australia. Our BitterTales Aromatic Bitters was a Gold Medal winner at the 2021 L.A. Spirits Awards and Platinum Medal winner at the 2020 L.A. Spirits Awards. Our product also won Best In Show of the 2020 L.A. Spirits Awards. Our bitters that we manufacture as the Australian Bitters Company, was awarded Gold and Silver medals at the 2018 International Wine and Spirit Competition (IWSC), as well as two Silver Medals at the 2018 L.A. Spirits Awards.

In Australia, our Bitters are predominantly sold to Coca-Cola Europacific Partners (CCEP) under a long-term Australian contract, which expires 2033, in Australia (in 2021, our previous distributor, Coca-Cola Amatil Limited, merged with CCEP). The balance of our Bitters’ sales is exported. Bitters for our Company as a manufacturer and brand owner is a highly profitable category with a gross profit margin of approximately 80%. All of our Bitters are manufactured at our distillery and beverage manufacturing facility in Seven Hills, NSW Australia.

IBG is in discussions with global distribution partners in Europe, Asia and the Americas for its Bitters brands. BitterTales is another successful Bitters product manufactured by IBG. Sales of this product in Australia, for export sales to the U.S., were AUD$936,960 (approx. USD$679,858) in 2021 and AUD$883,122 (approx. USD$598,315) in 2022.

On July 31, 2020, the Company (formerly known as Australian Boutique Spirits Pty Ltd) and Sway Energy Corp. (formerly known as Elegance Brand, Inc.) (“Sway”) entered into a Manufacturing, Supply and License Agreement, as amended on March 10, 2021, June 14, 2021 and October 21, 2022 (“2020 Manufacturing Agreement”). For further details about the 2020 Manufacturing Agreement, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Target Market Size

Until the COVID-19 pandemic, the global Bitters category was growing at a healthy rate, particularly Cocktail Bitters. However, in 2020, the Bitters category took a hit in volume and retail sales values. Going forward, however, the Bitters category is expected to return to growth from 2021 onwards, especially Cocktail Bitters, as restrictions ease and consumer trends around home cocktailing, desire for more natural ingredients and bitter flavors increases.

The global Cocktail Bitters category experienced some decline in 2020 given the on-premise restrictions, particularly among premium focused brands. However, the category is expected to recover and return to growth as well.

Competitive Market

The global Cocktail Bitters category experienced some decline in 2020 given the decline of the on-premise due to local restrictions, which effected many Premium & Above brands that were strongly or solely activated in the on-premise.

Before the COVID-19 pandemic, the category was more or less evenly split by on and off-premise channels, given market differences. However, with the decline of the on-premise, the off-premise managed to grow and offset losses, particularly with the help of eCommerce. Many brands were able to pivot and transition efforts to online, which has helped to drive interest in the category alongside the rise of the ‘Home Premise’ and at home cocktail making during lockdowns.

This helped some markets grow in 2020, particularly in the U.S. and Australia. Going forward, the global category is expected to return to growth in 2021 as consumer interest and demand grows, spreading beyond key markets.

Competitive Analysis

The U.S. continues to dominate the global Cocktail Bitters market, followed by Australia, both of which saw growth in 2020. Trinidad & Tobago, the UK, and France make up the rest of the Top 5 Global markets in case numbers. However, each had mixed results recently. Trinidad & Tobago managed to grow in 2020, whereas the UK and France were impacted by the on-premise closures but will recover going forward.

Angostura continues to lead the global Cocktail Bitters category, followed by Peychaud’s and Australian Bitters Co., all of which saw growth in 2020. Several other brands, including Fee Brothers, Bittermen’s, The Bitter Truth, and many more, were impacted in 2020 given their on-premise presence. However, quite a few of these brand owners have managed to adapt during the pandemic and shift their businesses to off-premise, as well as expand their distribution to more markets. It is expected they will return to growth alongside the category.

Strengths

●	Iconic packaging- proprietary bottle, screen printed bottle provides unique and remarkable look and feel

●	All natural ingredients

●	Great value offer versus Angostura

●	Small size allows IBG to be nimble and adapt quickly to changes in the market with new packaging format, sizes and flavors

●	CCEP distribution machine in Australia

Weaknesses

●	Consumer awareness in Australia

●	Growth in the U.S. will require obtaining a large distributor

Opportunity

●	Innovation into bigger bottles (500ml) and smaller bottles (50ml) to increase the occasions where cocktail bitters may be utilized as an ingredient and, therefore, increase sales. For example, a smaller 50ml bottle may become an affordable yet impulse purchase option for a consumer purchasing a basket of beverages for a party as they may be more inclined to purchase a smaller bottle of our bitters in their basket mix.

●	Strengthen association with cooking

●	Be the “go to” bitters for mocktails (non-alcohol cocktails are commonly referred to as mocktails)

Challenges

●	Market size and scale of Angostura, particularly if they drop price.

No-and-Low Alcohol Drummerboy

Drummerboy is a delicious range of non- alcoholic spirits for those that want to forge their own path.

No-and-Low Alcohol products are becoming increasingly accepted as a lifestyle and societal norm, making it more accessible and approachable for consumers. Many new No-and-Low Alcohol (No/Low Alcohol) products are starting to use more natural ingredients, as well as botanicals and bitter flavors as consumers needs and palettes are evolving with the larger health and wellness trend. As a result, there is an opportunity to offer a low-ABV pre-packaged offering made with Cocktail Bitters to tap into the growing ready to drink (RTD) trend of Hard Seltzers and Spritzes. Additionally, the category lines between No Alcohol RTDs and Mixers are starting to blur with big corporations starting to tread into adjacent categories (e.g. Coca-Cola, Pepsi, and Molson Coors) offering premium mixers to tap into the growing soda cocktail trend.

Target Market Size

The market size of No/Low Alcohol is 349.2 million 9L cases or USD$9.9 billion in market value. The expected CAGR from 2021-25 is 8.0% or an enormous 126.4 million 9L cases.

The biggest market for No/Low spirits is the U.S. (719,000 9 Liter Equivalent (LE)), France (515,000 9LE), UK (319,000 9LE), Germany (176,000 9LE), and Australia (63,000 9LE).

Competitive Analysis

No market share data is available for this new category. However, evidence of its attractions can be shown by the market leader, Lyre’s, which closed a funding round of £20m in November 2021 that valued the business at £270m, up from a valuation of £100m earlier the same year.[13] According to Lyre’s founder Mark Livings, the business has expanded to 60 countries and is on track to generate £50m in sales this year.[14]

[13] BusinessWire, “Lyre’s Hits £270 Million Valuation in Category’s Largest Funding Round To-Date” (November 15, 2021).

[14] The Spirits Business, “Lyre’s on track to reach $1bn valuation” (November 15, 2021).

Drummerboy Website

Drummerboy website, the direct-to-consumer website for the packaged non-alcoholic spirits forms part of the omni-channel approach to the brand. Drummerboy Non Alcohol Spirits will also be sold via Bevmart and Wired For Wine.com. However, the brand will have its own transactional website for below reasons:

●	Allows for greater storytelling capability with more room for content

●	Not subject to online alcohol restriction rules by government and marketing platforms

●	Greater targeting for paid and owned marketing channels

We will also utilize the same logistics back end as Bevmart in Australia and Wired For Wine.com in the U.S.

Competitive Market

Online competition will be focused on DTC non-alcohol brands like market leader Lyre’s, Seedlip and online (packaged alcohol and non-alcoholic) retailers carrying a non-alcoholic spirits category.

While technically competitors, we anticipate that packaged alcohol and non-alcoholic retailers in the market, such as Dan Murphy’s, First Choice, and Sans Drinks in Australia, will organically grow the Drummerboy website traffic and revenue once the products are ranged at these retailers.

We believe that due to the increased brand awareness, paid media spend (from retailers) and, through our experience, Google’s tendency to rank brand and supplier websites higher over retailers*. (*Not guaranteed. Website must have good Search Engine Optimization (SEO) practices and consistent fresh content for us to take advantage of the google algorithm.)

Strengths

●	Drummerboy Brand - unique positioning encouraging people to rise above peer pressure and stay off the drink when they want too.

●	Packaging- memorable name and unique brand iconography.

●	Ability to expand globally quickly with 3-tier compliant retailers already established in the U.S.

●	Existing customer base of Bevmart and Wired For Wine.com we can market to at minimal cost. Link equity will also be passed to www.drummerboy.com to support in search engine optimization.

●	Celebrity endorsement in Australia from Michael Clarke, Australian cricket legend.

Weaknessess

●	Consumer awareness

●	Distribution

●	Warehouse locations limits our ability to offer Pick up.

Opportunity

●	Create a destination for mocktail recipe content online.

●	Partner with dark warehouse, a fully-automated warehouse, and several fast commerce businesses that use applications (apps) that offer 10-minute delivery in cities to reach a fast growing audience online where our competitors are not. Milkrun and Go Puff are examples of such businesses.

●	Validate quality of product through award shows.

●	Expand globally to No and Low Alcohol key markets

●	Build the brand via strong and relevant marketing

Challenges

●	Convenience commerce models and third-party marketplaces will continue to dominate the online space. However, we should look to partner with these brands as they are an opportunity to reach a larger audience.

●	Range and category expansion from market leaders.

●	Minimal regulation (compared to alcohol) make market entry easier.

Sources and Availability of Raw Materials

Our use of raw materials mainly includes herbs, bottles, and labels. We maintain, and seek to continue maintaining, strong and long-term relationships with our major raw material vendors to create a stable supply of such materials. No indication of price surge has been brought to our attention by our vendors.

Supply Chain Disruptions

Supply chain disruptions have become a constant source of stress for many beverage companies with global footprints like IBG. Any disruption along the supply chain can disrupt plant operations, production schedules, logistics, and the customer experience. IBG was impacted by the supply chain disruption due to:

●	transportation delay for some materials (e.g., bottles) purchased from certain areas such as China;

●	shipping container shortage that postponed the export of our BitterTales products to the United States;

●	labor shortages internally and externally due to COVID-associated sick and carer leaves; and

●	customer demand drops and surges.

While not every disruption can be avoided, many of them can be managed. Preparation and planning are vital for businesses that want to avoid delays and shutdowns now and in the future. IBG’s management has been working on different aspects to strengthen the resilience of our supply chain. IBG’s key actions include:

●	establishing more robust sales and operations planning to monitor customer demand, raw material availability and labor scheduling;

●	optimize inventory and freight process by implementing a new warehouse management system;

●	renegotiating the manufacturing agreements with main customers by passing the logistic responsibilities from IBG to the buyers;

●	diversify the supply networking to avoid heavy reliance on a certain supplier or suppliers from one certain area; and

●	encourage flexible and remote working arrangements to improve productivity and minimize employee turnover.

Material Agreements

Deed of Novation

Europa International Pty Ltd. (“Europa”), Coca-Cola Amatil (Australia) Pty Ltd (succeeded by Coca-Cola Europacific Partners, “CCA”) and Australian Boutique Spirits Pty Ltd (“ABS”) entered into a novation agreement on July 2, 2018 (“Europa-CCA-ABS Novation Agreement”). Pursuant to the Europa-CCA-ABS Novation Agreement, we have been assigned Europa’s rights and obligations under the Manufacturing Agreement entered into December 22, 2016; the Manufacturing Agreement dated June 9, 2017, the Intellectual Property Assignment Agreement, the Intellectual Property Co-Existence Deed, and the Deed Poll. As such, the following Manufacturing Agreements of 2016, 2017, and the Notice Under Manufacturing Agreement all fall within the scope of the Deed of Novation.

2016 Europa Manufacturing Agreement

On December 22, 2016, Europa and CCA entered into a Manufacturing Agreement (“2016 Europa Manufacturing Agreement”) that began on January 1, 2017. The 2016 Europa Manufacturing Agreement is effective until December 31, 2031, unless terminated earlier for cause.

In the 2016 Europa Manufacturing Agreement, CCA appointed Europa to manufacture bitters of all flavors produced by Europa, or any product bearing the AUSTRALIAN BITTERS Brand and granted Europa an exclusive, non-transferable, royalty free license to use the AUSTRALIAN BITTERS intellectual property in the territory to the extent needed to manufacture the products. Specifically, the products include (a) 250 mL bottle of Australian Bitters supplied in a case of 12 and (b) 125 mL bottle of Australian Bitters supplied in a case of 12. The territory consists of Australia, New Zealand, and Fiji. CCA must pay Europa within 20 business days of the end of the month in which Europa sends CCA the invoice for products delivered to them. Additionally, in consideration of CCA’s providing marketing services, Europa agreed to pay CCA a contribution amount on all products receipted by CCA from time to time. The aggregate payment may not exceed 50% of the direct marketing expenditure.

While the agreement was originally exclusive in the Commonwealth of Australia, the Commonwealth of New Zealand and the Republic of Fiji, now, since neither CCA nor any of its related parties supplied any products to any customer located in New Zealand or Fiji by January 1, 2019, both Fiji and New Zealand ceased being considered territories. As such, we are able to expand our markets.

Notice Under 2016 Europa Manufacturing Agreement

On January 9, 2019, we sent a letter to CCA regarding the 2016 Agreement. We notified CCA, in accordance with clause 1.1 of the 2016 Agreement, that we would now be able to import, sell, allow or procure any third party to sell, any products to any person within New Zealand and Fiji. We are able to sell in these territories because neither CCA nor any of its related parties have supplied any products to any customer located in Fiji or New Zealand from the start date of the 2016 Agreement to January 1, 2019.

Manufacturing, Supply and License Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated July 31, 2020, as amended (“2020 Manufacturing Agreement”) by that certain Amendment Agreement dated March 10, 2021 (“March 2021 Amendment Agreement”), that certain Termination of BevMart Agreement and Amendment to Manufacturing Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated June 14, 2021 (“June 2021 Amendment Agreement”) and that certain Amendment Agreement dated October 21, 2022 (“October 2022 Amendment Agreement”)

On July 31, 2020, IBG and Elegance Brands, Inc. (now known as Sway Energy Corp.) (“Sway”) entered into a manufacturing, supply and license agreement whereby IBG agreed to manufacture and sell Covered Products (as defined below) to Sway. Subsequently on March 10, 2021, June 14, 2021 and October 21, 2022, sections of the agreement were amended by that certain March 2021 Amendment Agreement, the June 2021 Amendment Agreement and the October 21, 2022 Amendment Agreement.

The term of the 2020 Manufacturing Agreement is such that at its initial execution in July 2020, the initial term was July 31, 2020 through July 21, 2022 pursuant to a 24-month initial term period. The March 10 Amendment Agreement changed the initial term from a 24-month initial term period to a 36-month initial term period. As a result of the amendment, the initial term period of the 2020 Manufacturing Agreement is July 31, 2020 through July 31, 2023. The term may automatically renew for up to 24 months, unless either party provides written notice of non-renewal.

A description of the material terms of the 2020 Manufacturing Agreement follows. “Covered Products” means the individual and collective reference to (a) the alcoholic drinks and Formulations sold as (i) each of the BevMart Brands, (ii) BitterTales, (iii) Cocktail Bitters, (iv) VOCO and (v) Australian Bitters Company. “BevMart Brands” means the individual brands and line extensions of: (a) Cheeky Vodka and flavor variants, (b) Coventry Estate Gin and flavor variants, (c) Geo Liqueurs in multiple variants, (d) Cheeky Espresso Martini in multiple variants., and (e) all future brands developed by Sway which ABS determines to offer for sale on the BevMart websites www.bevmart.com and www.bevmart.com.au.

Pursuant to the 2020 Manufacturing Agreement, Sway purchases Covered Products from IBG, who manufactures and sells such products in accordance with purchase orders received from Sway. Sway also provides its best projections and estimates as to the quantity, in units and cases, of each of the Covered Products that Sway will need to purchase from IBG for the next succeeding 90 days. Based on such projections, IBG maintains sufficient manufacturing capacity, stocks of raw materials and packaging to enable it to meet such requirements.

During a requisite 12 month period following July 31, 2020, IBG had the right, but not the obligation, to manufacture and sell to Sway all new alcoholic products branded under Sway’s intellectual property rights and to be sold or distributed by Sway in its territory, meaning, only the U.S., its territories and possessions with respect to the Australian Bitters Company Covered Products and VOCO covered products, and the rest of the world with respect to all other Covered Products. Sway accepted IBG’s exercise of such right; consequently, IBG gained the right to manufacture and sell other new products in addition to the Covered Products.

The 2020 Manufacturing Agreement may be terminated by either party for cause. Sway may terminate by providing written notice to IBG: (a) if IBG repudiates or threatens to repudiate, any of its obligations under this Agreement; (b) except as otherwise specifically provided under Sway’s right to terminate for cause, if IBG is in material breach of, or threatens to breach, any material representation, warranty or covenant of IBG under this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by IBG within a commercially reasonable period of time under the circumstances, in no case exceeding sixty (60) days following IBG’s receipt of written Notice of such breach; (c) if IBG repeatedly fails to, or threatens not to, timely deliver Covered Products conforming to the requirements of, and otherwise in accordance with, the terms and conditions of this Agreement; (d) if IBG (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (iii) makes or seeks to make a general assignment for the benefit of its creditors, or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; (e) if IBG fails to provide Sway, within a commercially reasonable time after Sway’s request (but in no case exceeding 30 days after such request) with adequate and reasonable assurance of IBG’s financial and operational capability to perform timely any of IBG’s obligations under the 2020 Manufacturing Agreement; (f) if, as a result of any repeated and material breach by IBG of any of its obligations under this Agreement, Sway’s customer requires that Sway obtain another supplier of Covered Products; (g) if IBG takes any action, or fails to take any action, required under this Agreement or any other agreement between Sway and IBG, or as reasonably requested by Sway, the result of which is an imminent interruption or delay, or the threat of an imminent interruption or delay, in any production at any of Sway’s or its customer’s manufacturing facilities; (h) if, without obtaining Sway’s prior written consent, (i) IBG sells, leases or exchanges a material portion of IBG’s assets, (ii) IBG merges or consolidates with or into another Person (as defined in said agreement), other than Sway, or (iii) a change in Control (meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person (as defined in said agreement), whether through the ownership or voting securities, by contract, or otherwise) of IBG occurs; or (i) upon the occurrence of any other event constituting grounds for termination set forth in under the 2020 Manufacturing Agreement.

Any termination under Sway’s right to terminate for cause will be effective on IBG’s receipt of Sway’s written notice of termination or such later date (if any) set forth in such termination notice. Upon the occurrence of any of the events described under Sway’s right to terminate for cause, Sway may, in addition to any of its other rights to suspend performance under the 2020 Manufacturing Agreement or applicable law, immediately suspend its performance under all or any part of such agreement, without any liability of Sway to IBG, and, notwithstanding anything to the contrary contained in such agreement Sway may, at its election, recover any and all direct and indirect actual and incidental damages (but not including consequential damages) and costs (including attorneys’ and other professionals’ fees and costs), expenses and losses incurred by Sway as a result of any event described under Sway’s right to terminate for cause or any breach of the 2020 Manufacturing Agreement by IBG.

With respect to IBG, the Company has a right to terminate the 2020 Manufacturing Agreement for cause by providing written notice to Sway: (a) if Sway is in material breach of any material representation, warranty or covenant of Sway under said Agreement, and either the breach cannot be cured or, if the breach can be cured, it is not cured by Sway within a commercially reasonable period of time, in no case exceeding sixty (60) days, after Sway’s receipt of written notice of such breach; or (b) if Sway (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due, (ii) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (iii) makes or seeks to make a general assignment for the benefit of its creditors, or (iv) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

Any termination by IBG will be effective on Sway’s receipt of IBG’s written notice of termination or such later date (if any) set forth in such notice.

Immediately upon the effectiveness of a notice of termination delivered by Sway to IBG, IBG shall promptly, unless otherwise directed by Sway, and subject to IBG’s obligation provide resourcing cooperation: (i) terminate all performance under the 2020 Manufacturing Agreement and under any outstanding purchase orders; (ii) transfer title and deliver to Sway all Covered Products produced and paid for pursuant to the 2020 Manufacturing Agreement prior to effectiveness of the notice of termination; and (iii) return to Sway all bailed property and any other property furnished by or belonging to Sway or any of Sway’s customers, or dispose of such bailed property or other property in accordance with Sway’s instructions (provided that Sway will reimburse IBG for the actual, reasonable costs associated with such disposal). The expiration or termination of the then-current term will not affect any rights or obligations of Sway or IBG that: (i) come into effect upon or after termination or expiration of the 2020 Manufacturing Agreement; or (ii) otherwise survive the expiration or earlier termination of such agreement pursuant to its terms and were incurred by the parties prior to such expiration or earlier termination. Upon the expiration or earlier termination of the 2020 Manufacturing Agreement, each party shall: (i) return to the other party all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the other party’s confidential information, and not retain any copies thereof; (ii) permanently erase all of the other party’s confidential information from its computer systems, except for copies that are maintained as archive copies on its disaster recovery and/or information technology backup systems, Sway and IBG each shall destroy any such copies upon the normal expiration of its backup files; and (iii) upon the other party’s written request, certify in writing to such other party that it has complied with the termination requirements. Termination of the 2020 Manufacturing Agreement will not constitute a waiver of any of the terminating party’s rights or remedies/either party’s rights, remedies or defenses under said agreement, at law, in equity or otherwise.

Subject to price adjustments, including a favored nations price adjustment herein described, Sway purchases the Covered Products according to the following pricing schedule: (a) for all Covered Products, other than Cocktail Bitters, (i) IBG’s actual manufacturing cost for each of the Covered Products, plus (ii) 54% of the manufacturing cost for such Covered Products; and (b) for Cocktail Bitters, the same price per case as IBG charges to and receives from its largest customer, Coca-Cola Europacific Partners, which is equal to or less than AUD$81.75 per case. If a price adjustment is warranted (a) for Covered Products, other than Cocktail Bitters, as a result of IBG’s increased manufacturing costs, or (b) for Cocktail Bitters, as a result of IBG’s increased pricing to Coca-Cola Europacific Partners, IBG shall provide Sway with evidence, reasonably acceptable to Sway, of such increased manufacturing costs or increases prices charged to Coca-Cola Europacific Partners, as applicable. Applicable price adjustments are effective immediately for all purchase orders not yet accepted by IBG. If at any time during the then-term, either (a) Sway demonstrates to IBG that Sway is able to purchase from one or more unaffiliated third party sources similar quantities of Covered Products on similar delivery dates and delivery terms, either at lower prices or on more favorable payment terms than those earlier stated, or (b) IBG charges any other buyer of similar quantities of Covered Products on similar delivery date and delivery terms, a lower price, or agrees to payment terms that are more favorable to such buyer than those set forth in the agreement for the same Covered Products, IBG shall adjust its pricing and apply that lower price and more favorable payment terms to all same or similar Covered Products covered by 2020 Manufacturing Agreement and under applicable purchase orders, statements of work or invoices (the “Favored Nations Price Adjustment”). Sway is entitled to a Favored Nations Price Adjustment on one occasion only during each Anniversary Year (meaning the period from August 1 through July 31) and it shall apply only to sales and purchases of Covered Products in the next succeeding Anniversary Year. If IBG fails to provide Sway with a Favored Nations Price Adjustment to which it may be entitled, Sway may, at its option, in addition to all of its other rights under this Agreement or at law, terminate this Agreement without liability to IBG.

Upon termination of the 2020 Manufacturing Agreement, two licenses granted thereunder will expire: (i) IBG’s royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions; and (ii) Sway’s royalty-free license to use the intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions.

The June 2021 Amendment Agreement also terminated a Management, Supply and License Agreement between IBG and Sway dated December 31, 2020. Under the terms of such agreement. IBG obtained the sole and exclusive right to own and operate the BevMart business in Australia, including its website and the BevMart Brands.

The June 2021 Amendment Agreement also set forth the intellectual property arrangements between IBG and Sway, which are described in the chart below. The chart also reflects amendments under the October 2022 Amendment Agreement. Pursuant to the October 2022 Amendment Agreement, a purchase option previously granted by IBG to Sway whereby, within 90 days following the termination of the 2020 Manufacturing Agreement for any reason other than an automatic termination or termination by IBG for Cause as provided therein, Sway held a purchase option to acquire the formulations, but no intellectual property rights, of Australian Bitters Company for USD$2,000,000 (along with those for BitterTales). The October 2022 Amendment removed the purchase option and the exclusivity of certain licenses granted to Sway with respect to the Australian Bitters Company, BitterTales and VOCO brands.

Australis Gin	IBG owns the intellectual property rights, including formulations, associated with the brand Australis Gin.	ABS paid USD$42,500 representing 100% of the costs and expenses incurred by Elegance as at that time in developing the Australis Gin beverage and brand
Twisted Shaker

IBG sold its intellectual property rights, including related formulations, associated with the Twisted Shaker brand to Sway.

Sway granted IBG a royalty-free non-exclusive license to use its intellectual property rights associated with the Twisted Shaker brand to manufacture, use and sell Twisted Shaker throughout the world, except for the U.S., its territories and possessions, which are Sway’s exclusive territories. The license expires upon termination of the 2020 Manufacturing Agreement.

IBG received as consideration from Sway USD$10,000 for each of the formulations possessed by IBG with respect to the Twisted Shaker brand

IBG agreed with Sway to offset future royalties payable for Twisted Shaker to Sway in return for a royalty free right Sway to sell VOCO in the USA.

VOCO

IBG granted Sway a royalty-free non-exclusive, non-transferable and non-sublicensable license to the intellectual property rights associated with the VOCO brand to make, use and sell the brand in the U.S., its territories and possessions. The license expires upon termination of the 2020 Manufacturing Agreement.

Sway paid to IBG the paid-up sum of USD$200,000, in lieu of all current and future royalties due.

IBG agreed with Sway to offset future royalties payable for Twisted Shaker to Sway in return for a royalty-free right for Sway to sell VOCO in the U.S.

Australian Bitters Company

Within Australia, CCEP owns the right to distribute the Australian Bitters Company brand and IBG has the exclusive right to manufacturer the product.

Outside Australia, IBG owns the brand and has the right to manufacture and distribute Australian Bitters Company products. With respect to the U.S., its territories and possessions, IBG has a distribution arrangement with Sway whereby Sway pays USD$60 per case.

Elegance pays USD$60 per case of Australian Bitters Company products.
Cheeky Vodka and flavor variants Coventry Estate Gin and flavor variants Geo Liqueurs in multiple variants Cheeky Espresso Martini in multiple variants	IBG owns and manufactures these brands (the BevMart Brands), as well as the BevMart.com.au website and business.	IBG paid as consideration to Sway USD$188,630.41, which represented 100% of the fully burdened costs and expenses incurred by Sway in developing the website and developing and creating formulations for each of the brands.

Loan Agreement between Australian Boutique Spirits Pty Ltd and Amit Beri as of June 30, 2021, as novated to Meena Beri on December 27, 2021

On June 30, 2021, ABS and Amit Beri entered into an unwritten loan agreement for the aggregate amount of AUD$2,853,105 for loans received from the Company between January 2020 through such date (the “Beri Loan”) bearing an interest rate of 4.52%. The repayment term was such that in lieu of a cash payment by Mr. Beri to ABS, ABS would offset the loan against the dividend declared for the period to June 30, 2021. In accordance with the Corporations Act (Cth), the Board declared a dividend of AUD$2,138,610 from ABS’ historical retained earnings as of June 30, 2021 and offset the dividend against the loan owing from Mr. Beri.

Subsequently on December 27, 2021, ABS, Mr. Beri and Meena Beri entered into a novation agreement (“Novation of Debt Agreement”) whereby the Beri Loan was novated to Ms. Beri such that the repayment of the remaining balance of AUD$960,759.60 was assumed by Ms. Beri, which is repayable upon demand by ABS.

Intellectual Property

Our success and future revenue growth depend, in part, on our ability to protect our intellectual property. We sell our products under trademarks, which we own or use under license. The chart below sets forth the intellectual property we own or license.

Brands	Summary	IP
Drummerboy	IBG owns this brand.	IBG owns all intellectual property rights, including formulations, associated with the brand Drummerboy.
Elegance Vodka	Sway Energy Corp. owned all intellectual property rights to Elegance Vodka until the brand was sold on June 29, 2022 around which time IBG ceased manufacturing this product.	N/A
Australis Gin	IBG owns this brand after repurchasing it from Sway Energy pursuant to the June 2021 Agreement.	IBG owns the intellectual property rights, including formulations, associated with the brand Australis Gin.
Twisted Shaker	IBG holds a royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions.

IBG previously sold its intellectual property rights, including related formulations, associated with the Twisted Shaker brand to Sway.

Sway then granted IBG a royalty-free non-exclusive license to use its intellectual property rights associated with the Twisted Shaker brand to manufacture, use and sell Twisted Shaker throughout the world, except for the U.S., its territories and possessions, which are Sway’s exclusive territories. The license expires upon termination of the 2020 Manufacturing Agreement.

BitterTales

Sway owns this brand globally, but does not own the formulations.

With respect to formulations, IBG granted Sway a license to manufacture, use and sell all formulations of BitterTales within the USA and other countries located in Sway’s territories.

IBG granted to Elegance a non-exclusive, non-transferable and non-sublicensable license to make, use and sell all formulations with respect to the BitterTales brand of alcoholic products.
VOCO	IBG owns this brand and granted Sway a royalty-free license to use its intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions.

IBG granted Sway a royalty-free non-exclusive, non-transferable and non-sublicensable license to the intellectual property rights associated with the VOCO brand to make, use and sell the brand in the U.S., its territories and possessions. The license expires upon termination of the 2020 Manufacturing Agreement.

Australian Bitters Company

Within Australia, CCEP owns the right to distribute the Australian Bitters Company brand and IBG has the exclusive right to manufacturer the product.

Outside Australia, IBG owns the brand and has the right to manufacture and distribute Australian Bitters Company products. With respect to the U.S., its territories and possessions, IBG has a distribution arrangement with Sway whereby Sway pays USD$60 per case.

ABS sold its right, title and interest to all brands, line extensions, and flavor line extensions associated with the Australian Bitters Company brand to Sway for sale and distribution in the U.S., its territories and possessions.

Elegance distributes Australian Bitters Company products in the U.S. for IBG.

Cheeky Vodka and flavor variants Coventry Estate Gin and flavor variants Geo Liqueurs in multiple variants Cheeky Espresso Martini in multiple variants	IBG owns and manufactures these brands.	IBG owns and manufactures these brands, as well as the BevMart.com.au website and business.

We have trademarks registered in Australia for “Twisted Shaker” (mark no. 2231533) and “Drummerboy” (mark no. 2235565). In the United States, we have a trademark registration for “Wired for Wine”.

We expect to register our trademarks in additional markets as we expand our distribution territories to protect our business interests and ensure our competitive position in our industry. We intend to vigorously protect our intellectual property rights, but there can be no assurance that our efforts will be successful. If we fail to adequately protect our proprietary rights, our competitive position could be impaired and we may lose valuable assets, generate reduced revenue, and incur costly litigation to protect our rights. Even if our efforts are successful, we may incur significant costs in defending our rights. For further details about our intellectual property, see “Risk Factors.”

Also included in our intellectual property are our domain and social channel ownerships. We own and operate the following domains: abspirits.com.au; australianboutiquespirits.com; beveragemart.com.au; bevmart.cn; bevmart.co.in; bevmart.co.nz; bevmart.co.uk; bevmart.com; bevmart.com.au; bevmart.in; cinderella-wine.com; cinderellawin.com; distyl.com; drinkdistyl.com; drinkpellicano.com; drinkpellicano.com.au; drinkriveria.com; drinkriveria.com.au; drummerboy.ca; drummerboy.co.uk; drummerboy.com; drummerboy.de; drummerboy.es; drummerboy.fr; innovationbev.com; lpt18.com; twistedshakercocktails.com; virginiablack.com.au; virginiablackwhiskey.com.au; winetilsoldou.com; wire4wine.com; wired4wine.com; wiredforcheese.com; wiredforcigars.com; wiredforjava.com; wiredforpot.com; wiredforspirits.com; wiredforwine.com; wiredonwine.com; wireforwine.com.

We operate the following social media handles.

●	Instagram: www.instagram.com/wiredforwine; www.instagram.com/drinkdrummerboy; www.instagram.com/bevmartau; www.instagram.com/bevmartus; www.instagram.com/australianboutiquespirits; www.instagram.com/twistedshakercocktails; www.instagram.com/innovationbeveragegroup

●	Facebook: www.facebook.com/bevmartau; www.facebook.com/bevmartus; www.facebook.com/twistedshakercocktails; www.facebook.com/wiredforwineus; www.facebook.com/drinkdrummerboy

●	Youtube:

o	Drummerboy: www.youtube.com/channel/UC-z4dp67m_I2--nwU5jtB8w
o	Bevmart - www.youtube.com/channel/UCDu32Yxt4OloteZZG2DrHRQ

●	TikTok: www.tiktok.com/@drinkdrummerboy

●	LinkedIn: www.linkedin.com/company/australian-boutique-spirits; www.linkedin.com/company/bevmart

Government Regulation

Australia

The conduct of our businesses, including the production, importation, under-bond storage/warehousing, distribution, sale, display, advertising, marketing, labeling, content, quality, safety, transportation, packaging, disposal, recycling and use of our products, as well as our employment and occupational health and safety practices and protection of personal information, are subject to various laws and regulations administered by federal, state and local governmental authorities in the state of New South Wales and the country of Australia. It is our policy to abide by the laws and regulations around the world that apply to our businesses. We are in compliance with the Australian Taxation Office (ATO) which regulates the manufacture, importation, licensing, distribution within Australia, and exportation of all products which we produce. We are in compliance with the state of New South Wales which regulates the sale of our alcohol products as a wholesale producer directly to consumers over the age of 18 years. (The legal alcohol consumption age in New South Wales, Australia is 18 years of age). We are in compliance with all state and federal licenses granted to us.

United States

The conduct of our businesses, including the production, importation, under-bond storage/warehousing, distribution, sale, display, advertising, marketing, labeling, content, quality, safety, transportation, packaging, disposal, recycling and use of our products, as well as our employment and occupational health and safety practices and protection of personal information, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States. It is our policy to abide by the laws and regulations around the world that apply to our businesses. We are in compliance with the federal government (FDA and ATF-TTB) and with each state’s local regulatory requirements for the sale of wine and spirits.

In addition, certain jurisdictions have either imposed, or are considering imposing, product labeling or warning requirements or other limitations on the marketing or sale of certain of our products as a result of ingredients or substances contained in such products or the audience to whom products are marketed. These types of provisions have required that we highlight perceived concerns about a product, warn consumers to avoid consumption of certain ingredients or substances present in our products, restrict the age of consumers to whom products are marketed or sold or limit the location in which our products may be available. It is possible that similar or more restrictive requirements may be proposed or enacted in the future.

In addition, certain jurisdictions have either imposed or are considering imposing regulations designed to increase recycling rates or encourage waste reduction. These regulations vary in scope and form from deposit return systems designed to incentivize the return of beverage containers, to extended producer responsibility policies and even bans on the use of some types of single-use plastics. It is possible that similar or more restrictive requirements may be proposed or enacted in the future.

Property and Facilities

The Company leases office space in Seven Hills, New South Wales, Australia where we lease a distillery and beverage manufacturing facility, including office space, of approximately 2,000 square meters (approximately 21,528 square feet) (“Seven Hills Lease”). The Seven Hills Lease commenced on July 1, 2018 and ends on April 21, 2024 . The Company is currently in negotiations to extend the Seven Hills Lease. From October 1, 2013 – December 31, 2023, we leased a warehouse at 255 Highland Cross, Rutherford, New Jersey of approximately 1,500 square feet for $1,500 per month; the lease was not renewed.

We believe that our existing facilities are generally adequate to meet our current of future needs, but we expect to seek additional space as needed to accommodate future growth.

Employees

As of March 27, 2024, we had 11 full time employees located in Australia and the United States. These employees are engaged in manufacturing, sales and marketing, customer support, finance, and general management. We rely upon and engage consultants on a contract basis to provide services to assist us to carry on our technical development, administrative, shareholder communication and marketing activities.

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings relating to claims arising out of our operations. We are not currently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

The following table sets forth the name, age and position of each of our directors and executive officers as of the date of this prospectus. The address for our directors and executive officers is c/o Innovation Beverage Group Limited, 29 Anvil Rd, Seven Hills, New South Wales 2147, Australia.

Name	Age	Position
Dean Huge	67	Chief Executive Officer
Sahil Beri	36	Chief Operating Officer and Chairman
Eric Yu	42	Chief Financial Officer

Daniel Lanskey	61	Director
Sally Cardillo	69	Director
Shawn Messner	56	Director

Dean Huge has been the Chief Executive Officer since February 2022 and is primarily located in Fort Lauderdale, Florida, United States. During his 35-year career as a high-impact, hands-on finance executive, Dean Huge has built a track record of growing profitable operations and implementing successful turnarounds as CEO, CFO, Director, and Treasurer at public and private companies in industries including beverage, financial services, manufacturing, distribution, and SAAS. Most recently, Mr. Huge was CFO of Splash Beverage Group (NYSE American:SBEV) where within five years (between June 2017 to February 2022) he led the company from start-up to a NYSE uplisting. Prior to that, Mr. Huge, through D&H Energy Development, was a consultant for the creation of alternative energy projects in Ghana from May 2013 to April 2017. In 2012, he became CFO for Discovery Gold Corporation (OTCQB:DCGD.OB). From 2009 to 2012, Mr. Huge was a financial consultant for Pan Asia Group of Companies in Hong Kong and Shanghai, which included serving as CFO for China Chemical Corporation (OTCBB:CHCC.OB). During the period of 2000 to 2009, Mr. Huge was a business consultant for IPA Management Consultants and Major Marketing Concepts, Inc. helping companies organize their marketing and financial structure which included raising funds. Also during the same period, Mr. Huge contacted/closed major banks for the creation of reward programs which became enterprise solutions for cross selling of additional banking products and services. During the period of 1996 to 2000, Mr. Huge was Controller of D&H Wholesalers, Inc., an international wholesaler of non-perishable name brand products. During the period of 1993 to 1996, Mr. Huge worked for AK Trading as Chief Operating officer. Prior to that role, Mr. Huge served as Vice President of First Capital Resource Corporation, a financial company funding wholesalers’ accounts receivable. During the period of 1988 to 1990, he served as Chief Operating Officer for PACER Energy Corporation to turnaround of a delisted company, previously called National Royalty Corporation (NASDAQ:NROC). Mr. Huge was one of the first employees hired at Catalyst Energy Corporation where he was integrally involved in all aspects of financial management, controls, and SEC filings. From 1982 to 1984, Mr. Huge was an Associate/Accountant of special projects for A.G. Becker & Co., Inc., the commercial paper division of Becker Paribas.

Throughout his career, Mr. Huge has led multiple going-public transactions, including CFO and CEO, raised money through private placements, IPOs, RTOs, primary and secondary offerings, partnerships, and off-balance sheet funds. Mr. Huge’s experience spans the globe, including working at international investment bank of BNP Paribas and private equity and investment funds in New York, Hong Kong, and Shanghai. Mr. Huge obtained a Bachelor of Science in Accounting and a Bachelor of Science in Finance from Southern Illinois University.

Sahil Beri has been the Chief Operating Officer and Chairman of the Board of Directors since April 2022 and is primarily located in Sydney, NSW, Australia. From August 2018 through April 2022, Mr. Beri served as Innovation Beverage Group’s Australian Managing/Executive Director. Mr. Beri is a highly experienced executive officer, focused on operational excellence in the beverage industry with around 10 years of experience in multiple facets of the beverage industry, with a primary focus on creating and commercializing new innovative beverages. He has strong formulation, new product development, commercialization, and business development skills. Mr. Beri has in his career, across several beverage companies he has been involved in, launched a significant number of products. Prior to his role at Innovation Beverage Group, Mr. Beri was the Executive Director and Chief Technology Officer at Sway Energy Corporation between December 2019 through March 2022, where he was responsible for the creation of all beverage systems for formulations, manufacturing systems, new innovation development and commercialization for a range of alcohol and non-alcohol beverages. Between September 2016 and July 2018, Mr. Beri was the New Product Development Manager at Europa International Pty Ltd, another beverage company headquartered in Sydney, Australia. Between January 2017 till March 2020, Mr. Beri also served as a non-executive director on the board of Cannhealth Group Limited, an Australian nutraceutical company. Mr. Beri is a registered Pharmacist who completed his Master of Pharmacy in 2012 from the University of Newcastle, Australia and concurrently worked in both the beverage industry as well as the pharmaceutical industry for several years. Mr. Beri also completed his Master in Biochemistry in 2009 from Australia’s Bond University and a Bachelor of Arts and Science in 2008 from the University of Sydney, Australia.

Eric Yu has served as the Chief Financial Officer since July 2021 and is primarily located in Sydney, NSW, Australia. Mr. Yu has over 15 years of experience of working at the big four accounting firms, in large-scale management consulting companies and commercial corporations within the food and beverage industry. Mr. Yu has substantial experience in both private companies and public companies listed on the Australian Securities Exchange Ltd (ASX). He has worked in both Australia and China where he supported a wide range of businesses to manage end-to-end accounting functions and identify finance transformation, value creation and performance improvement opportunities. Before joining Innovation Beverage Group in July 2021, Mr. Yu was a Senior Manager with EY Oceania from August 2019 to July 2021 where he worked alongside advisory leaders and drew his skills in leading teams to support a diverse range of clients with their accounting needs and implementation of finance transformation initiatives. From June 2016 to February 2019, Mr. Yu was Head of Finance of the Bindaree Food Group where he lead a team that managed the full-cycle finance, internal control, capital raising, compliance and reporting of this vertically-integrated fast-moving consumer goods companies (FMCG) with an AUD$600 million annual turnover. Mr. Yu obtained his Masters of Accounting degree from the Australian National University. He is also a member of the Chartered Accountants Australia & New Zealand (CA ANZ).

Daniel Lanskey has served as a director since February 2024 and is primarily located in Sydney, New South Wales, Australia. Mr. Lanskey has over twenty-five (25) years of capital markets experience in Asia, Australia, Canada, and the United States. He has served as Chairman, Managing Director, and CEO of companies in the energy, mining, life science, investment services and information technology. As a serial entrepreneur, Mr Lanskey has a demonstrated history of managing day to day operations from Start Up, Seed Funding through to Initial Public Offering to exit. As an experienced public speaker, he has presented at Industry Conferences in Asia, Australia, Europe, Canada, and United States. Mr. Lanskey is a Director of Valross Capital Pty Ltd, an authorized representative of an Australian Financial Services License, and has been an integral driver of capital raising activities for both private and public companies trading on the ASX, TSXV, and OTCQX. He is the Founder of Turntable Energy Limited and has served as Chairman since 2016. He has served as a director of Timeless Capital Inc. (TSXV: TLC.P) since 2018. Mr. Lanskey  has also served as Chairman of Needle Capital Corp. from 2017-2019, Managing Director and Founder of Qmines Limited (ASX:QML) from 2019-2022 and Non-Executive Director of McArthur Minerals Limited (ASX: MIO; TSX-V: MMS), among positions in other listed companies. He previously served as a member of the Queensland Police Service in Australia and qualified as a Detective and Sergeant, while completing studies in Justice Administration, Information Technology and Business at a Diploma level. He holds a post graduate business degree in Entrepreneurship and Venture Development from Griffith University, Brisbane, Australia.

Sally Cardillo has served as a director since April 2022 and is primarily located in Hobe Sound, Florida, United States. Ms. Cardillo has over thirty (30) years of accounting experience having served as a Certified Public Accountant since 1988. Since her retirement in October 2016, she has provided accounting consultancy services to individuals and corporate clients. From 1988 to 2016, Ms. Cardillo was a CPA with Braund, Eiler and Vasko (“Braund Eiler”) and Herbein + Company, Inc., which acquired Braund Eiler in 2014. At the beginning of her career, Ms. Cardillo spent eleven (11) years in industrial engineering, production planning, and systems analysis for the Jones and Laughlin Steel Company in Pittsburgh, Pennsylvania. Then in 1988, she became a Certified Public Accountant and began providing accounting, consulting, and audit services for a variety of individual and corporate clients for the remainder of her career. Ms. Cardillo holds a Bachelor of Science in Mathematics from The Pennsylvania State University.

Shawn Messner has served as a director since February 2024 and is primarily located in Plymouth, Minnesota. Mr. Messner is the Managing Director of Investment Banking at Needham & Company, a position he has held since April 2019. His responsibilities include the origination and execution of public and private financings, and mergers and acquisitions. Mr. Messner currently heads Needham’s activities related to the consumer and cannabis industries. Over his approximately twenty (20) year career, Mr. Messner has been responsible for 150+ equity financings and advisory transactions, representing over $12B+ in aggregate value. Prior to joining Needham, he was Managing Director and Head of Energy Investment Banking at Northland Capital Markets. Prior to Northland, Mr. Messner worked at Piper Jaffray. After serving in the U.S. Navy, he graduated from Augsburg College with a Bachelor’s degree in Finance and the University of Minnesota with an Masters of Business Administration in Finance.

2022 Equity Incentive Plan

Innovation Beverage Group adopted the 2022 Equity Incentive Plan (“Plan”) to provide an additional means through the grant of awards of ordinary shares and stock options to attract, motivate, retain and reward selected key employees and other eligible persons. The below is a summary of the Plan’s terms. As of the date of this prospectus, no awards have been granted under the Plan.

Shares Subject to the Equity Incentive Plan

A total of 6,582,910 shares of ordinary shares is available for the grant of awards under the Plan (the “Total Share Reserve”). Subject to adjustment as provided in the Plan, the Total Share Reserve automatically increases on January 1st of each calendar year, beginning on April 29, 2022 and ending on December 31, 2030 (each, an “Evergreen Date”) in an amount equal to 20% of the total number of shares of the Company’s ordinary shares outstanding on December 31st of the immediately preceding Evergreen Date (the “Evergreen Increase”). Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of the Company’s ordinary shares than would otherwise occur pursuant to the preceding sentence. During the terms of any awards, the Company will keep available at all times the number of shares of Ordinary Shares required to satisfy such awards. Shares of ordinary shares available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Any shares of ordinary shares subject to an award that expires or is cancelled, forfeited, or terminated without issuance of the full number of shares of ordinary shares to which the award related shall again be available for issuance of awards or delivery under the Plan.

Administration of the Equity Incentive Plan

The Plan is administered by a committee of one or more directors appointed by the Board to administer the Plan (the “Committee”) or, in the Board’s sole discretion, by the Board. As stated in the Plan, the Committee has the authority to: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more officers of the Company with respect to awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when awards are to be granted under the Plan and the applicable grant date; (f) from time to time to select, subject to the limitations set forth in this Plan, those eligible award recipients to whom awards shall be granted; (g) to determine the number of shares of ordinary shares to be made subject to each award; (h) to determine whether each option grant is to be an incentive stock option or a non-qualified stock option; (i) to prescribe the terms and conditions of each award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the award agreement relating to such grant; (j) to determine the target number of performance shares to be granted pursuant to a performance share award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of performance shares earned by a participant; (k) to amend any outstanding awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding award; provided, however, that if any such amendment impairs a participant’s rights or increases a participant’s obligations under his or her award or creates or increases a participant’s federal income tax liability with respect to an award, such amendment shall also be subject to the participant’s consent; (l) to determine the duration and purpose of leaves of absences which may be granted to a participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to employees under the Company’s employment policies; (m) to make decisions with respect to outstanding awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments; (n) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or award granted under, the Plan; and (o) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

Participation

Awards under the Plan may be granted to employees, directors and consultants of Innovation Beverage Group and its subsidiaries and such other individuals designated by the committee who are reasonably expected to become employees, consultants and directors after the receipt of awards.

Types of Awards

Awards that may be granted under the plan include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, (f) cash awards, and (g) other equity-based awards.

Change in Control

In the event of a Change in Control (as defined in the Plan), (a) all outstanding options and stock appreciation rights shall become immediately exercisable with respect to 100% of the shares subject to such options or stock appreciation rights, and/or the Restricted Period (as defined in the Plan) shall expire immediately with respect to 100% of the outstanding shares of restricted stock or restricted stock units; and (b) with respect to performance share awards and cash awards, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met. The Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of ordinary shares received or to be received by other shareholders of the Company in the event. In the case of any option or stock appreciation right with an exercise price (or exercise price in the case of a stock appreciation right) that equals or exceeds the price paid for a share of ordinary shares in connection with the Change in Control (as defined in the Plan), the Committee may cancel the option or stock appreciation right without the payment of consideration therefor.

Amendment and Termination

The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in the Plan relating to adjustments upon changes in ordinary shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

Compensation of Directors and Officers

The following table sets forth information regarding the compensation paid to our directors and our executive officers during the years ended December 31, 2023, 2022 and 2021.

		Short Term Employment Benefits			Post Employment Benefits		Total
		Salary & fees	Cash bonus	Non monetary benefits	Super -annuation	Retirement benefits
	Year	US$	US$	US$	US$	US$	US$
Directors
Sahil Beri	2023	46,493	—	—	—	—	46,493
	2022	36,472	—	—	—	—	36,472
	2021	—	—	—	—	—	—
Sally Cardillo (1)	2023	46,493	—	—	—	—	46,493
	2022	36,472	—	—	—	—	36,472
	2021	—	—	—	—	—	—
Kristopher Salinger (2)	2023	46,493	—	—	—	—	46,493
	2022	36,472	—	—	—	—	36,472
	2021	—	—	—	—	—	—
Sameer Sethi	2023	46,493	—	—	—	—	46,493
	2022	36,472	—	—	—	—	36,472
	2021	—	—	—	—	—	—
Amit Beri (3)	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Meena Beri (4)	2022	—	—	—	—	—	—
	2021	68,666	—	—	6,867	—	75,533

Officers
Amit Beri (3)	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Dean Huge (5)	2023	324,996					324,996
	2022	249,792	—	—	—	—	249,792
Sahil Beri	2023	252,390	—	—	—	—	252,390
	2022	197,990	—	—	—	—	197,990
	2021	—	—	—	—	—	—
Tianyi Eric Yu	2023	122,955	—	—	13,910	—	136,865
	2022	125,046	—	69,470	12,817	—	207,334
	2021	58,956	—	—	5,896	—	64,852
Clive Coleman	2023	232,465	—	42,332	24,990	—	299,787
	2022	237,535	—	92,627	24,375	—	354,537
	2021	45,855	—	—	4,585	—	50,440

(1)	Sally Cardillo joined the Board in April 2022.
(2)	Kristopher Salinger resigned as a director on October 20, 2023.
(3)	Amit Beri resigned as chief executive officer on February 24, 2022 and resigned as a director on April 29, 2022.
(4)	Meena Beri resigned as a director on April 29, 2022.
(5)	Dean Huge was appointed as chief executive officer on February 24, 2022.

Family Relationships

There are no family relationships among our directors and executive officers. There are no arrangements or understanding between or among our executive officers and directors pursuant to which any director or executive officer or is to be selected as a director or executive officer.

Founder History

The Company was formed on April 20, 2018, and the founders were family members. Meena Beri is the mother of Amit Beri and Sahil Beri, who are brothers. Amit Beri was a former director and the former CEO from April 2018 through April 2022 and April 2018 through February 2022, respectively. Meena Beri was a former director from September 2018 through April 2022. Sahil Beri was the former Managing/Executive Director from August 2018 through April 2022, and is our current Chief Operating Officer and Chairman.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors and Board Committees

Corporate Governance

We are incorporated under the laws of Australia. Our governing documents consist of our Constitution and we have implemented a corporate governance framework that is guided by The Corporate Governance Principles and Recommendations (4th Edition) as published by the Australian Securities Exchange’s Corporate Governance Council.

 We qualify as a “foreign private issuer” as defined in Section 405 of the Securities Act. As a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose disclosure requirements as well as procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, the members of our board of directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules, to the extent applicable.

 The foreign private issuer exemption will also permit us to follow home country corporate governance practices or requirements instead of certain Nasdaq listing requirements required for U.S. domestic issuers, including the following:

●	We expect to rely on an exemption from the requirement that our independent directors meet regularly in executive sessions under Nasdaq listing rules. The Corporations Act does not require the independent directors of an Australian company to have such executive sessions, accordingly, we plan to claim this exemption.

●	We expect to rely on an exemption from the quorum requirements applicable to meetings of shareholders under Nasdaq listing rules. In compliance with Australian law, three shareholders present, in person or by proxy, attorney or a representative, shall constitute a quorum for a general meeting. Nasdaq listing rules require that an issuer provide for a quorum as specified in its by-laws for any meeting of the holders of ordinary shares, which quorum may not be less than 33 1/3% of the outstanding voting ordinary shares. Accordingly, because applicable Australian law and rules governing quorums at shareholder meetings differ from Nasdaq’s quorum requirements, we plan to claim this exemption.

●	We expect to rely on an exemption from the requirement to disclose third-party director and director nominee compensation under Nasdaq listing rules. The Corporations Act does not have a similar requirement, accordingly, we plan to claim this exemption.

See “Prospectus Summary — We are a “foreign private issuer” and may have disclosure obligations that are different from those of U.S. domestic reporting companies. As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which could limit the information publicly available to our shareholders.

 Board Composition and Election of Directors

Our board of directors (“Board”) currently consists of four (4) directors. Our Board will facilitate its exercise of independent supervision over management by ensuring that a majority of its members are “independent” following this offering. Under our Constitution, at each annual general shareholder meeting one-third of the directors, other than the Managing Director, or if their number is not a multiple of three, then the number nearest to one-third (rounded upwards in case of doubt) of the directors must retire.

Notwithstanding the above, no director, other than the Managing Director, shall hold office for a period in excess of 3 years, or until the third annual general meeting following his or her appointment, whichever is the longer, without submitting himself for re-election.

Under our Constitution, at the next shareholder annual general meeting, (i) all Board-appointed directors must present themselves for election and (ii) one third of shareholder-elected directors must present themselves for re-election. Accordingly, as each of our current directors was appointed by the Board, each stands for election at the next shareholder annual general meeting, which is anticipated to occur within five (5) months of the end of our fiscal year, December 31, 2023.

A retiring director remains in office until the relevant shareholder meeting and will be eligible for re-election at that meeting.

A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to remove himself or herself from the meeting while discussions and voting with respect to the matter are taking place.

Meetings of Directors

Our board of directors is responsible for the stewardship of the Company and providing oversight as to the management of our business and affairs, including providing guidance and strategic oversight to management by, among other things:

●	Developing and reviewing the Company’s strategic and operating objectives, business plans and budgets as developed by the Board and management giving consideration to any recommendations made to the Board by any committees;
●	Overseeing the Company’s process for making timely and balanced disclosure of all material information concerning the Company that a reasonable person would expect to have a material effect on the price or value of the Company’s securities
●	Reviewing and approving the Company’s financial position, systems of risk management and internal compliance and control, codes of conduct and legal compliance and ensuring the integrity and effectiveness of those systems by conducting annual internal reviews of the systems including reviewing the results of any review by the Audit Committee;
●	Annually reviewing internal and external audit reports to ensure that, where deficiencies in controls or procedures have been identified, appropriate remedial action is taken by management.
●	Appointing and removing the Chief Executive Officer;
●	Monitoring and undertaking annual performance evaluations of the Chief Executive Officer and key senior executives;
●	Ensuring that the Company has an effective corporate governance system in place which includes ensuring that policies and procedures in place are consistent with the Company’s objectives and corporate governance standards;

Remuneration and Borrowing

The directors may receive such remuneration as our Board of Directors may determine from time to time. Each director is entitled to be repaid or prepaid for all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred in attending meetings of our Board of Directors or committees of our Board of Directors or shareholder meetings or otherwise in connection with the discharge of his or her duties as a director. The Nomination and Remuneration Committee will assist the directors in reviewing and approving the compensation structure for the directors. Our Board of Directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock, and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party.

Board Committees

In light of the Company’s size and nature, we believe that the current size of the board of directors is a cost effective and practical method of directing and managing the Company. As our activities develop in size, nature and scope, the size of the board, the formation of board committees and the implementation of additional corporate governance policies and structures will be reviewed.

To assist with the effective discharge of its duties, our board of directors established an Audit Committee and a Nomination and Remuneration Committee. The Audit Committee and Nomination and Remuneration Committee operate under their respective charters, each of which was approved by our board of directors.

Audit Committee

The members of our Audit Committee are Sally Cardillo, Daniel Lanskey and Shawn Messner. Our board of directors has determined that Ms. Cardillo, Mr. Lanskey and Mr. Messner satisfy the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. Ms. Cardillo is the chairperson of our Audit Committee. Our board of directors has determined that Ms. Cardillo is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each member’s scope of experience and the nature of his or her employment.

The Audit Committee’s duties and responsibilities are specified in our Audit Committee Charter, and include, but not be limited to:

●	To (1) select and retain an independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s annual financial statements, books, records, accounts and internal controls over financial reporting, (2) set the compensation of the Company’s independent auditors, (3) oversee the work done by the Company’s independent auditors and (4) terminate the Company’s independent auditors, if necessary.

●	At least annually, to obtain and review a report by the Company’s independent auditors that describes (1) the accounting firm’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, peer review or Public Company Accounting Oversight Board review or inspection of the firm or by any other inquiry or investigation by governmental or professional authorities in the past five (5) years regarding one or more audits carried out by the firm and any steps taken to deal with any such issues, and (3) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors.

●	To assure the regular rotation of the lead audit partner at the Company’s independent auditors and consider regular rotation of the accounting firm serving as the Company’s independent auditors.

●	To review and discuss with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit.

●	To review and discuss with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management.

●	To review with management and the Company’s independent auditors: any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effects of alternative GAAP methods; and the effect of regulatory and accounting initiatives and off-balance sheet structures on the Company’s financial statements.

●	To review with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s processes, controls and procedures and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such processes, controls and procedures, and review and discuss with management and the Company’s independent auditors disclosure relating to the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, and the independent auditors’ report on the effectiveness of the Company’s internal control over financial reporting and the required management certifications to be included in or attached as exhibits to the Company’s annual report on Form 20-F.

●	To review, approve and oversee any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, and to develop policies and procedures for the Committee’s approval of related party transactions.

Nomination and Remuneration Committee

We established a Nomination and Remuneration Committee, which will be comprised of our non-executive directors Sally Cardillo, Daniel Lanskey and Shawn Messner, all of whom the Board has determined to satisfy the independence requirements of our board charter. Ms. Cardillo is the chair of the Nomination and Remuneration Committee.

The Committee shall provide assistance to the Board in fulfilling its corporate governance and oversight responsibilities, however, ultimate responsibility for the Company’s nomination and remuneration practices remains with the Board. The main functions and responsibilities of the Committee include the following:

●	assisting the Board in examining the selection and appointment practices of the Company;
●	ensuring remuneration arrangements are equitable and transparent and enable the Company to attract and retain executives and directors (executive and non-executive) who will create sustainable value for members and other stakeholders;
●	ensuring the Board is of an effective composition, size and commitment to adequately discharge its responsibilities and duties;
●	reviewing Board succession plans and Board renewal;
●	reviewing the processes for evaluating the performance of the Board, its committees and individual directors and ensuring that a fair and responsible reward is provided to executives and directors having regard to their performance evaluation;
●	reviewing levels of diversity within the Company and Board and reporting on achievements pursuant to any diversity policy developed by the Board;
●	reviewing the Company’s remuneration, recruitment, retention and termination policies for the Board and senior executives; and
●	complying with all relevant legislation and regulations.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our directors, officers and employees. We post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Conduct. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of, this prospectus.

Monitoring Compliance with the Code of Business Conduct and Ethics

Our board of directors is responsible for reviewing and evaluating the Code of Conduct periodically and will make any necessary changes thereto. Our board of directors is also charged with the monitoring of compliance with the Code of Conduct and will be responsible for considering any waivers of the Code of Conduct.

Interests of Directors

A director who has a material interest in a matter before our board of directors or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our board of directors or any committee on which he or she serves, such director may be required to excuse himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the Corporations Act regarding conflicts of interest and any material personal interest in a matter that relates to the affairs of the Company. Under the Corporations Act, the Company may be required to obtain approval of shareholders before providing certain financial benefits to directors, unless an exemption set out in the Corporations Act applies.

Complaint Reporting and Whistleblower Policy

In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, our Code of Conduct or any of our policies or any unethical or questionable act or behavior, the board of directors adopted a whistleblower policy that requires that our employees promptly report such violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, our whistleblower policy will contain procedures that are aimed to facilitate confidential, anonymous submissions by our employees.

RELATED PARTY TRANSACTIONS

We describe below related party transactions since the beginning of the Company’s preceding three financial years, January 1, 2021, through the date of this filing to which we were a party or will be a party, in which the amounts involved exceeded or will exceed USD$120,000 and any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

IBG was formed in April 2018 as a family-operated business by Amit Beri, the Chief Executive Officer, his brother, Sahil Beri, and his mother, Meena Beri. In addition to IBG, Amit Beri has also managed other companies, Elegance Brands Inc. (now Sway Energy Corp.) and Europa International Pty Ltd, with which IBG has entered into business agreements. The history and current status of these relationships are described in the following chart. The business agreements between the companies are related party transactions, and the agreements between them are described in this section.

Due to the previous common ownership and control by Amit Beri of Australian Boutique Spirits Pty Ltd (now known as Innovation Beverage Group Limited), Elegance Brands Inc. (now known as Sway Energy Corp.), and Europa International Pty Ltd (a liquidated company as of November 2020), there were potential conflicts of interest with respect to these related party transactions. In February 2022, he resigned as the CEO. Then in April 2022, Amit Beri transferred all of his ordinary shares in IBG and resigned as a director of IBG, and Meena Beri resigned as a director of IBG.

Currently, our Chief Operating Officer and Chairman of our board of directors is Sahil Beri, who is the brother of Amit Beri, the Chief Executive Officer and a director of Sway Energy Corp, which presents a potential conflict of interest.

	Australian Boutique Spirits (now Innovation Beverage Group Limited) (Incorporated in Australia on April 20, 2018)	Elegance Brands Inc. (now Sway Energy Corp.) (Incorporated in Delaware on October 30, 2017)	Europa International Pty Ltd (Incorporated in Australia on June 5, 2009. Liquidation proceeding commenced in September 2018, which completed in November 2020.)
Amit Beri	Director from April 2018 through April 2022.	Director from inception to present.	Director from inception at June 2009 through September 2012, then December 2017 through April 2018.
	CEO from April 2018 through February 2022.	CEO from inception to present.	CEO from 2008 through July 2018.
	At the time of formation, Amit Beri was issued 300 ordinary shares, which subsequent to a recapitalization of the Company on May 13, 2021, he then held 5,000,000 ordinary shares, or 42.29% of IBG. As of April 25, 2022, Amit Beri does not own any shares in IBG.	Amit Beri owns an aggregate of 58,917,477 shares in Class A and Class B common stock of Sway Energy Corp. (“Sway”), or 43.1% of Sway.	Amit Beri owned 300 ordinary shares in Europa International Pty Ltd (“Europa”), or 50% of Europa.
Sahil Beri	Managing/Executive Director from August 2018 through April 2022. Chairman, Director, April 2022 to present.	Executive Director from December 2019 through March 2022.	Sahil Beri was not a director at Europa.
	Chief Operating Officer from April 2022 till present.	Chief Technology Officer from December 2019 through March 2022.	Sahil Beri was not an executive officer at Europa.
	At the time of formation, Sahil Beri was issued 80 ordinary shares, which subsequent to a recapitalization of the Company on May 13, 2021, he then held 1,000,000 ordinary shares, or 8.23% of IBG, which he currently holds.	Sahil Beri owns an aggregate of 2,500,000 shares of Class A and Class B common stock of Sway, or 0.9% of Sway.	Sahil Beri did not own ordinary shares in Europa
Meena Beri	Director from September 2018 through April 2022.	Meena Beri was not an executive officer or director at Sway.	Director from June 2009 through May 2013.
	At the time of formation, Meena Beri was issued 220 ordinary shares, which subsequent to a recapitalization of the Company on May 13, 2021, she then held 4,000,000 ordinary shares, or 32.94% of IBG, which she currently holds.	Meena Beri has not held shares in Sway at any time.	Meena Beri owned 220 ordinary shares in Europa, or 36.7% of Europa.

Deed of Novation by and between Europa International Pty Ltd.,, Coca-Cola Amatil (Australia) Pty Ltd and Australian Boutique Spirits Pty Ltd

A description of the key terms of the Europa-CCA-ABS Novation Agreement may be found at “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

BevMart Agreement, and Termination of BevMart Agreement and Amendment to Manufacturing Agreement

On December 31, 2020, Australian Boutique Spirits Pty Ltd (“ABS”) (now known as Innovation Beverage Group) and Elegance Brands, Inc. (“Elegance Brands”) entered into a management, supply and license agreement (the “BevMart.com.au Agreement”) concerning the management and licensing of Bevmart.com.au, an online beverage retailer owned by Elegance Brands at the time.

The BevMart Agreement provided that ABS would have the sole and exclusive right to manage the BevMart.com.au business and the BevMart.com.au website. In addition, under the terms of the BevMart Agreement, Elegance Brands granted to ABS a non-exclusive and perpetual right and license to use all of Elegance Brands’ intellectual property in exchange for a royalty of 2.5% of the net retail sales from the BevMart.com.au website.

On June 14, 2021, ABS and Elegance Brands entered into the Termination of BevMart Agreement and Amendment to Manufacturing Agreement (the “June 2021 Amendment Agreement”) to terminate the BevMart Agreement and amend the terms of the Elegance Manufacturing Supply and License Agreement. Pursuant to the June 2021 Agreement, Elegance Brands waived any right to receive royalty payments and, in exchange for ABS’ payment to Elegance Brands of USD$188,631, which represented 100% of the costs and expenses incurred by Elegance Brands in relation to the development of BevMart.com.au and its formulations, ABS obtained the sole and exclusive right to own and operate the BevMart.com.au website and any other internet website established by Elegance Brands to enable BevMart to market the BevMart Brands online and the Australian Bitters Company brand-name products, produce the BevMart Brands and engage in the BevMart business in Australia. The “BevMart Brands” refers to (a) Cheeky Vodka and flavor variants, (b) Coventry Estate Gin and flavor variants, (c) Geo Liqueurs in multiple variants, and (d) Cheeky Espresso Martini in multiple variants. A table concerning intellectual property arrangements amended by the June 2021 Amendment Agreement may be found at “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Share Purchase Agreement by and between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated December 3, 2019, as amended on April 8, 2020, May 19, 2020, July 27, 2020 and December 11, 2020.

Share Purchase Agreement by and between ABS and Elegance Brands, dated December 3, 2019, as amended on April 8, 2020, May 19, 2020, July 27, 2020 and December 11, 2020 (the “Share Purchase Agreement”) pursuant to which Elegance Brands intended to acquire 100% of the ordinary shares of ABS from its sole shareholder, Amit Beri. On March 12, 2021, ABS, Elegance Brands and Mr. Beri terminated the Share Purchase Agreement pursuant to a termination agreement (“Termination Agreement”), which provided for a refunding of an AUD$1,712,500 deposit made by Elegance Brands as the buyer to Mr. Beri as the sole shareholder of ABS that has been fully repaid as of the date of this prospectus.

Manufacturing, Supply and License Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated July 31, 2020, as amended (“2020 Manufacturing Agreement”) by that certain Amendment Agreement dated March 10, 2021 (“March 2021 Amendment Agreement”), that certain Termination of BevMart Agreement and Amendment to Manufacturing Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated June 14, 2021 (“June 2021 Amendment Agreement”) and that certain Amendment Agreement dated October 21, 2022 (“October 2022 Amendment Agreement”)

Upon termination of the 2020 Manufacturing Agreement, two licenses granted thereunder will expire: (i) IBG’s royalty-free license to Twisted Shaker to manufacture, use and sell the product throughout the world, except the U.S., its territories and possessions; and (ii) Sway’s royalty-free license to use the intellectual property rights associated with VOCO to manufacture, use and sell the brand in the U.S., its territories and possessions. For a description of the key terms of the 2021 Manufacturing Agreement, please see the section at “Management’s Discussion and Analysis of Financial Condition and Results of Operations –Material Agreements.”

Loan Agreement between Australian Boutique Spirits Pty Ltd and Amit Beri as of June 30, 2021, as novated to Meena Beri on December 27, 2021

On June 30, 2021, ABS and Amit Beri entered into an unwritten loan agreement for the aggregate amount of AUD$2,853,105 for loans received from the Company between January 2020 through such date (the “Beri Loan”) bearing an interest rate of 4.52%. . The repayment term was such that in lieu of a cash payment by Mr. Beri to ABS, ABS would offset the loan against the dividend declared for the period to June 30, 2021. In accordance with the Corporations Act (Cth), the Board declared a dividend of AUD$2,138,610 from ABS’ historical retained earnings as of June 30, 2021 and offset the dividend against the loan owing from Mr. Beri.

Subsequently on December 27, 2021, ABS, Mr. Beri and Meena Beri entered into a novation agreement (“Novation of Debt Agreement”) whereby the Beri Loan was novated to Ms. Beri such that the repayment of the remaining balance of AUD$960,759.60 was assumed by Ms. Beri, which is repayable upon demand by ABS.

Note Purchase Agreement between Innovation Beverage Group Limited and Dean Huge dated as of July 14, 2022

On July 14, 2022, pursuant to a note purchase agreement (“D. Huge Agreement”) between IBG and Dean Huge, the Chief Executive Officer of our Company, dated as of July 14, 2022 (the “D. Huge Promissory Note”), IBG issued to Dean Huge a promissory note in the principal amount of US$50,000 bearing an interest rate of 12% per annum to finance the Company’s operations. Pursuant to the D. Huge Promissory Note, the principal is payable on the one-year anniversary of its issuance, or July 14, 2023, and accrued and unpaid interest is due and payable quarterly in arrears in cash. Also pursuant to the D. Huge Agreement, IBG agreed to issue after the consummation of an initial public offering a number of ordinary shares equal to 50% of the original principal amount of the D. Huge Promissory Note divided by the offering price of the initial public offering. As of the date of this prospectus, the original principal and the accrued and unpaid interest are outstanding.

Note Purchase Agreement between Innovation Beverage Group Limited and Anil Beri dated as of July 19, 2022

On July 19, 2022, pursuant to a note purchase agreement (“A. Beri Agreement”) between IBG and Anil Beri, the father of our Chief Operating Officer and Chairman, Sahil Beri, dated as of July 19, 2022 (the “A. Beri Promissory Note”), IBG issued to Anil Beri a promissory note in the principal amount of AUD$200,000 bearing an interest rate of 12% per annum to finance the Company’s operations. Pursuant to the A. Beri Promissory Note, the principal is payable on the one-year anniversary of its issuance, or July 19, 2023, and accrued and unpaid interest is due and payable quarterly in arrears in cash. Also pursuant to the A. Beri Agreement, IBG agreed to issue after the consummation of an initial public offering a number of ordinary shares equal to 50% of the original principal amount of the A. Beri Promissory Note divided by the offering price of the initial public offering. As of the date of this prospectus, the original principal and the accrued and unpaid interest are outstanding.

Note Purchase Agreement between Innovation Beverage Group Limited and Elizabeth Beri dated as of October 11, 2022

On October 11, 2022, pursuant to a note purchase agreement (“E. Beri Agreement”) between IBG and Elizabeth Beri, a shareholder of our Company, dated as of October 11, 2022 (the “E. Beri Promissory Note”), IBG issued to Elizabeth Beri a promissory note in the principal amount of US$50,000 bearing an interest rate of 12% per annum to finance the Company’s operations. Pursuant to the E. Beri Promissory Note, the principal is payable on the one-year anniversary of its issuance, or October 11, 2023, and accrued and unpaid interest is due and payable quarterly in arrears in cash. Also pursuant to the E. Beri Agreement, IBG agreed to issue after the consummation of an initial public offering a number of ordinary shares equal to 50% of the original principal amount of the E. Beri Promissory Note divided by the offering price of the initial public offering. As of the date of this prospectus, the original principal and the accrued and unpaid interest are outstanding.

Note Purchase Agreement between Innovation Beverage Group Limited and Clive Coleman dated as of November 15, 2022

On November 13, 2022, pursuant to a note purchase agreement (“Coleman Agreement”) between IBG and Clive Coleman, the Chief Commercial Officer of our Company, dated as of November 15, 2022 (the “Coleman Promissory Note”), IBG issued to Clive Coleman a promissory note in the principal amount of US$50,000 bearing an interest rate of 12% per annum to finance the Company’s operations. Pursuant to the Coleman Promissory Note, the principal is payable on the one-year anniversary of its issuance, or November 15, 2023, and accrued and unpaid interest is due and payable quarterly in arrears in cash. Also pursuant to the Coleman Agreement, IBG agreed to issue after the consummation of an initial public offering a number of ordinary shares equal to 50% of the original principal amount of the Coleman Promissory Note divided by the offering price of the initial public offering. As of the date of this prospectus, the original principal and the accrued and unpaid interest are outstanding.

Treasury Stock Deed between Innovation Beverage Group Limited, Meena Beri and 114 Assets Inc. dated as of March 18, 2024

On March 18, 2024, Meena Beri, 114 Assets Inc. and the Company entered into a Stock Transfer Deed whereby each shareholder transferred 500,000 ordinary shares to a nominee of the Company to be held by such nominee as treasury stock for the Company until their cancellation upon consummation of the initial public offering, and upon such cancellation, neither will have any further rights to the ordinary shares. Such ordinary shares will return to each shareholder in the event that the initial public offering does not consummate.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following section and tables set forth certain information with respect to the beneficial ownership of our ordinary shares based on 7,559,151ordinary shares outstanding as of March 27, 2024:

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares,

●	each of our directors,

●	each of our named executive officers, and

●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any ordinary shares over which the individual has sole or shared voting power or investment power as well as any ordinary shares that the individual has the right to subscribe for within 60 days of March 27, 2024, through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all ordinary shares that they beneficially own, subject to applicable community property laws. None of the shareholders listed in the table are a broker-dealer or an affiliate of a broker dealer.

Applicable percentage ownership prior to the offering is based on 7,559,151 ordinary shares outstanding at March 27, 2024. The table also lists the percentage ownership after this offering based on 8,809,151 ordinary shares outstanding immediately after the completion of this offering, assuming no exercise of the underwriter’s option to purchase additional ordinary shares from us in this offering. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Innovation Beverage Group Limited, 29 Anvil Road, Seven Hills, New South Wales 2147, Australia.

	Beneficial Ownership Prior to Offering		Beneficial Ownership After Offering
Name of Beneficial Owner	Ordinary shares	Percentage	Ordinary shares	Percentage
5% Shareholders
Meena Beri	1,001,137	13.24%	1,001,137	11.36%
Sahil Beri, Chief Operating Officer and Director(1)	842,284	11.14%	842,284	9.56%
Samstock SZRT LLC (2)	603,568	7.98%	603,568	6.85%
114 Assets Inc. (3)	1,493,828	19.76%	1,493,828	16.96%

Officers and Directors
Dean Huge, Chief Executive Officer	111,998	1.48%	111,998	1.27%
Sahil Beri, Chief Operating Officer and Director(1)	842,284	11.14%	842,284	9.56%
Tianyi Eric Yu, Chief Financial Officer	19,597	* %	19,597	* %
Clive Coleman, Chief Commercial Officer(4)	47,305	* %	47,305	* %
Kristopher (Kris) Laurens Salinger, Director(5)	—	—%	—	—%
Sally Cardillo, Director	—	—%	—	—%
Sameer Sethi, Director(6)	—	—%	—	—%
Daniel Lanskey, Director (7)	—%	—	—	—%
Shawn Messner, Director (7)	—%	—	—	—%
All officers and directors as a group	1,021,184	13.51%	1,021,184	11.59%
5% or greater beneficial owners	3,715,817	49.16%	3,715,817	42.18%

* Represents beneficial ownership of less than one percent (1%) of the outstanding ordinary shares.

(1)

Includes 225,000 ordinary shares issued to Beri Beverage Pty Ltd, which is owned and controlled by Sahil Beri, in lieu of accrued cash compensation owed to Mr. Beri for his service as the Chief Operating Officer of the Company.  The business address of Beri Beverage Pty Ltd is 1 Doris Hirst Place, West Pennant Hills, NSW 2125, Sydney, Australia.

(2)	The ordinary shares are indirectly held by the Samuel Zell Revocable Trust, an Illinois revocable trust (“Samuel Zell Trust”), which has discretionary authority to vote and dispose of the ordinary shares held by Samstock SZRT LLC. The beneficial owner of the Samuel Zell Trust is Samuel Zell. The Samuel Zell Trust has a business address of Two North Riverside Plaza, Suite 600, Chicago, Illinois 60654.

(3)	The ordinary shares are indirectly held by 114 Trust, which is administered by Poonam Arora as Trustee who has full voting power over all trust assets. The beneficial owners of this trust are Elizabeth Lee Beri (50%) and Rohan Anil Beri (50%). The business address of 114 Assets Inc. is Lennox Paxton Chambers, 3 Bayside Executive Park, West Bay Street and Blake Road, Nassau, Bahamas.

(4)	Mr. Coleman resigned as Chief Commercial Officer on January 22, 2024, which will become effective on April 22, 2024.

(5)	Mr. Salinger resigned as a director on October 30, 2023, which took effect at such time.

(6)	Mr. Sethi resigned as a director on February 16, 2024, which took effect at such time.

(7)	Joined the board of directors in February 2024.

As of March 27, 2024, there were thirty-six (36) holders of record entered in our share register. The number of individual holders of record is based exclusively upon our share register and does not address whether ordinary shares may be held by the holder of record on behalf of more than one person or institution who may be deemed to be the beneficial owner of ordinary shares in our company.

To our knowledge, other than as set forth above, no other shareholder beneficially owns more than 5% of our ordinary shares. Our company is not owned or controlled directly or indirectly by any government or by any corporation or by any other natural or legal person severally or jointly. Our major shareholders do not have any special voting rights.

DESCRIPTION OF SHARE CAPITAL AND CONSTITUTION

We are an Australian public limited company and governed by our Constitution and the Corporations Act 2001 (Cth). As of the date of this prospectus, our authorized share capital is comprised of ordinary shares. Our board of directors may determine the prices and terms for shares or other securities, and may further determine any other provision relating to such issue of shares or securities. We may also issue redeemable securities on such terms and in such manner as our board of directors shall determine.

On April 29, 2021, the Company’s Board of Directors and shareholders approved of a recapitalization of the Company by increasing the share capital from 600 ordinary shares to 10,000,000 ordinary shares, effective July 29, 2021.

On August 12, 2022, the Company’s shareholders approved of a reverse split of our ordinary shares determined at the discretion of the Board of Directors. On September 10, 2022, our Board of Directors approved a 1-for-1.62 reverse split of our ordinary shares, effective September 12, 2022, pursuant to which shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of such date. The reverse split proportionally reduced the number of authorized share capital.

General

Australian law does not limit the authorized share capital that may be issued by a corporation and does not recognize the concept of par value. As of the date of this prospectus, the authorized share capital of Innovation Beverage Group was comprised of ordinary shares. As of March 27, 2024, the number of ordinary shares issued, outstanding and fully paid was 7,559,151, which reflects the reverse split of our ordinary shares, effective September 12, 2022. Subject to our Constitution, the Corporations Act, and the rules governing the listing of our securities on the Nasdaq Capital Market, our directors are entitled to issue shares in our capital, grant options over unissued shares, and settle the manner in which fractions of a share are to be dealt with. The directors may decide the persons to whom, and the terms on which, shares are issued or options are granted as well as the rights and restrictions that attach to those shares or options subject to our Constitution, the Corporations Act 2001 (Cth) and the rules governing the listing of our securities on the Nasdaq Capital Market.

Ordinary shares

Holders of our ordinary shares have the right to: attend and vote at all meetings of the company and on a show of hands or poll to vote for every share held; participate in the dividends (if any) determined by the directors to be paid on that share; participate in a winding up of the company - the right to repayment of the paid issue price of such share and to participate in the division of surplus assets or profits of the company and in this regard to rank equally with all other shareholders so entitled; and any other rights in the Corporations Act 2001 (Cth).

Voting Rights

Holders of our ordinary shares are entitled to receive notice of and to be present to vote and participate at general meetings. Subject to the Constitution and to any rights or restrictions attached to any shares, at a general meeting, on a show of hands, every holder present has one vote; and on a poll, each holder present has (i) one vote for each fully paid share held and a fraction of a vote for each partly paid share held equivalent to the proportion to which the share is paid up. Voting may be in person or by proxy, attorney or representative.

No business may be transacted at any general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum is present when the meeting proceeds to business. Three or more holders present personally or separately represented by proxy representative or attorney shall be a quorum for a general meeting.

Dividend Rights

Holders of our ordinary shares are entitled to receive such dividends as may be declared by the directors, subject to and in accordance with the Corporations Act. The directors may declare and pay such interim and final dividends as, in their judgment, the financial position of the Company justifies and may fix the time for payment. The directors when declaring a dividend may pay any dividend required to be paid under the terms of issue of a share.

Rights of Non-Resident or Foreign Shareholders

There are no specific limitations in the Corporations Act which restrict the acquisition, ownership, or disposal of shares in an Australian company by non-resident or foreign shareholders. The Foreign Acquisitions and Takeovers Act 1975 (Cth) regulates investment in Australian companies and may restrict the acquisition, ownership, and disposal of our ordinary shares by non-resident or foreign shareholders.

History of Share Capital

During the last three years, the following changes have been made to our ordinary share capital.

On April 29, 2021, the Company’s Board of Directors and shareholders approved of a recapitalization of the Company by increasing the share capital from 600 ordinary shares to 10,000,000 ordinary shares, effective July 29, 2021.

From June 2019 through July 2021, Innovation Beverage Group made no issuances of share capital.

Between August 2021 and April 2022, as set out in detail under Item 7 “Recent Sales of Unregistered Securities,” Innovation Beverage Group issued 2,103,413 ordinary shares for an aggregate consideration of AUD$6,625,751 in connection with a private placement offering conducted in reliance on Regulation S or Regulation D (“Series A Financing”).

In connection with the Series A Financing, the holders entered into a shareholders’ deed, which will terminate upon this offering and admission of our ordinary shares on the Nasdaq Capital Market (“Shareholders’ Deed”). As set forth in the Shareholders’ Deed, the business of IBG is the sale, manufacture and distribution of a portfolio of alcohol brands within Australia and internationally. The Shareholders’ Deed contains the agreed upon voting rights of shareholders of the Company and the voting rights of any directors nominated to the Board.

Pursuant to the Shareholders’ Deed, the holders have, among other entitlements, the following voting rights:

●	each shareholder of at least 20% of the total number of issued and outstanding ordinary shares is entitled to appoint one director to the board of directors, and may appoint or replace such director upon notice to the Company; and

●	certain matters, outside the ordinary course of business, are reserved for shareholder vote, such as rights attached to shares, related party transactions, indebtedness, reorganization, issuance of new securities, and director compensation, and approval requires 80% or more of the votes cast on any such resolution; and

●	shareholders, by way of a simple majority, may nominate a person as an observer to the Board who is entitled to attend, as an observer, board meetings of the Company and is entitled to receive all documents and notices which a director of the Company receives.

On April 29, 2022, Innovation Beverage Group issued ordinary shares to two consultants for services rendered and one employee in an aggregate amount of 40,658 with an aggregate value of AUD$128,073.

On August 12, 2022, the Company’s shareholders approved of a reverse split of our ordinary shares determined at the discretion of the Board of Directors.

On September 6, 2022, we issued to one employee 10,582 ordinary shares (as adjusted to reflect the reverse split) with a value of AUD$33,333. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On September 10, 2022, our Board of Directors approved a 1-for-1.62 reverse split of our ordinary shares, effective September 12, 2022, pursuant to which shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of such date. The reverse stock split proportionally reduced the number of authorized share capital.

On December 6, 2022, we issued to one employee 19,608 ordinary shares with a value of AUD$100,000. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On February 7, 2023, we issued to one employee 6,533 ordinary shares with a value of AUD$33,318.30. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On April 28, 2023, we issued an aggregate of 215,000 ordinary shares to two investors in connection with the conversion of an aggregate debt amount of US$630,000. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On May 15, 2023, we issued to one employee 4,049 ordinary shares with a value of AUD$20,649.90. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On May 22, 2023, we issued an aggregate of 14 ordinary shares to 14 shareholders, one ordinary share each, to resolve rounding calculations in share ownership.

On October 24, 2023, we issued 63,495 ordinary shares with a value of AUD$400,018.50 to an investor pursuant to a private placement to a non-U.S. person in reliance on Regulation S. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On October 24, 2023, we issued under our equity incentive plan 150,000 restricted ordinary shares with a value of US$600,000 to a distributor. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On October 24, 2023, we issued our equity incentive plan 150,000 restricted ordinary shares with a value of US$600,000 to a distributor. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On January 17, 2024, we issued to one employee 10,582 ordinary shares with an aggregate value of USD$42,112. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On February 27, 2024, we issued to two employees in lieu of accrued and owing cash compensation an aggregate of 219,915 ordinary shares with an aggregate value of USD$439,839. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On March 5, 2024, we issued to one consultant 50,000 ordinary shares with a value of USD$200,000. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

On March 18, 2024, two shareholders transferred an aggregate of 1,000,000 ordinary shares to a nominee of the Company to be held by such nominee as treasury stock for the Company until cancellation of such shares upon consummation of this initial public offering.

On March 27, 2024, we issued to two employees in lieu of accrued and owing cash compensation an aggregate of 117,083 ordinary shares with an aggregate value of USD$234,166. For further details, see Item 7 “Recent Sales of Unregistered Securities.”

Our Constitution

Innovation Beverage Group Limited (ACN 625 701 420) is a public company listed by shares registered under the Corporations Act 2001 (Cth). The Australian Securities and Investments Commission (“ASIC”) is Australia’s corporate regulator and is an independent government body. The Company’s corporate affairs are principally governed by our Constitution and the Corporations Act.

The Australian law applicable to our Constitution is not significantly different than a U.S company’s charter document. However, an important difference exists in that IBG does not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law.

Subject to restrictions on the issue of securities in our Constitution and the Corporations Act and any other applicable law, the Company may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that the Company’s Board determines.

The Company’s Constitution is similar in nature to the bylaws of a U.S corporation. It does not provide for or prescribe any specific objectives or purposes of Innovation Beverage Group Limited. It may be amended by special resolution which is 75% of the votes cast by shareholders of the company entitled to vote on the resolution and who vote at the meeting in person or by proxy (if proxies are allowed).

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia.

The material provisions of our Constitution are summarized below. This summary is not intended to be complete not to constitute a definitive statement of the rights and liabilities of the Company’s shareholders. The Company’s Constitution is filed as an exhibit to this registration statement.

Directors

The Company shall not have less than three (3) directors.

The shareholders of the Company may by ordinary resolution elect any natural person to be a director either as an addition to the existing directors or as otherwise provided in the Constitution. An election of directors must take place each annual general meeting.

Pursuant to our Constitution, at the Company’s annual general meeting in every year, one-third of the directors for the time being, or, if their number is not a multiple of 3, then the number nearest one-third (rounded upwards in case of doubt), must retire from office, provided always that no director except a Managing Director shall hold office for a period in excess of 3 years, or until the third annual general meeting following his or her appointment, whichever is the longer, without submitting himself for re-election. The directors to retire at an annual general meeting are those who have been longest in office since their last election.

The directors can also appoint a person to be a director in addition, to fill a casual vacancy.

Interested Directors

Subject to the Company’s Constitution and the Corporations Act, no director or proposed director is disqualified by that office from entering into a contract, agreement or arrangement with the Company or becoming or remaining a director of any company in which the Company is in any way interested or which is in any way interested in the Company.

A director who enters into a contract, agreement or arrangement in which the director has an interested or is a director of the other company with which the Company has entered into the contract, agreement or arrangement is not liable to account to the Company for any profits or remuneration realized by that director as a result of their being interested. No contract, agreement or arrangement in which a director is in any way interested, entered into by or on behalf of the Company can be avoided.

A director who, due to holding an office or property may have duties or interests whether directly or indirectly in conflict with their duties as director or the interests of the Company must declare at a meeting of the directors the fact and the nature, character and extent of the conflict.

A director who has a material personal interest in a matter that is being considered at a meeting of directors must not be present while the matter is being considered at the meeting or vote on that matter unless the directors who do not have a material person interest in the matter have passed a resolution that identifies the director, the nature and extent of the director’s interest in the matter and its relation to the affairs of the Company, and states that the directors voting for the resolution are satisfied that the interest should not disqualify the director from considering or voting on the matter or ASIC has given a declaration or order in accordance with the Corporations Act that the director may be present or vote or the interest does not need to be disclosed pursuant to the Corporations Act.

The Corporations Act does, however, provide that where there is a financial benefit given to a related party (that includes a director), the shareholders must approve that transaction unless it falls within an exception. Examples of exceptions include where the transaction is at arm’s length and where it is in respect to remuneration, that the remuneration is reasonable.

A director is not required to hold shares in the Company to be qualified to hold that appointment.

Compensation

Each director is entitled to such remuneration out of the funds of the Company as the directors determine. However, the remuneration of nonexecutive directors may not exceed in aggregate in any year the amount fixed by the Company in a general meeting for that purpose. The remuneration payable by the Company to a director must not include a commission on, or percentage of operating revenue.

Additionally, the directors are entitled to be paid all travelling and other expenses properly incurred by them in connection with the affairs of the Company, including attending and returning from general meetings of the Company or meetings of the directors or of committees. If a director renders or is called upon to perform extra services in connection with the affairs of the Company, the directors may arrange for a special remuneration to be paid.

Borrowing

The directors may exercise all the powers of the Company to borrow or otherwise raise money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

Rights and restrictions on classes of shares

Subject to the Corporations Act, the rights attaching to the Company’s shares are detailed in our Constitution.

The Constitution provides that the directors may issue, allot or grant options in respect of, or otherwise dispose of, shares to such persons, for such price, on such conditions, at such times and with such preferred, deferred or other special rights or special restrictions, whether in relation to dividends, voting, return of capital, participation in the property of the Company on a winding up or otherwise.

Subject to the Corporations Act, any rights and restrictions attached to a class of shares, the Company may issue further shares on such terms and conditions as the shareholders resolve.

Dividend Rights

Subject to the Corporations Act, the Company’s Board may from time to time determine to pay any interim, special or final dividends to shareholders, fix the amount of dividend, the record date for determining entitlements to, and for payment of, a dividend and the method of payment of a dividend.

Voting Rights

Subject to the Company’s Constitution and any rights or restrictions attached to any shares or classes of shares, at a general meeting on a show of hands, every shareholder present has one vote and on a poll, every shareholder present has one vote for each fully paid share held by the shareholder and a fraction of a vote for each partly paid share held by a shareholder, equivalent to the proportion which the amount is paid up (not credited) on the share bears to the total amounts paid and payable. Shareholders may vote by proxy. The Constitution does not allow for cumulative voting.

Under Australian law, shareholders of a public company are not permitted to approve corporate matters by written consent.

Power to buy back ordinary shares

The Company may buy back ordinary shares in itself in any manner permitted by the Corporations Act.

Rights to share in Company’s profits

Subject to any rights or restrictions attached to any shares or class of shares, the directors may capitalize and distribute among such of the shareholders as would be entitled to receive dividends and in the same proportions, any amount forming part of the undivided profits of the Company, representing profits arising from an ascertained accretion to capital or from a revaluation of the assets of the Company, arising from the realization of any assets of the Company or otherwise available for distribution as a dividend. The directors may resolve that all or any part of the capitalized amount is to be applied in paying up in full at a price determined by the resolution any unissued shares in or other securities of the Company or in paying up any amounts unpaid on shares or other securities held by the shareholders.

Rights to share in any surplus in the event of liquidation

Subject to this Constitution and to the rights or restrictions attached to any shares or class of shares if the Company is wound up and the property of the Company available for distribution among the shareholders is more than sufficient to pay all of the debts and liabilities of the Company and the costs, charges and expenses of the winding up, the excess must be divided among the shareholders in proportion to the shares held by them, irrespective of the amounts paid or credited as paid on the shares. If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the shareholders the whole or any part of the property of the Company and determine how the division is to be carried out as between the shareholders or different classes of shareholders.

Redemption provisions

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution and subject to the Corporations Act, any preference shares may be issued on the terms that they are, or may at our option be, liable to be redeemed.

Liability to further capital calls by the Company

The directors may make any calls from time to time upon shareholders in respect of all monies unpaid on partly-paid shares (if any), subject to the terms upon which any of the partly-paid shares have been issued. Each shareholder is liable to pay the amount of each call in the manner, at the time, and at the place specified by the directors. Calls may be made payable by instalment. Failure to pay a call will result in interest becoming payable on the unpaid amount and ultimately, forfeiture of those shares. As of the date of this prospectus, all of our issued shares are fully paid.

Restricted Securities

In the Constitution, Restricted Securities has the meaning given in the listing rules of any securities exchange as amended or replaced from time to time.

The holder of Restricted Securities cannot dispose of those Restricted Securities during the escrow period relating to those Restricted Securities except as permitted by the listing rules. The Constitution provides that the Company must refuse to acknowledge, deal with or accept a disposal (including registering a transfer of Restricted Securities) which is or might be in breach of the listing rules or any restriction agreement entered into by the Company under the listing rules relating to the escrow of Restricted Securities. During a breach of the listing rules relating to Restricted Securities, or a breach of a restriction agreement entered into by the Company under the listing rules relating to the escrow of Restricted Securities, the shareholder holding the Restricted Securities in question ceases to be entitled to any dividend or distribution, or any voting rights in respect of those Restricted Securities.

Variation or cancellation of share rights

All or any of the rights or privileges attached to the class of share may be varied, whether or not the Company is being wound up, only with the consent in writing of the holders of three quarters of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the issued shares of that class.

General meetings of Shareholders

The directors may, whenever they think fit, convene a general meeting. Subject to the Constitution and to the rights or restrictions attached to any shares or class of shares at least 28 days’ notice of a general meeting must be given to each person who is at the date of the notice a shareholder, a director or an auditor of the Company and the Securities Exchange. Section 249D of the Corporations Act also provides other mechanisms for the call of a meeting.

Ownership threshold

There are no provisions in the Constitution that require a shareholder to disclose ownership above a certain threshold. Section 671B(1) of the Corporations Act provides that a person who obtains a “substantial holding” being five percent (5%) in a listed public company to disclose the interest to the company within two (2) days of acquiring the interest and serve a copy of the disclosure on the relevant market operator.

As a public company under the Australian Corporations Act with more than 50 shareholders – the Australian Corporations Act (subject to certain exceptions) restricts the acquisition by any person (irrespective of jurisdiction) of a “relevant interest” in a “voting share” of the Company where, because of a transaction, that person or someone else’s percentage “voting power” in the Company increases above 20% of the total voting shares or, where the person’s voting power was already above 20% and below 90%, increases more than 3% in any six month period.

Foreign Ownership Regulation

There are no limitations on the rights to own securities imposed by our Constitution. However, acquisitions and proposed acquisitions of shares in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975, or the FATA, which generally applies to acquisitions or proposed acquisitions by a foreign person (as defined in the FATA) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company and by non-associated foreign persons that would result in such foreign person having an interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company. The Company is currently not classified as a foreign person or an Australian land corporation for the purposes of the FATA.

Whether prior approval of the Australian Federal Treasurer is required for an investor to be issued shares in the Company is an assessment which must be undertaken by each investor, as compliance with the FATA in those circumstances is the investor’s obligation. Separate and stricter rules apply for foreign government investors (defined by the FATA).

Generally, foreign government investors must seek prior FIRB approval where they acquire a direct interest in an entity or business. The term ‘direct interest’ has a very broad meaning under the Foreign Acquisitions and Takeovers Regulations 2015 and ranges from a 10% interest in an entity to an interest of any percentage in an entity which gives the foreign government investor the ability to influence or participate in the central management and control of the entity or business or determine its policy.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to the national interest. If a foreign person acquires shares or an interest in shares in an Australian company in contravention of the FATA, the Australian Federal Treasurer may take a number of actions including imposing civil or criminal penalties or ordering the divestiture of such person’s shares or interest in shares in the Company. The Australian Federal Treasurer may order divestiture pursuant to the FATA if he determines that the acquisition has resulted in that foreign person, either alone or together with other non-associated or associated foreign persons, controlling the Company and that such control is contrary to the national interest.

Stock Transfer Agent

VStock Transfer, LLC is our company’s stock transfer agent. The address for VStock Transfer is 18 Lafayette Place, Woodmere, New York, 11598 and the telephone number is (212) 828-8436.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Units

We are offering up to 1,250,000 units in this offering at the assumed public offering price of $4.125 per unit. Each unit includes one ordinary share and one warrant to purchase one ordinary share at an assumed exercise price equal to $4.00 per ordinary share. Our units will not be certificated and the ordinary shares and warrants consisting of such units are immediately separable and will be issued separately in this offering. We are also registering the ordinary shares issuable upon conversion of the warrants. These securities are being issued pursuant to an underwriting agreement between us and the representative of the underwriters. You should review the underwriting agreement, the form of warrant, and the Warrant Agency Agreement, each of which are filed, or will be filed, as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Units, the ordinary shares and the warrants.

Ordinary Shares

The material terms of our ordinary shares are described under the caption “Description of Shares Capital Stock and Constitution” in this prospectus.

Warrants

Warrants Included in the Units

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and V-Stock Transfer, LLC, as warrant agent, and the form of warrant certificate, both of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of warrant certificate.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (except in the case of a cashless exercise), by certified or official bank check payable to us, for the number of warrants being exercised. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the ordinary shares issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Price. Each warrant will be exercisable at an exercise price of $4.00 per ordinary share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Fractional Shares. The Company will not issue fractions of warrants or distribute warrant certificates which evidence fractional warrants. Whenever any fractional warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction to the nearest whole warrant (rounded down).

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied for listing of our ordinary shares and intend to apply for listing of our tradeable warrants on The Nasdaq Capital Market under the symbols “IBG,” and “IBGWW,” respectively. No assurance can be given that our listing application will be approved.

Global Certificate. The warrants will be issued in registered form under a warrant agency agreement between the warrant agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., as nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. The holders of the warrants may also require us or any successor entity to purchase the warrants from the holders by paying to the holder an amount in cash (or other types or form of consideration in special circumstances listed in the warrant) equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the fundamental transaction.

Rights as a Shareholder. The warrant holders do not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The warrants and the warrant agency agreement are governed by the law of the State of New York.

Representative Warrants

At the close of this offering, we have agreed to issue to the Underwriter or its designees warrants to purchase up to a total of 5% of the ordinary shares underlying the units sold in this offering (125,000 ordinary shares, of 143,750 if the underwriters exercise the over-allotment option in full), at an assumed exercise price of $5.672 per share (equal to 137.5% of the initial public offering price per unit). Such warrants are exercisable for a five-year period commencing six (6) months from the commencement of sales in the offering. See “Underwriting–Representative Warrants” for a more detailed description of the terms of the underwriter’s warrants

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public limited company incorporated under the laws of Australia. Some of our directors and executive officers are non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for you to: effect service of process within the United States upon our non-U.S. resident directors or on IBG; enforce in U.S. courts judgments obtained against our non-U.S. resident directors or IBG in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws; enforce in U.S. courts judgments obtained against our non-U.S. resident directors or IBG in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia.

The disclosure in this section is not based on the opinion of counsel.

ORDINARY SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our ordinary shares. Future sales of substantial amounts of our ordinary shares in the public market, including shares issued upon exercise of outstanding warrants, after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our ordinary shares to fall or impair our ability to raise equity capital in the future. We are unable to estimate the number of ordinary shares that may be sold in the future.

Upon the completion of this offering, we will have 8,809,151 ordinary shares outstanding (or 8,996,651 ordinary shares assuming the underwriters exercise the over-allotment option in full). All of the ordinary shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or ten percent (10%) shareholders.

Lock-Up

The Company, our executive officers, directors and certain shareholders of five percent (5%) and more of our outstanding ordinary shares have agreed with the underwriter not to offer, sell, dispose of or hedge our ordinary shares, subject to specified limited exceptions and extensions described elsewhere in this prospectus, during the period continuing through the date that is 180 days after the date of this prospectus, except with the prior written consent of Maxim on behalf of the underwriter.

Rule 144

Ordinary shares held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, as well as ordinary shares held by our current shareholders, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, beginning 180 days after our Form F-1 Registration Statement becomes effective, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of ordinary shares that does not exceed the greater of:

●	1% of the number of ordinary shares then outstanding, which will equal approximately 75,592 ordinary shares immediately after this offering (based on 7,559,151 ordinary shares outstanding as of March 27, 2024, and assuming no exercise of the warrants and no exercise by the underwriter of their over-allotment option to purchase additional ordinary shares), or

●	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

TAX MATTERS

The following sets forth the material Australian and U.S. federal income tax matters related to an investment in our ordinary shares and warrants (hereinafter sometimes referred to as “securities”). It is based on laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not address all possible tax consequences relating to an investment in our securities.

WE URGE POTENTIAL PURCHASERS OF OUR SECURITIES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SECURITIES.

United States Federal Income Taxation

The following discussion describes certain U.S. federal income tax consequences of the purchase, ownership and disposition of our securities as of the date hereof. This discussion applies only to U.S. Holders (as defined below) that hold our securities as capital assets and that have the U.S. dollar as their functional currency. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of our securities and you are, for U.S. federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States,

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following does not represent a detailed description of the U.S. federal income tax consequences applicable to any particular investor or to persons subject to special tax treatment under the U.S. federal income tax laws, such as:

●	banks,

●	financial institutions,

●	insurance companies,

●	regulated investment companies,

●	real estate investment trusts,

●	broker-dealers,

●	traders that elect to mark to market,

●	U.S. expatriates,

●	tax-exempt entities,

●	persons liable for alternative minimum tax,

●	persons holding our securities as part of a straddle, hedging, conversion or integrated transaction or constructive sale,

●	persons that actually or constructively own 10% or more of our securities by vote or value,

●	persons required to accelerate the recognition of any item of gross income with respect to our securities as a result of such income being recognized on an “applicable financial statement” (as defined by the Code),

●	persons who acquired our securities pursuant to the exercise of any employee ordinary share option or otherwise as consideration for services, or

●	persons holding our securities through partnerships or other pass-through entities for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners of a partnership holding our securities should consult their tax advisors.

This discussion does not contain a detailed description of all the U.S. federal income tax consequences to a prospective purchaser in light of his, her or its particular circumstances and does not address the Medicare contribution tax on net investment income, foreign currency gains or losses, U.S. federal estate and gift taxes, or the effects of any state, local or non-U.S. tax laws. Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our securities.

Taxation of Dividends and Other Distributions on our Securities

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the securities (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date actually or constructively received by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles As a general rule, to the extent that the amount of the distribution exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your tax basis in your securities, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain.. However, we do not intend to calculate our earnings and profits in accordance with U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation will be treated as a qualified foreign corporation for this purpose if (i) such corporation is eligible for the benefits of a comprehensive income tax treaty with the United States or (ii) the dividends are paid on securities that are readily tradable on an established securities market in the United States. The Internal Revenue Service has determined that the U.S. – Australian tax treaty is a comprehensive tax treaty and we believe that we are eligible for benefits under it. Moreover, we will apply to list our securities on the Nasdaq Capital Market, and U.S. Treasury Department guidance indicates that securities that are so listed will be treated as readily tradable on an established securities market in the United States. Therefore, we believe that dividends paid by us will be subject to reduced rates of taxation. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our securities.

In addition, notwithstanding the foregoing, non-corporate U.S. Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a passive foreign investment company (a “PFIC”) in the taxable year in which such dividends are paid or in the preceding taxable year. As discussed under “— Passive Foreign Investment Company” below, we do not believe we were a PFIC for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard.

A U.S. Holder may be subject to Australian withholding taxes on dividends paid on our securities. Subject to certain conditions and limitations (including a minimum holding period requirement), any withholding taxes on dividends may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on our securities will be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

 Adjustments with Respect to Warrants

The terms of the warrants provide for an adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if the adjustment increased the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through a decrease in the exercise price of the warrants). Such constructive distribution would be subject to tax as described under “Taxation of Dividends and Other Distributions on our Securities” , above in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation of Dispositions of Securities

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of our securities in an amount equal to the difference between the amount realized (in U.S. dollars) and your tax basis (in U.S. dollars) in the securities. Subject to the passive foreign investment company rules discussed below, such gain or loss will generally be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the securities for more than one year, you will be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source gain or loss for foreign tax credit limitation purposes.

For U.S. federal income tax purposes, each holder of our securities must allocate the purchase price paid by the holder for such securities between the ordinary shares and the warrants based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge you to consult your tax adviser regarding the determination of value for these purposes. The price properly allocated to each ordinary share or warrant will be your tax basis in such share or warrant and any gain or loss on a disposition of an ordinary share or warrant will be the difference between the amount realized on the disposition and your tax basis in the property disposed of. Any disposition of a security (ordinary share plus warrant) should be treated for U.S. federal income tax purposes as a disposition of the share of common stock and of the warrant comprising the security, and the amount realized on such disposition will be allocated between the share of common stock and the warrant based on their respective relative fair market values at the time of disposition (as determined by you based on all relevant facts and circumstances).

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary share generally would begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of warrants are unclear and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the cashless exercise of warrants, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the ordinary shares received.

Passive Foreign Investment Company

Based on the past and projected composition of our income and assets, and the valuation of our assets, we do not believe we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our most recent taxable year, and we do not expect to become a PFIC in the current taxable year or in the foreseeable future, although there can be no assurance in this regard. In general, we will be a PFIC for any taxable year in which:

●	at least 75% of our gross income is passive income, or

●	at least 50% of the value of our assets (based on an average of the quarterly values of our assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

For this purpose, passive income generally includes dividends, interest, income equivalent to interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Cash is treated as an asset that produces or is held for the production of passive income. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

The determination of whether we are a PFIC is made annually after the close of each taxable year. As a result, we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. In particular, because we have valued our goodwill based on the market price of our ordinary shares, our PFIC status will depend in large part on the market price of our ordinary shares. Accordingly, fluctuations in the market price of the securities may cause us to become a PFIC. In addition, composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. Although the determination of whether we are a PFIC is made annually, if we are a PFIC for any taxable year in which you hold our securities, you will generally continue to be subject to the special rules described below for all succeeding years during which you hold our securities (even if we do not qualify as a PFIC in such subsequent years). However, if we cease to be a PFIC, you may avoid the continuing impact of the PFIC rules by making a special election to recognize gain as if your securities had been sold on the last day of the last taxable year during which we were a PFIC. You are urged to consult your own tax advisor about this election.

If we are a PFIC for any taxable year during which you hold our securities, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the securities, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the securities will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the securities,

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year. The tax liability for amounts allocated to such years cannot be offset by any net operating losses for such years, and gains realized on the sale of the securities cannot be treated as capital, even if you hold the securities as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the special tax rules discussed above. If you make an effective mark-to-market election for the ordinary shares, for each taxable year that we are a PFIC you will include in income an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the taxable year over your adjusted basis in such ordinary shares. You are allowed a deduction for the excess, if any, of your adjusted basis in the ordinary shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of the net amount previously included in income as a result of the mark-to-market election. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net amount of previously included income as a result of the mark-to-market election. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “Taxation of Dividends and Other Distributions on our Ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), which includes the Nasdaq Capital Market. If the ordinary shares are regularly traded on the Nasdaq Capital Market and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC. However, there can be no assurance that the ordinary shares will be traded in sufficient volumes to be considered “regularly traded” for purposes of the mark-to-market election. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ordinary shares are no longer regularly traded on a qualified exchange or other market, or the Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to avoid the special tax rules discussed above. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If we are a PFIC for any taxable year during which you hold our securities and any of our non-U.S. subsidiaries is also a PFIC, you will be treated as owning a proportionate amount (by value) of the securities of the lower-tier PFIC for purposes of the application of the PFIC rules. You will not be able to make the mark-to-market election described above in respect of any lower-tier PFIC. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If you hold our securities in any year in which we are a PFIC, you will generally be required to file U.S. Internal Revenue Service Form 8621. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our securities and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our securities and proceeds from the sale, exchange or other disposition of our securities that are paid to you within the United States (and in certain cases, outside the United States) will be subject to information reporting to the U.S. Internal Revenue Service, unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend or interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

Certain U.S. Holders are required to report information relating to our securities, subject to certain exceptions, by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold our securities.

Australian Taxation

In this section, we discuss the material Australian income tax, stamp (or transfer) duty and goods and services tax considerations related to the acquisition, ownership and disposal of ordinary shares and warrants in Innovation Beverage Group Ltd (Company). It is based upon existing Australian tax law as of the date of this registration statement, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law which may be important to particular investors in light of their individual investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies or tax-exempt organizations) or shares and warrants/options held on revenue account or as trading stock.

This section is purposely general in nature and prospective investors are urged to consult their tax advisors regarding the Australian and non-Australian income and other tax considerations of the acquisition, ownership and disposition of the ordinary shares and warrants. This summary is based upon the assumption that the holder is not an Australian resident for tax purposes and is not carrying on business in Australia through a permanent establishment (referred to as a “Non-Australian Holder” in this summary). It does not consider any other factual scenarios. In addition, this summary does not discuss any non-Australian or Australian state tax considerations, other than transfer duty.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice for any particular shareholder, and no representations with respect to the income tax consequences for any particular shareholder are made or may be relied upon by an investor or potential investor. This summary is not exhaustive of all Australian Federal/Commonwealth income tax issues. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Non- resident for Australian tax purposes may be liable to pay Australian tax on income derived from Australian sources. One mechanism by which that tax can be paid (for non-residents who have no permanent establishment or fixed base in Australia or where the income is not connected with a permanent establishment or fixed base) is known as withholding tax.

Dividends paid by an Australian tax resident company to a shareholder that is resident of the United States of America who is entitled to the benefits of the Australia/U.S. Double Tax Agreement (DTA) and is beneficially entitled to the dividends are subject to withholding tax at the rate of 15% to the extent the dividends are "unfranked". This assumes that:

•	no shareholder beneficially entitled to the dividends:
o	holds directly at least 10 percent of the voting power in the Company paying the dividends; or
o	has owned shares representing 80 per cent or more of the voting power of the Company paying the dividends for a 12 month period ending on the date the dividend is declared; or
•	the Company is not a Regulated Investment Company or a Real Estate Investment Trust or a Listed Australian Property Trust (as those terms are defined for the purpose of the DTA).

To the extent that dividends paid by an Australia tax resident company to non-residents have been franked, such dividends are not subject to withholding tax.[1]

“Franked dividends” refers to dividends that have been paid out of profits which have been taxed at company level and where that tax has been allocated to the dividend.

Accordingly, an Australian tax resident company paying a fully franked dividend to a non-resident is not required to deduct any withholding tax. Dividends on which withholding tax has been paid are generally not subject to any further Australian tax. In other words, the withholding tax should represent the final Australian tax liability in relation to those dividends.

To the extent that the dividend is partially franked, dividend withholding tax will apply to the unfranked portion in the manner outlined above.

The 15% dividend withholding tax rate does not apply to dividends derived by a resident of the United States of America who has a permanent establishment or fixed base in Australia, if the holding giving rise to the dividends is effectively connected with that permanent establishment or fixed base. Such dividends may be taxed and included in assessable income as business income or independent personal services income as the case may be.

[1] Section 128B(3) of the Income Tax Assessment Act 1936 (Cth)

On June 30, 2021, our Board declared a dividend in the amount of AUD$2,138,610 based on the Company’s historical retained earnings as of June 30, 2021 and in accordance with Section 254T of the Corporations Act 2001 (Cth). Other than the foregoing dividends, we have not paid any cash dividends since our inception and we do not anticipate the payment of cash dividends in the foreseeable future. See “Item 8.A. Financial Statements and Other Financial Information–Dividend Policy.”

A Non-Australian Holder will not be subject to capital gains tax in Australia on the disposal of shares in an Australian tax resident company unless the Non-Australian Holder disposes of an "indirect Australian real property interest".

An “indirect Australian real property interest” includes a membership interest held by an entity (known as the holding entity) in another entity (known as the test entity) if:

●	at that time or throughout a 12 month period that begins no earlier than 24 months before that time and ends no later than that time, the interest passes the “non-portfolio interest test”; and

●	the interest passes the “principal asset test”.

The non-portfolio test is satisfied where the sum of the “direct participation interests” held by the holding entity and its associates is 10 per cent or more.

The principal asset test is effectively satisfied where more than 50% of the market value of the test entity’s assets is attributable to taxable Australian real property.

Dual Residency

If an investor is a tax resident of both Australia and the United States, that investor may be subject to tax as an Australian resident. If, however, the shareholder is determined to be a United States resident for the purposes of the DTA, the Australian tax applicable would be limited by the DTA. Shareholders should obtain specialist taxation advice in these circumstances.

Transfer Duty

Any transfer of shares through trading on the Nasdaq should not be subject to transfer duty.

Inheritance and Estate Taxes in Australia

Australia does not have estate or death duties. Generally, no capital gains tax liability is realized upon the inheritance of a deceased person’s shares. The disposal of inherited shares by beneficiaries, may, however, give rise to a capital gains tax liability.

Goods and Services Tax

The issue or transfer of shares will not incur Australian goods and services tax and does not require a stockholder to register for Australian goods and services tax purposes.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has not been a public market for our securities in the United States. The public offering price for our units will be determined through negotiations between us and the underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. We offer no assurances that the initial public offering price will correspond to the price at which our securities will trade in the public market subsequent to this offering or that an active trading market for our securities will develop and continue after this offering.

UNDERWRITING

We are offering the units described in this prospectus through the underwriters listed below. Subject to the terms of the underwriting agreement, the underwriters named below have agreed to buy, severally and not jointly, the number of units listed opposite their names below. The underwriters are committed to purchase and pay for all of the units if any are purchased, other than those units covered by the over-allotment option described below. The Benchmark Company, LLC is acting as the lead managing underwriter of this offering and representative of the underwriters.

Name	Number of Units
The Benchmark Company, LLC
Total

The underwriters have advised us that they propose to initially offer the units to the public at an assumed price of $4.125 per unit. The underwriters propose to offer the units to certain dealers at the same price less a concession of not more than $[ ] per unit, of which up to $[ ] per unit may be reallowed to other dealers. After the initial offering, these figures may be changed by the underwriters.

The units sold in this offering are expected to be ready for delivery against payment in immediately available funds on or about [ ], 2024, subject to customary closing conditions. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional 187,500 ordinary shares and/or 187,500 warrants from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus, but only to cover over-allotments, if any. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

Commissions and Discounts

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $125,000 of the fees and expenses of the underwriters, which may include up to $125,000 of fees and expenses of counsel to the underwriters. In addition to the foregoing, we have agreed to be responsible for the costs of background checks on our senior management in an amount not to exceed $10,000. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below.

We have paid an expense deposit of $25,000  to (or on behalf of) the underwriters, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred. We have also agreed to pay a non-accountable expense allowance to the underwriters equal to 1.0% of the gross proceeds received in this offering.

Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by FINRA to be underwriting compensation under FINRA Rule 5110. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters.

	Per Unit	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us (7.00%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total expenses of this offering, excluding underwriting discounts, will be U.S $375,000.

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company, its executive officers, directors and certain holders of 5% or greater of the Company’s ordinary shares and securities exercisable for or convertible into its ordinary shares outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of six (6) months from the date of effectiveness of the offering.

Representative Warrants

The Company has agreed to issue to the underwriters warrants to purchase up to a total of 5.0% of the ordinary shares underlying the units sold in this offering. The warrants are exercisable at $5.672 per ordinary share (137.5% of the public offering price of the units in this offering) commencing on a date which is six (6) months from the effective date of the offering under this prospectus and expiring on a date which is no more than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(g)(8)(A).  The warrants have been deemed compensation by FINRA and are therefore subject to a 6-month lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of six (6) months from effectiveness. The warrants may be exercised as to all, or a lesser number of ordinary shares, and will provide for cashless exercise and will contain provisions for one demand registration of the sale of the underlying ordinary shares for a period of no greater than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(g)(8)(C). In addition, the warrants will contain a provision for unlimited “piggyback” registration rights which rights may be exercised at any time during the two-year period beginning on date which is six (6) months from the effective date of this offering. The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

Right of First Refusal

We have granted The Benchmark Company, LLC a right of first refusal, for a period of twenty four (24) months from the closing of this offering, to act as lead managing underwriter and book runner or minimally as co-lead manager and co-book runner and/or lead or co-lead placement agent at The Benchmark Company, LLC’s discretion, for each and every future public and private equity or debt (excluding commercial bank debt) offering, including all equity linked financings, during such twenty four (24) month period, of the Company, or any successor to or subsidiary of the Company.

Indemnification

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Determination of Offering Price

The underwriters have advised us that they propose to offer the units directly to the public at the estimated initial public offering price range set forth on the cover page of this prospectus. That price range and the initial public offering price are subject to change as a result of market conditions and other factors. Prior to this offering, no public market exists for our ordinary shares or warrants. The initial public offering price of the units was determined by negotiation between us and the underwriters. The principal factors considered in determining the initial public offering price of the shares included, among others:

●	the information in this Prospectus and otherwise available to the underwriters, including our financial information;
●	the history and the prospects for the industry in which we compete;
●	the ability and experience of our management;
●	the prospects for our future earnings;
●	the present state of our development and our current financial condition;
●	the general condition of the economy and the securities markets in the United States at the time of this initial public offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

We cannot be sure that the initial public offering price will correspond to the price at which our ordinary shares and/or warrants will trade in the public market following this offering or that an active trading market for or ordinary shares or warrants will develop or continue after this offering.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our units during and after the offering. Specifically, the underwriters may create a short position in our ordinary shares for their own accounts by selling more units than we have sold to the underwriters. The underwriters may close out any short position by purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our ordinary shares and/or warrants by bidding for or purchasing ordinary shares or warrants in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares or warrants previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our ordinary shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our ordinary shares and/or warrants to the extent that it discourages resales of our ordinary shares or warrants. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our ordinary shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares or warrants. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

The underwriters or syndicate members may facilitate the marketing of this offering online directly or through one of their respective affiliates. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Such websites and the information contained on such websites, or connected to such sites, are not incorporated into and are not a part of this prospectus.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Listing

We have applied to list our ordinary shares and warrants on The Nasdaq Capital Market under the trading symbol “IBG” and “IBGWW,” respectively.

Transfer Agent and Warrant Agent

The transfer agent and warrant agent for our ordinary shares and warrants is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11598.

Selling Restrictions

No action has been taken in any jurisdiction except the United States that would permit a public offering of our securities, or the possession, circulation or distribution of this prospectus or any other material relating to us or our securities in any jurisdiction where action for that purpose is required. Accordingly, such securities may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the securities may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement discounts and commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and Nasdaq, all amounts are estimates.

SEC registration fee	$1,440.77
FINRA filing fee	$2,523
The Nasdaq Capital Market listing fee	$50,000
Legal fees and expenses	$125,000
Accounting fees and expenses	$75,000
Transfer agent and warrant agent fees and expenses	$0
Printing fees and expenses	$29,000
Miscellaneous	$0
Total	$375,000

LEGAL MATTERS

The validity of the securities to be issued in this offering and certain legal matters relating to the offering as to Australian law will be passed upon for us by K&L Gates, Melbourne, Victoria, Australia. Certain matters as to U.S. federal law and New York state law in connection with this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sheppard, Mullin, Richter & Hampton, LLP, New York, NY.

EXPERTS

The financial statements of Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Limited) for the fiscal years ended December 31, 2022 and 2021 and for the for the six months ended June 30, 2022, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report herein of Accell Audit & Compliance, P.A., an independent registered public accounting firm, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 20-F, which we will be required to file within 120 days from the end of each fiscal year), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith are available on the SEC’s website located at www.sec.gov.The SEC website also contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

INNOVATION BEVERAGE GROUP LIMITED

 (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LTD)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Innovation Beverage Group
Limited (Formerly Australian
Boutique Spirits Pty Limited)

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended

December 31, 2022 and 2021

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED) FOR THE YEAR ENDED DECEMBER 31, 2022

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Innovative Beverage Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Innovative Beverage Group Limited (the Company) as of June 30, 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the six months ended June 30, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, and the results of its operations and its cash flows for the six months ended June 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinions.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2021.

Tampa, Florida

October 3, 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Innovative Beverage Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Innovative Beverage Group Limited (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the two years ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the two years ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinions.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2021.

Tampa, Florida

May 10, 2023

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$91,986	$1,559,172
Accounts receivable	988,267	995,666
Inventory, at cost	1,411,908	1,070,275
Prepaid expenses	260,733	180,133
Current portion of loan to shareholders	622,442	—
Total current assets	3,375,336	3,805,246
Deposits	34,688	36,762
Finance right of use asset	18,375	29,621
Operating right of use asset	195,677	330,759
Due from related parties	—	697,127
Equipment, net	157,523	189,272
Intangible assets, net	392,488	421,565
Goodwill	—	951,802
Deferred tax asset	388,916	50,895
Total assets	$4,563,003	$6,513,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,140,526	$1,505,899
Deferred revenue	159,508	170,832
Related party notes payable	412,722	—
Notes payable, less related party portion	1,101,151	708,063
Current portion of finance lease liability	5,090	23,631
Current portion of operating lease liability	148,171	143,015
Other liabilities	164,688	—
Total current liabilities	4,131,856	2,551,440
Accrued employee benefits, non-current	18,464	18,237
Finance lease liability, less current portion	—	5,593
Operating lease liability, less current portion	69,725	243,186
Notes payable, less current portion	47,258	—
Total liabilities	4,267,303	2,818,456
STOCKHOLDERS’ EQUITY
Ordinary share s, no par value; no authorization limit; 7,522,480 and 7,280,031 shares issued and outstanding at December 31, 2022 and 2021, respectively	4,631,507	3,942,069
Accumulated other comprehensive loss	(112,934)	(44,441)
Accumulated deficit	(4,222,873)	(203,035)
Total stockholders’ equity	295,700	3,694,593
Total liabilities and stockholders’ equity	$4,563,003	$6,513,049

The accompanying notes are an integral part of these consolidated financial statements.

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	For the year ended
	December 31, 2022	December 31, 2021
Revenues, net	$4,530,396	$3,748,281
Cost of goods sold	2,124,828	1,255,877
Gross profit	2,405,568	2,492,404
Operating expenses
Other general and administrative	1,809,501	910,319
Salaries and wages	1,918,206	800,186
Sales and marketing	846,956	424,992
Contracted services	1,167,489	302,740
Impairment loss	951,802	—
Total operating expenses	6,693,954	2,438,237
Income (loss) from operations	(4,288,386)	54,167
Other income (expenses):
Finance cost	(80,000)	—
Other	(17,871)	(5,775)
Interest income	31,322	72,446
Interest expense	(122,898)	(32,549)
Total other income (expenses)	(189,447)	34,122
Income (loss) before taxes	(4,477,833)	88,289
Income tax expense (benefit)	(350,063)	56,526
Net income (loss)	(4,127,770)	31,763
Other comprehensive income (loss):
Foreign currency translation adjustment	(68,493)	(147,514)
Total comprehensive income (loss)	$(4,196,263)	$(115,751)
Basic and diluted income (loss) per share	(0.56)	0.00
Weighted average shares outstanding – basic and diluted	7,433,014	6,449,014

The accompanying notes are an integral part of these consolidated financial statements.

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Ordinary		Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount
Balance December 31, 2020	6,172,840	$420	$103,073	$1,360,875	$1,464,368
Sale of ordinary share, net of issuance costs	1,107,191	3,941,649			3,941,649
Dividends	—			(1,595,673)	(1,595,673)
Foreign currency translation adjustment	—		(147,514)		(147,514)
Net income	—			31,763	31,763
Balance December 31, 2021	7,280,031	$3,942,069	$(44,441)	$(203,035)	$3,694,593
Sale of ordinary shares , net of issuance costs	191,211	512,295	—	—	512,295
Issuance of ordinary shares for services	51,238	177,143	—	—	177,143
Foreign currency translation adjustment	—	—	(68,493)	107,932	39,439
Net loss	—	—	—	(4,127,770)	(4,127,770)
Balance December 31, 2022	7,522,480	$4,631,507	$(112,934)	$(4,222,873)	$295,700

The accompanying notes are an integral part of these consolidated financial statements.

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED)
CONSOLIDATED STATEMENT OF CASH FLOWS

	For the years ended
	December 31, 2022	December 31, 2021
Cash Flows from Operating Activities
Net income/(loss)	$(4,127,770)	$31,763
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	244,880	158,242
Stock compensation	23,961	—
Share insurance for services	177,143	—
Goodwill Impairment Loss	951,802	—
Changes in operating assets and liabilities
Accounts receivable	7,399	(959,660)
Inventory, at cost	(341,633)	(318,177)
Prepaid expenses	(80,600)	(154,517)
Operating right of use assets	(169,124)	(21,888)
Deferred tax asset	(338,021)	(14,497)
Deposits	2,074	2,259
Accounts payable and accrued expenses	799,315	255,816
Deferred revenue	(11,324)	170,832
Accrued employee benefits, non-current	227	6,236
Net cash from operating activities	(2,861,671)	(843,591)
Cash Flows from Investing Activities
Net cash paid to acquire business	—	(748,762)
Purchase of equipment	(10,351)	(46,318	/0
Purchase of intangibles	(27,375)	(469,667)
Net activity on due from related parties	74,685	(493,479)
Net cash from investing activities	36,958	(1,758,226)
Cash Flows from Financing Activities
Issuance of ordinary share, net of issuance costs	512,295	3,941,649
Payments on finance lease liability	(23,315)	(32,174)
Payments on notes payable	853,068	(4,458)
Net cash from financing activities	1,342,048	3,905,017
Impact of changes in foreign currency on cash	15,479	(147,514)
Change in cash and cash equivalents	(1,467,186)	1,155,686
Cash and cash equivalents at beginning of period	1,559,172	403,486
Cash and cash equivalents at end of period	$91,986	$1,559,172
Supplemental Cash Flow Information
Cash paid for interest	$5,732	$32,549
Cash paid for income taxes	$—	$158,202

The accompanying notes are an integral part of these consolidated financial statements.

INNOVATION BEVERAGE GROUP LIMITED (FORMERLY AUSTRALIAN BOUTIQUE SPIRITS PTY LIMITED) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of operations

Innovation Beverage Group Limited (formerly Australian Boutique Spirits Pty Limited) (“IBG” or the “Company”) is a developer, manufacturer and exporter of a growing portfolio of alcoholic and non-alcoholic brands of beverages. Our distribution capabilities include sales to large distributors and high-margin direct-to-consumer sales. IBG is located in Seven Hills, New South Wales, Australia.

IBG has partnered with Coca Cola Europacific Partners (CCEP), the world’s largest Coca-Cola bottler, to exclusively distribute IBG Bitters in Australia while retaining the rights throughout the rest of the world.

IBG focuses on direct-to-consumer (DTC) sales through its network of technology-focused retail marketplaces and established BevMart, a DTC marketplace, in Australia in May 2021 and in the United States in November 2021. On November 3, 2021, IBG acquired 100% of the outstanding equity interests in REG Liquors, LLC d/b/a Wired for Wine (“W4W”), located in Stockton, New Jersey. W4W and BevMart USA, LLC are wholly owned subsidiaries of IBG.

Effective July 1, 2021, and September 12, 2022, the Company effectuated a 1 to 16,667 stock split and a 1 to 1.62 reverse stock split, respectively. All shares throughout these consolidated financial statements have been adjusted to reflect the splits.

2.	Summary of significant accounting policies

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Presentation and Principles of Consolidation

The consolidated financial statements, which include the accounts of IBG, and its subsidiaries, BevMart USA, LLC and W4W (collectively, the “Group”) are prepared in conformity with U.S. GAAP. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements have been prepared using the accrual basis of accounting and presented in U.S. dollars. The year end is December 31.

Concentration of Credit Risk

Financial instruments that potentially subject the Group to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Group places its cash in what it believes to be credit-worthy financial institutions. The Group controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Group routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Revenue Recognition

The Group recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized upon the Group’s satisfaction of a single performance obligation when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Group expects to receive in exchange for those goods. The Group applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Group satisfies each performance obligation. The Group’s main revenue stream is from sales of products. The Group recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Group’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Revenue is measured as the amount of consideration the Group expects to receive in exchange for transferring goods. The amount of consideration the Group receives and revenue the Group recognizes varies with changes in customer incentives the Group offers to its customers. These incentives and discounts include cash discounts, price allowance, volume-based rebates, product placement fees and other financial support items such as trade promotions, displays, new products, consumer incentives and advertising assistance. Sales tax and other similar taxes are excluded from revenue. Cost associated with shipping and handling activities are included in Other general and administrative expenses as revenue is recognized. The Group estimates the amount of variable consideration by using the “expected value” method, which considers factors such as experiences with products, predictability of market conditions and competition, the current stage in the product life cycle and historical, current, and projected demand. The Group evaluated those factors and concluded that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur and no constraint was necessary on the variable consideration as of December 31, 2022 and 2021. The Group has extensive historical experience with producing and delivering standard products to its contracted customers with a pre-determined price. The Group performs similar analysis on variable consideration and the related constraint (or lack thereof) at each reporting period.

The Group’s revenue stream is mainly from (1) Creating, marketing and scaling lifestyle focused beverage brands with a focus on Bitters, Non-Alcohol Spirits, Bottles cocktails and other high margin innovative products exclusively developed at IBG and sold via large distribution partners in Australia and around the globe and (2) Sales of wine and spirits via IBG’s owned on-line marketplaces namely wiredforwine.com, bevmart.com and bevmart.com.au. The Group has 21 days payment terms for brand products sales. E-commerce sales are direct-to-consumers. The Group typically provides warranties for general replacement of defects that existed at the time of sale, as required by law. Based on historical information, management does not believe a sales return or warranty allowance is necessary and no allowance for either has been recorded as of December 31, 2022 or December 31, 2021.

Fair Value Measurements

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Group are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Cash and Cash Equivalents

The Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Group had no cash equivalents at December 31, 2022 or December 31, 2021.

Intangible Assets

The Group’s intangible assets consisted of customer contracts, software development costs and a liquor license. The customer contracts and liquor license were acquired in a business combination. Useful lives of intangible assets are determined after considering the specific facts and circumstances related to each intangible asset. Factors that will be considered when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Indefinite life intangibles are reviewed for impairment when circumstances suggest there could be an impairment, but at least annually.

	Customer contracts	Liquor license	Software Development costs
Useful lives Goodwill	Finite (15 years)	Finite (15 years)	Finite (5 years)

Goodwill is the excess of the consideration transferred over the fair value of the acquired assets and assumed liabilities in a business combination. The Group assesses goodwill for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, by comparing its carrying value to the reporting unit’s fair value. For the half year ended December 31, 2022, the Group determined that there was no goodwill impairment.

Sales and Marketing

The Group follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Group has recognized $846,956 and $155,560 in sales and marketing expenses for the year ended December 31, 2022 and 2021, respectively.

Equipment

Equipment is carried at historical cost. Depreciation is calculated on the straight-line method over the estimated useful lives of 10 years.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Group has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Inventory

Raw materials and finished goods are stated at the lower of cost and net realizable value on a ‘first in first out’ basis. Cost comprises of direct materials and delivery costs, direct labor, import duties and other taxes, and an appropriate allocation of variable and fixed overhead expenditure based on normal operating capacity. Costs of purchased inventory are determined after deducting rebates and discounts received or receivable.

Cost comprises purchase and delivery costs, net of rebates and discounts received or receivable. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Accounts Receivable

The Group has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue. Account balances deemed to be uncollectible are charged to bad debt expense and included in the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Earnings Per Ordinary Share

The Group computes earnings per ordinary share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per ordinary share is computed by dividing net income or loss by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding, plus the issuance of ordinary shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Comprehensive Income (loss)

ASC Topic 220 (SFAS No. 130) establishes standards for reporting comprehensive income and its components. Comprehensive income or loss is defined as the change in equity during a period from transactions and other events from non-owner sources.

Foreign Currencies

The Group determined that its functional currency is the U.S. dollar since the U.S. dollar is the currency of the environment in which the Group primarily generates and expends cash. Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in a currency other than the functional currency of the Group. These transaction gains and losses are included in results of operations.

Leases

Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Group uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

Finance lease right of use assets represents the right to use the leased asset for the lease term and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The initial liability for a finance lease will subsequently be adjusted to reflect interest expense incurred (increase of the liability), and lease payments made (decrease of the liability). Interest should be recognized equal to an amount that produces a constant periodic discount rate on the remaining balance of the liability during the lease term (i.e., the effective interest method). The ROU asset should be amortized on a straight-line basis from the commencement date to the earlier of the end of the useful life of the ROU asset or the end of the lease term. If, however, ownership of the ROU asset is transferred to the lessee at the end of the lease term or it is reasonably certain the lessee will exercise a purchase option for the ROU asset, then the lessee should amortize the ROU asset from commencement of the lease to the end of the useful life of the ROU asset.

COVID-19 Disclosure

The 2022 operations reflect the impact of COVID-19 throughout the periods. Restrictions continued to impact the Group’s global operations, with key sales channels remaining in varied states of impact and recovery. During the pandemic, non e-commerce sales channels experienced varying levels of disruption. COVID-19 also caused a shortage of certain raw materials, prolonged logistics and delayed progress on the Company’s fund raising.

Recent Accounting Pronouncements

On June 16, 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The new guidance requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

The new guidance; (i) eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an organization’s current estimate of all expected credit losses over the contractual term of its financial assets, (ii) broadens the information that an entity can consider when measuring credit losses to include forward-looking information, (iii) increases usefulness of the financial statements by requiring timely inclusion of forecasted information in forming expectations of credit losses, (iv) increases comparability of purchased financial assets with credit deterioration (PCD assets) with other purchased assets that do not have credit deterioration as well as originated assets because credit losses that are expected will be recorded through an allowance for credit losses for all assets, (v) increases users’ understanding of underwriting standards and credit quality trends by requiring additional information about credit quality indicators by year of origination (vintage), and (vi) aligns the income statement recognition of credit losses, for available-for-sale debt securities, with the reporting period in which changes occur by recording credit losses (and subsequent changes in credit losses) through an allowance rather than a write down.

The new guidance affects organizations that hold financial assets and net investments in leases that are not accounted for at fair value with changes in fair value reported in net income. It affects loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.

For public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application is permitted. The Group will adopt beginning January 1, 2023. The Group does not believe the adoption of this pronouncement will have a material impact on its consolidated financial statements.

The Group has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

3.	Business acquisition

On November 3, 2021, IBG acquired 100% of the outstanding equity interests in W4W in exchange for $1,348,762 in cash. Of the consideration, $600,000 shall be paid to seller of W4W within 30 days of the Group listing its shares on a known public exchange and is currently recorded in notes payables (Note 8). This outstanding balance bears no interest. There were no related equity issuances for the acquisition of W4W. IBG analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The preliminary purchase price allocation of the purchase consideration to net assets acquired is as follows:

Accounts receivable	$1,412
Inventory, at fair value	489,683
Prepaid expenses	14,052
Current assets	505,147
Equipment	2,552
Intangible asset	66,119
Brand Names	439,307
Goodwill	367,430
Total assets	1,380,555
Accounts payable and accrued expenses	(30,000)
Other liabilities	(1,793)
Total liabilities	(31,793)
Purchase consideration	$1,348,762

Purchase price allocation was performed for the year ended December 31, 2022. The Company recognized a goodwill impairment loss of $951,802 during the year ended December 31, 2022. The impairment loss was primarily due to the acquired subsidiary’s business transformation. The impairment loss was recognized in the consolidated statement of operations and comprehensive income for the year ended December 31, 2022.

The following unaudited pro forma financial results reflects the historical operating results of the Group, including the unaudited pro forma results of W4W for the year ended December 31, 2021, as if the business combination had occurred as of January 1, 2021. The pro forma financial information set forth below reflects adjustments to the historical data of the Group to give effect to W4W acquisition as if the acquisition had occurred on January 1, 2021. The pro forma information presented below does not purport to represent what the actual results of operations would have been for the periods indicated, nor does it purport to represent the Group’s future results of operations. The following table summarizes the Group’s results of operations for the year period ended December 31, 2021 (on an unaudited pro forma basis):

Net revenue	$5,919,405
Net income	$31,2864
Net income per share- basic and diluted	$0.00
Weighted average number of shares of ordinary stock outstanding- basic and diluted	6,449,014

The calculations of pro forma net revenue and pro forma net income give effect to the business combinations for the period from January 1, 2020 until the respective closing date for (i) the historical net revenue and net income, as applicable, of the acquired businesses, (ii) incremental depreciation and amortization for each business combination based on the fair value of property, equipment and identifiable intangible assets acquired and the related estimated useful lives, and (iii) recognition of accretion of discounts on obligations with extended payment terms that were assumed in the business combinations.

4.	Inventories

The composition of the Group’s inventories at December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Raw materials	$608,003	$414,958
Finished goods	731,905	655,317
Inventories, at cost	$1,411,908	$1,070,275

5.	Equipment

Equipment consisted of the following at December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Equipment	$274,988	$264,958
Less: accumulated depreciation	(117,465)	(75,686)
Equipment, net	$157,523	$189,272

Depreciation expense was $41,779 and $23,084 for the years   ended December 31, 2022 and 2021, respectively.

6.	Intangible assets

Intangible assets consisted of the following at December 31, 2022 and   2021:

	December 31, 2022	December 31, 2021
Contract rights	$432,246	$431,924
Software development costs	64,601	37,421
Liquor license	66,119	66,119
	562,966	535,464
Less: accumulated amortization	(170,478)	(113,899)
Intangible assets – net	$392,488	$421,565

Amortization expenses were $56,579 and $113,899 for the years   ended December 31, 2022 and 2021, respectively.

7.	Lease right-of-use assets and lease liabilities

Operating leases

The Group leases office space in Australia (“Seven Hills”) and in New Jersey (“Highland Cross”). The Seven Hills lease commenced on July 1, 2018 and ends on June 30, 2024, with monthly lease payments of $17,603 AUD (approximately $12,500 USD). The Highland Cross lease was assumed in the acquisition of W4W. The lease commenced on January 1, 2019 and expires on September 1, 2023, with monthly lease payments of $1,500.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 5.95% (Seven Hills) and 2.95% (Highland Cross), as the interest rate implicit in most of the leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the year ended December 31, 2022 and 2021, the Group recorded $79,799   and $163,414, respectively as operating lease expense which is included in other general and administrative expenses on the consolidated statement of operations.

Operating right of use assets are summarized below:

	As of December 31, 2022
	Seven Hills	Highland Cross	Total
Office Lease	$659,997	$37,735	$697,732
Less accumulated amortization	(482,519)	(19,536)	(502,055)
Operating right of use asset	$177,478	$18,199	$195,677

	As of December 31, 2021
	Seven Hills	Highland Cross	Total
Office Lease	$659,997	$37,735	$697,732
Less accumulated amortization	(364,155)	(2,818)	(366,973)
Operating right of use asset	$295,842	$34,917	$330,759

Operating lease liabilities are summarized below:

	As of December 31, 2022
	Seven Hills	Highland Cross	Total
Office Lease	$206,036	$11,860	$217,896
Less: current portion	(136,312)	(11,860)	(148,171)
Long term portion	$69,724	$—	$69,725

	As of December 31, 2021
	Seven Hills	Highland Cross	Total
Office Lease	$357,012	$29,189	$386,201
Less: current portion	(125,686)	(17,329)	(143,015)
Long term portion	$231,326	$11,860	$243,186

Operating lease liabilities are summarized below:

	Seven Hills	Highland Cross	Total
12-month period ending December 31, 2023	$145,158	$12,000	$157,158
12-month period ending December 31, 2024	72,473	—	72,473
Total future minimum lease payments	217,631	12,000	229,631
Less imputed interest	(11,595)	(140)	(11,735)
PV of payments	$206,036	$11,860	$217,896

Finance leases

The Group leases three pieces of equipment under finance leases with combined monthly payments of $3,059 AUD (approximately $2,125 USD). Two leases mature in December 2022 and the third one matures in December 2023.

Finance right of use assets are summarized below:

	As of	As of
	December 31, 2022	December 31, 2021
Equipment lease	$77,519	$77,519
Less accumulated amortization	(59,144)	(47,898)
Finance right of use asset	$18,375	$29,621

Amortization expense was $11,246 and $10,630 for the year ended December 31, 2022and 2021, respectively.

Finance lease liabilities are summarized below:

	As of	As of
	December 31, 2022	December 31, 2021
Equipment lease	$5,090	$29,224
Less: current portion	(5,090)	(23,631)
Long term portion	$—	$5,593

Equipment Lease
12-month period ending December 31, 2023	$5,286
12-month period ending December 31, 2024	—
Total future minimum lease payments	5,286
Less imputed interest	(196)
PV of payments	$5,090

8.	Notes payable

Notes payable are summarized below:

	As of December 31, 2022	As of December 31, 2021
Notes payable
Loan 1 (a)	$—	$94,328
Loan 2 (b)	23,725	13,735
Loan 3 (c)	600,000	600,000
Loan 4 (d)	412,722	—
Loan 5 (e)	524,684	—
Total notes payable	$1,561,131	$708,063

Future maturities of the note payable are as follows:

2023	$1,513,873
2024	$47,258
Total notes payable	$1,561,131

(a)	Loan 1

The Group entered a loan with a face value of $250,000 AUD. The loan is interest free and payable on demand. During the year ended   December 31, 2021, the Group entered into an agreement to offset $120,000 AUD ($85,256 USD based on the spot rate on the date of the agreement) against the Due from Related Party balance. On April 22, 2022, the group paid off the outstanding balance in the amount of AUD $130,000 ($95,355 USD based on the spot rate on the date of the payment).

(b)	Loan 2

During the year ended December 31, 2022, the Group entered an unsecured insurance financing arrangement with a face value of $52,527 AUD due on May 31, 2023, repaid borrowings in the amount of $29,182 AUD and recorded $4,244 AUD in interest expense related to this note.

During the year ended December 31, 2021, the Group entered an unsecured insurance financing arrangement with a face value of $53,071 AUD due on April 30, 2022. During the year ended December 31, 2021, the Group repaid borrowings in the amount of $26,022 AUD and recorded $2,499 AUD in interest expense related to this note. The remaining balance of this loan of $13,735 AUD was repaid during the year ended December 31, 2022.

(c)	Loan 3

On November 3, 2021, IBG acquired 100% of the outstanding equity interests in W4W in exchange for $1,348,762 in cash. Of the consideration, $600,000 shall be paid to seller of W4W within 30 days of the Group listing its shares on a known public exchange. This outstanding balance bears no interest.

(d)	Loan 4

During the year ended December 31, 2022, the Group entered four loans from shareholders or executive officers, with the total face value is $250,000 AUD and $230,166 USD; the interest accrued in the year is $ 11,589.04 AUD and $5,329 USD respectively.

(e)	Loan 5

During the year ended December 31, 2022, the Group entered six loans from 3rd parties (one has been paid off by December 31, 2022), with the total face value and interests accrued is $524,684 USD.

9.	Commitments and contingencies

During the normal course of business, the Group may be exposed to litigation. When the Group becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Group evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Group determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2022, the Group is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

10.	Income taxes

A reconciliation of the effective tax rate to the statutory rate is shown below:

	December 31, 2022	December 31, 2021
Australian income before taxes	$(2,602,131)	$177,668
United States loss before taxes	(1,875,702)	(89,379)
Income before taxes	$(4,477,833)	$88,289
Expected Australian income tax expense at statutory rate of 25% (December 31, 2021: 26%)	$(650,533)	$46,194
Expected United States income tax expense at statutory rate of 21%	(393,897)	(18,770)
Increase (decrease) in income taxes resulting from:
Entertainment	19	932
Unrecognized deferred tax assets - tax losses	393,897	23,174
Deferred tax rate change	1,958	2,035
Employee shared based payment	40,524
Goodwill Impairment	237,951
Other items, net	20,018	2,961
Income tax expense	$(350,063)	$56,526

The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets (liabilities):
Equipment	$2,902	$(2,807)
Leases	52,564	(2,105)
Customer contracts	—	28,298
Superannuation	6,888	6,268
Accrued expenses	1,124	9,433
Foreign currency changes	6,609	1,124
Accrued employee benefits, non-current	15,871	10,684
Software	375	—
Carried forward losses	347,740	—
ROU asset	(43,287)	—
Capitalized IPO cost	(1,869)	—
Net deferred tax asset	$388,916	$50,895

As of December 31, 2022, the Group had approximately $347,740 net operating loss or tax credit carryforwards. As of December 31, 2022 and 2021, the Group had no provision for uncertain tax positions and no provisions for penalties or interest. In addition, the Group does not believe that there are any uncertain tax benefits that could be recognized in the near future that would impact the Group’s effective tax rate.

11.	Reportable Segments

a.     The Group currently has two reportable geographic segments – Australia and United States. All inter-segment revenues are eliminated.

Summary information with respect to the Group’s geographic operating segments is as follows:

	Year Ended
	December 31, 2022	December 31, 2021
Revenue
Australia	$2,579,241	$3,193,127
United States	1,951,155	555,154
Total revenue	$4,530,396	$3,748,281

	Year Ended
	December 31, 2022	December 31, 2021
Income (loss) from operations
Australia	$(2,577,773)	$143,547
United States	(1,710,613)	(89,380)
Total income (loss) from operations	$(4,288,386)	$54,167

A reconciliation of the Group’s geographic segment operating income to consolidated earnings before income taxes is as follows:

	Year Ended
	December 31, 2022	December 31, 2021
Income from operations	$(4,288,386)	$54,167
Finance cost	(80,000)	—
Other	(17,871)	(5,775)
Interest income	31,322	72,446
Interest expense	(122,898)	(32,549)
Income (loss) before income taxes	(4,477,833)	88,289
Income tax expense (benefit)	(350,063)	56,526
Net income (loss)	$(4,127,770)	$31,763

	Year Ended
	December 31, 2022	December 31, 2021
Depreciation and Amortization
Australia	$223,540	$156,697
United States	21,147	1,545
Total	$244,687	$158,242

	Year Ended
	December 31, 2022	December 31, 2021
Capital Expenditures
Australia	$37,727	$515,985
Equipment	10,351	—
Intangibles	27,375	515,985
United States	—	—
Equipment	—	—
Intangibles	—	—
Total	$37,727	$515,985

	As Of
	December 31, 2022	December 31, 2021
Total Assets
Australia	$4,949,557	$6,370,454
United States	570,417	1,491,358
Eliminations	(956,971)	(1,348,763)
Total	$4,563,003	$6,513,049

b. Set out below is the disaggregation of the Group’s revenue based on the two distribution channels, brand products and e-commerce products1.

Year Ended
	December 31, 2022	December 31, 2021
Revenue
Brand products – Australia	$2,425,081	$3,007,228
Brand products – United States	273613	—
Total brand products	2,698,694	3,007,228
E-commerce - Australia	154,160	185,900
E-commerce - United States	1,677,542	555,153
Total e-commerce products	1,831,702	741,053
Total revenue	$4,530,396	$3,748,281

1 This is based on geographical segment of reporting entity’s operation, rather than sales destination.

12.	Customer Concentration

During the year ended December 31, 2022, the Group had net sales to each of two major customers that constituted in excess of 10% of its net sales. Net sales to these two customers represented approximately 39.99% and 13.54% of the Group’s net sales, for the year ended December 31, 2022. During the year ended December 31, 2021, the Group had net sales to one major customer represented approximately 96.8% of the Group’s net sales.

At December 31, 2022, one customer constituted at least 10% of the Group’s gross trade accounts receivable. The groups trade accounts receivable balances for this customer represent approximately 82.12% of the Group’s gross trade accounts receivable at December 31, 2022. At December 31, 2021, one major customer represent approximately 96.0% of the Group’s gross trade accounts receivable.

13.	Related party disclosures

At December 31, 2022, the Company had accounts receivable and accounts payable balances with a related company in the amounts of $820,894 (December 31, 2021: $718,586) and $159,508 (December 31, 2021: $170,832), respectively. During the year ended December 31, 2022 and 2021, the Company recorded revenue of $613,507 and $704,048, respectively.

All loans to and from related parties at the year end are unsecured and settlement generally occurs in cash. Details are as follows:

Loan A issuance, interest, and repayment schedule (in AUD) (Interest 4.52%)

Opening balance Dec 2021	$960,760
Loan issued:	—
Interest income accrued?	44,482
Total repayment by 31 December 2022	(86,506)
Closing balance Dec 2022	$918,735

Loan B issuance, interest, and repayment schedule (in USD) (Interest 0%)

Opening balance Dec 2021	$—
Loan issued	90,000
Interest income accrued	—
Total repayment by 31 December 2022	(90,000)
Closing balance Dec 2022	$—

Loan C issuance, interest, and repayment schedule (in AUD) (Interest 12%)

Opening balance Dec 2021	$—
Loan issued	50,000
Interest expense accrued	740
Total repayment by 31 December 2022	—
Closing balance Dec 2022	$50,740

Loan D issuance, interest, and repayment schedule (in AUD) (Interest 12%)

Opening balance Dec 2021	$—
Loan issued	200,000
Interest expense accrued	10,849
Total repayment by 31 December 2022	—
Closing balance Dec 2022	$210,849

Loan E issuance, interest, and repayment schedule (in USD) (Interest 12%)

Opening balance Dec 2021	$—
Loan issued	125,166
Interest expense accrued	2,795
Total repayment by 31 December 2022	(5,000)
Closing balance Dec 2022	$122,961

Loan F issuance, interest, and repayment schedule (in USD) (Interest 12%)

Opening balance Dec 2021	$—
Loan issued	110,000
Interest expense accrued	2,535
Total repayment by 31 December 2022	—
Closing balance Dec 2022	$112,535

14.	Subsequent events

Related parties’ loan E was settled by the issuance of 115,000 company’s ordinary shares on April 28, 2023.

In accordance with ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2022, through the date when the consolidated financial statements were available to be issued and has determined that it does not have any additional material subsequent events to disclosure in these financial statements.

Innovation Beverage Group Limited

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

For the Six Months Ended

June 30, 2023

INNOVATION BEVERAGE GROUP LIMITED FOR THE SIX MONTHS ENDED JUNE 30, 2023

INNOVATION BEVERAGE GROUP LIMITED
CONSOLIDATED BALANCE SHEETS AT JUNE 30, 2023 (UNAUDITED) AND DECEMBER 31, 2022 (AUDITED)

	June 30, 2023 (Unaudited)	December 31,2022 (Audited)

ASSETS
Current assets
Cash and cash equivalents	$36,223	$91,986
Accounts receivable	1,087,124	988,267
Inventory, at cost	1,311,564	1,411,908
Prepaid expenses	256,156	260,733
Current portion of loan to shareholders	681,093	622,442
Total current assets	3,372,160	3,375,336
Deposits	34,030	34,688
Finance right of use asset	9,739	18,375
Operating right of use asset	112,139	195,677
Equipment, net	146,111	157,523
Intangible assets, net	378,706	392,488
Deferred tax asset	380,592	388,916
Total assets	$4,433,477	$4,563,003
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,255,715	$2,140,526
Deferred revenue	156,094	159,508
Related party notes payable	322,460	412,722
Notes payable, less related party portion	1,115,502	1,101,151
Current portion of finance lease liability	1,951	5,090
Current portion of operating lease liability	141,381	148,171
Other liabilities	162,875	164,688
Total current liabilities	4,155,978	4,131,856
Accrued employee benefits, non-current	27,076	18,464
Operating lease liability, less current portion	—	69,725
Notes payable, less current portion	30,471	47,258
Total liabilities	$4,213,525	$4,267,303
STOCKHOLDERS’ EQUITY
Ordinary shares, no par value; no authorization limit; 7,748,076 and 7,522,480 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	$4,975,863	$4,631,507
Accumulated other comprehensive loss	100,906	(112,934)
Accumulated deficit	(4,856,817)	(4,222,873)
Total stockholders’ equity	219,952	295,700
Total liabilities and stockholders’ equity	$4,433,477	$4,563,003

The accompanying notes are an integral part of these unaudited consolidated financial statements.

INNOVATION BEVERAGE GROUP LIMITED
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE SIX MONTHS ENDED JUNE 30, 2023 (UNAUDITED) AND 2022 (AUDITED)

	For the six months ended
	June 30, 2023 (Unaudited)	June 30, 2022 (Audited)
Revenues, net	$1,613,412	$2,032,890
Cost of goods sold	450,153	1,082,457
Gross profit	1,163,259	950,433
Operating expenses
Other general and administrative	464,157	992,281
Salaries and wages	911,382	826,785
Sales and marketing	91,714	381,022
Contracted services	374,996	813,611
Total operating expenses	1,842,249	3,013,699
Loss from operations	(678,990)	(2,063,266)
Other income (expenses):
Other	31,900	36,896
Interest income	15,090	4,785
Interest expense	(53,117)	(11,278)
Total other income (expenses)	(6,127)	30,403
Loss before taxes	(685,117)	(2,032,863)
Income tax benefit (expenses)	(3,018)	(3,210)
Net loss	$(688,135)	$(2,036,073)
Other comprehensive loss:
Foreign currency translation adjustment	213,840	(109,444)
Total comprehensive loss	$(474,295)	$(2,145,517)
Basic and diluted loss per share	(0.09)	(0.28)
Weighted average shares outstanding - basic and diluted	7,562,149	7,360,850

The accompanying notes are an integral part of these unaudited consolidated financial statements

INNOVATION BEVERAGE GROUP LIMITED
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2023 (UNAUDITED) AND 2022 (AUDITED)

	Ordinary		Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount
Balance December 31, 2021	7,280,031	$3,942,069	$(44,441)	$(203,035)	$3,694,593
Sale of ordinary shares, net of issuance costs	191,211	690,532	—	—	690,532
Issuance of ordinary shares for services	25,098	90,510	—	—	90,510
Foreign currency translation adjustment	—	—	(109,444)	—	(109,444)
Net loss	—	—	—	(2,036,073)	(2,036,073)
Balance June 30, 2022	7,496,340	$4,723,111	$(153,885)	$(2,239,108)	$2,330,118
Balance December 31, 2022	7,522,480	$4,631,507	$(112,934)	$(4,222,873)	$295,700
Sale of ordinary share, net of issuance costs	—	—	—	—	—
Issuance of ordinary shares for services	225,596	344,356	—	—	344,356
Foreign currency translation adjustment	—	—	213,840	54,191	268,031
Net loss	—	—	—	(688,135)	(688,135)
Balance June 30, 2023	7,748,076	$4,975,863	$100,906	$(4,856,817)	$219,952

The accompanying notes are an integral part of these unaudited consolidated financial statements.

INNOVATION BEVERAGE GROUP LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2023 (UNAUDITED) AND 2022 (AUDITED)

	For the six months ended
	June 30, 2023 (unaudited)	June 30, 2022 (audited)
Cash Flows from Operating Activities
Net loss	$(688,135)	$(2,036,073)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	132,807	134,437
Stock compensation	36,573	90,510
Share insurance for services	230,000	—
Changes in operating assets and liabilities
Accounts receivable	(87,545)	(15,576)
Inventory, at cost	100,344	(370,805)
Prepaid expenses	4,577	(62,915)
Operating right of use assets	(79,654)	(90,815)
Deferred tax asset	8,324	5,648
Deposits	658	1,492
Accounts payable and accrued expenses	113,376	456,557
Deferred revenue	(3,414)	(8,640)
Accrued employee benefits, non-current	8,612	3,450
Net cash from operating activities	$(223,475)	$(1,892,730)

Cash Flows from Investing Activities
Purchase of equipment	—	(9,935)
Purchase of intangibles	—	(17,899)
Net activity on due from related parties	(58,651)	(58,906)
Net cash from investing activities	(58,651)	(86,740)
Cash Flows from Financing Activities
Issuance of ordinary share, net of issuance costs	—	690,532
Payments on finance lease liability	—	(12,733)
Payments on notes payable	(92,698)	(77,813)
Net cash from financing activities	(92,698)	599,986
Impact of changes in foreign currency on cash	319,060	(109,444)
Change in cash and cash equivalents	(55,763)	(1,488,928)
Cash and cash equivalents at beginning of period	91,986	1,559,172
Cash and cash equivalents at end of period	$36,223	$70,244
Supplemental Cash Flow Information
Cash paid for interest	$2,485	$2,146
Cash paid for income taxes	—	—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

  INNOVATION BEVERAGE GROUP LIMITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. Nature of operations

Innovation Beverage Group Limited (“IBG” or the “Company”) is a developer, manufacturer and exporter of a growing portfolio of alcoholic and non-alcoholic brands of beverages. Its distribution capabilities include sales to large distributors and high-margin direct-to-consumer sales. IBG is located in Seven Hills, New South Wales, Australia.

IBG has partnered with Coca Cola Europacific Partners (CCEP), the world’s largest Coca-Cola bottler, to exclusively distribute IBG Bitters in Australia, while retaining the rights throughout the rest of the world.

IBG focuses on direct-to-consumer (DTC) sales through its network of technology-focused retail marketplaces and established BevMart, a DTC marketplace, in Australia in May 2021 and in the United States in November 2021. On November 3, 2021, IBG acquired 100% of the outstanding equity interests in REG Liquors, LLC d/b/a Wired for Wine (“W4W”), located in Stockton, New Jersey. W4W and BevMart USA, LLC are wholly owned subsidiaries of IBG.

Effective July 1, 2021, and September 12, 2022, the Company effectuated a 1 to 16,667 stock split and a 1 to 1.62 reverse stock split respectively. All shares throughout these financial statements have been adjusted to reflect the splits.

2. Summary of significant accounting policies

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Presentation and Principles of Consolidation

The consolidated financial statements, which include the accounts of IBG, and its subsidiaries, BevMart USA LLC and W4W (collectively, the “Group”) are prepared in conformity with U.S. GAAP, with the results of operations of W4W included from November 3, 2021. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting and presented in U.S. dollars. The year end is December 31.

Concentration of Credit Risk

Financial instruments that potentially subject the Group to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Group places its cash in what it believes to be credit-worthy financial institutions. The Group controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Group routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, therefore, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Revenue Recognition

The Group recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized upon the Group’s satisfaction of a single performance obligation when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Group expects to receive in exchange for those goods. The Group applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Group satisfies each performance obligation. The Group’s main revenue stream is from sales of products. The Group recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Group’s performance obligations are transferred to customers at a point in time, typically upon delivery.

Revenue is measured as the amount of consideration the Group expects to receive in exchange for transferring goods. The amount of consideration the Group receives and revenue the Group recognizes varies with changes in the customer incentives the Group offers to its customers. These incentives and discounts include cash discounts, price allowance, volume-based rebates, product placement fees and other financial support items such as trade promotions, displays, new products, consumer incentives and advertising assistance. Sales tax and other similar taxes are excluded from revenue. Cost associated with shipping and handling activities are included in expenses as revenue is recognized. The Group estimates the amount of variable consideration by using the “expected value” method, which considers factors such as experiences with products, predictability of market conditions and competition, the current stage in the product life cycle and historical, current, and projected demand. The Group evaluated those factors and concluded that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur and no constraint was necessary on the variable consideration as of 30 June,2023. The Group has extensive historical experience with producing and delivering standard products to our contracted customers at a pre-determined price. The Group performs similar analysis on variable consideration and the related constraint (or lack thereof) at each reporting period.

The Group’s revenue stream is mainly from (1) Creating, marketing and scaling lifestyle focused beverage brands with a focus on Bitters, Non-Alcohol Spirits, Bottles cocktails and other high margin innovative products exclusively developed at IBG and sold via large distribution partners in Australia and around the globe and (2) Sales of wine and spirits via IBG’s owned on-line marketplaces namely wiredforwine.com, bevmart.com and bevmart.com.au. The Group has 21 days payment terms for brand products sales. E-commerce sales are direct-to-consumers. The Group typically provides warranties for general replacement of defects that existed at the time of sale, as required by law. Based on historical information, management does not believe a sales return or warranty allowance is necessary and no allowance for either has been recorded on June 30, 2023 or December 31, 2022.

No deferred revenue was reported for both the six months ending in June 2023 and the 12 months ending on December 31, 2023.

Fair Value Measurements

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Group are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Cash and Cash Equivalents

The Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Group had no cash equivalents at June 30, 2023 or December 31, 2022.

Intangible Assets

The Group’s intangible assets consisted of customer contracts, software development costs and a liquor license. The customer contracts and liquor license were acquired in a business combination. The useful lives of intangible assets are determined after considering the specific facts and circumstances related to each intangible asset. Factors that will be considered when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Indefinite life intangibles are reviewed for impairment when circumstances suggest there could be an impairment, but at least annually.

A summary of the estimated useful lives applied to the Group’s intangible assets is as follows:

	Customer contracts	Liquor license	Software Development costs
Useful lives	Finite (15 years)	Finite (15 years)	Finite (5 years)

Sales and Marketing

The Group follows the policy of charging the costs of advertising, marketing, and public relations to expenses as incurred. The Group has recognized $91,714 and $381,022 in sales and marketing expenses for the six months ended June 30, 2023 and 2022, respectively.

Equipment

Equipment is carried at historical cost. Depreciation is calculated on the straight-line method over the estimated useful lives of 10 years.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Group has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Inventory

Raw materials and finished goods are stated at the lower of cost and net realizable value on a ‘first in first out’ basis. Cost comprises of direct materials and delivery costs, direct labor, import duties and other taxes, and an appropriate allocation of variable and fixed overhead expenditure based on normal operating capacity. Costs of purchased inventory are determined after deducting rebates and discounts received or receivable.

Cost comprises purchase and delivery costs, net of rebates and discounts received or receivable. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Accounts Receivable

The Group has applied the simplified approach to measuring expected credit losses, which uses a lifetime expected loss allowance. To measure the expected credit losses, trade receivables have been grouped based on days overdue. Account balances deemed to be uncollectible are charged to bad debt expense and included in the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Earnings Per Ordinary Share

The Group computes earnings per ordinary share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per ordinary share is computed by dividing net income or loss by the weighted average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding, plus the issuance of ordinary shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Comprehensive Income (loss)

ASC Topic 220 (SFAS No. 130) establishes standards for reporting comprehensive income and its components. Comprehensive income or loss is defined as the change in equity during a period from transactions and other events from non-owner sources.

Foreign Currencies

The Group determined that its functional currency is the U.S. dollar since the U.S. dollar is the currency of the environment in which the Group primarily generates and expends cash. Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered in a currency other than the functional currency of the Group. These transaction gains and losses are included in results of operations.

Leases

Operating lease right of use (“ROU”) assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Group uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is presented on the statements of operations.

Finance lease right of use assets represents the right to use the leased asset for the lease term and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The initial liability for a finance lease will subsequently be adjusted to reflect interest expense incurred (increase of the liability), and lease payments made (decrease of the liability). Interest should be recognized as equal to an amount that produces a constant periodic discount rate on the remaining balance of the liability during the lease term (i.e., the effective interest method). The ROU asset should be amortized on a straight-line basis from the commencement date to the earlier of the end of the useful life of the ROU asset or the end of the lease term. If, however, ownership of the ROU asset is transferred to the lessee at the end of the lease term or it is reasonably certain the lessee will exercise a purchase option for the ROU asset, then the lessee should amortize the ROU asset from commencement of the lease to the end of the useful life of the ROU asset.

Recent Accounting Pronouncements

On June 16, 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326). The new guidance requires organizations to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts.

The new guidance; (i) eliminates the probable initial recognition threshold in current GAAP and, instead, reflects an organization’s current estimate of all expected credit losses over the contractual term of its financial assets, (ii) broadens the information that an entity can consider when measuring credit losses to include forward-looking information, (iii) increases usefulness of the financial statements by requiring timely inclusion of forecasted information in forming expectations of credit losses, (iv) increases comparability of purchased financial assets with credit deterioration (PCD assets) with other purchased assets that do not have credit deterioration as well as originated assets because credit losses that are expected will be recorded through an allowance for credit losses for all assets, (v) increases users’ understanding of underwriting standards and credit quality trends by requiring additional information about credit quality indicators by year of origination (vintage), and (vi) aligns the income statement recognition of credit losses, for available-for-sale debt securities, with the reporting period in which changes occur by recording credit losses (and subsequent changes in credit losses) through an allowance rather than a write down.

The new guidance affects organizations that hold financial assets and net investments in leases that are not accounted for at fair value with changes in fair value reported in net income. It affects loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.

For public business entities that meet the definition of a SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, it is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early application is permitted. The Group will adopt beginning January 1, 2023. The Group does not believe the adoption of this pronouncement will have a material impact on its consolidated financial statements.

The Group has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

3. Business acquisition

On November 3, 2021, IBG acquired 100% of the outstanding equity interests in W4W in exchange for $1,348,762 in cash. Of the consideration, $600,000 shall be paid to the seller of W4W within 30 days of the Group listing its shares on a known public exchange and is currently recorded in notes payable (Note 8). This outstanding balance bears no interest. There were no related equity issuances for the acquisition of W4W. IBG analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The preliminary purchase price allocation of the purchase consideration to net assets acquired is as follows:

Accounts receivable	$20,970
Inventory	323,649
Prepaid expenses	15,464
Current assets	360,083
Equipment	2,552
Intangible asset	66,119
Goodwill	951,802
Total assets	1,380,556
Accounts payable and accrued expenses	(30,000)
Other liabilities	(1,794)
Total liabilities	(31,794)
Purchase consideration	$1,348,762

Purchase price allocation was performed for the year ended December 31, 2022. The Company recognized a goodwill impairment loss of $951,802 during the year ended December 31, 2022. The impairment loss was primarily due to the acquired subsidiary’s business transformation. The impairment loss was recognized in the consolidated statement of operations and comprehensive income for the year ended December 31, 2022.

4. Inventories

The composition of the Group’s inventories at June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023 (unaudited)	December 31, 2022
Raw materials	$657,043	$608,003
Finished goods	654,521	731,905
Inventories, at cost	$1,311,564	$1,411,908

5. Equipment

Equipment consisted of the following at June 30, 2023 and December 31, 2022:

	June 30, 2023 (unaudited)	December 31, 2022
Equipment	$274,988	$274,988
Less: Accumulated depreciation	(128,877)	(117,465)
Equipment, net	$146,111	$157,523

Depreciation expenses were $11,412 and $24,469 for the six months ended June 30, 2023 and 2022, respectively.

6. Intangible assets

Intangible assets consisted of the following at June 30, 2023 and December 31, 2023:

	June 30, 2023 (unaudited)	December 31, 2022
Contract rights	$432,246	$432,246
Software developmenztpt costs	65,135	64,601
Liquor license	66,119	66,119
	563,500	562,966
Less: accumulated amortization	(184,794)	(170,478)
Intangible assets – net	$378,706	$392,488

Amortization expenses were $14,316 and $34,492 for the six months ended June 30, 2023 and 2022, respectively.

7. Lease right-of-use assets and lease liabilities

Operating leases

The Group leases office space in Australia (“Seven Hills”) and in New Jersey (“Highland Cross”). The Seven Hills lease commenced on July 1, 2018 and ends on June 30, 2024, with monthly lease payments of $20,509 AUD (approximately $13,872 USD). The Highland Cross lease was assumed in the acquisition of W4W. The lease commenced on January 1, 2019 and expires on September 1, 2023, with monthly lease payments of $1,500.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 5.95% (Seven Hills) and 2.95% (Highland Cross), as the interest rate implicit in most of the leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the six months ended June 30, 2023 and 2022, the Group recorded $81,227 and $79,799, respectively as operating lease expense which is included in other general and administrative expenses on the consolidated statement of operations.

Operating right of use assets are summarized below:

	As of June 30, 2023 (unaudited)
	Seven Hills	Highland Cross	Total
Office Lease	$614,922	$37,735	$652,657
Less accumulated amortization	(512,624)	(27,894)	(540,518)
Operating right of use asset	$102,298	$9,841	$112,139

	As of December 31, 2022
	Seven Hills	Highland Cross	Total
Office Lease	$659,997	$37,735	$697,732
Less accumulated amortization	(482,519)	(19,536)	(502,055)
Operating right of use asset	$177,478	$18,199	$195,677

Operating lease liabilities are summarized below:

	As of June 30, 2023 (unaudited)
	Seven Hills	Highland Cross	Total
Office Lease	$132,462	$8,919	$141,381
Less: current portion	(132,462)	(8,919	(141,381)
Long term portion	$—	$—	$—

	As of December 31, 2022
	Seven Hills	Highland Cross	Total
Office Lease	$206,036	$11,860	$217,896
Less: current portion	(136,311)	(11,860)	(148,171)
Long term portion	$69,725	$—	$69,725

Operating lease liabilities are summarized below:

	Seven Hills	Highland Cross	Total
12-month period ending June 30, 2024	$139405	$8,941	$148,346
12-month period ending June 30, 2025	—	—	—
12-month period ending June 30, 2026	—	—	—
Total future minimum lease payments	139,405	8,941	148,324
Less imputed interest	(6,943)	(22)	(6,965)
PV of payments	$132,462	$8,919	$141,359

Finance leases

The Group leases three pieces of equipment under finance leases with combined monthly payments of $3,059 AUD (approximately

$2,200 USD). Two leases mature in December 2022 and the third one matures in December 2023. Finance right of use assets are summarized below:

	As of June 30, 2023 (unaudited)	As of December 31, 2022
Equipment lease	$72,075	$77,519
Less accumulated amortization	(62,336)	(59,144)
Finance right of use asset	$9,739	$18,375

Amortization expense was $3,139 and $5,823 for the six months ended June 30, 2023 and 2022, respectively.

Finance lease liabilities are summarized below:

	As of June 30, 2023 (unaudited)	As of December 31, 2022
Equipment lease	$1,951	$5,090
Less: current portion	(1,951)	(5,090)
Long term portion	$—	$—

8. Notes payable

Notes payable are summarized below:

	As of	As of
	June 30, 2023 (unaudited)	December 31, 2022
Notes payable
Loan 1 (a)	$43,231	$23,725
Loan 2 (b)	600,000	600,000
Loan 3 (c)	322,460	412,722
Loan 4 (d)	502,742	524,684
Total notes payable	$1,468,433	$1,561,131

(a) Loan 1

During the six months ended June 30, 2023, the Group renewed an unsecured insurance financing arrangement with a face value of $53,390 AUD due on Feb 29, 2024, repaid borrowings in the amount of $29,182 AUD and recorded $4,244 AUD in interest expense related to this note, with flat rate 8.21%.

(b) Loan 2

     On November 3, 2021, IBG acquired 100% of the outstanding equity interests in W4W in exchange for $1,348,762 in cash. Of the consideration, $600,000 shall be paid to seller of W4W within 30 days of the Group listing its shares on a known public exchange. This outstanding balance bears no interest.

     (c) Loan 3

During the six months ended June 30, 2023, WFW paid off two loans from shareholders or executive offers and IBG entered a new loan from related party of $150,000 AUD, with annual interest rate of 12% and no defined maturity date.

(d) Loan 4

During the six months ended June 30, 2023, these loans are still valid and IBG paid them by weekly payments ($47,597AUD has been paid off, interest rate 36.85%, maturity date on November 24, 2024 and the remaining loan amount $102,404 AUD) etc.

9. Commitments and contingencies

During the normal course of business, the Group may be exposed to litigation. When the Group becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Group evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Group determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of June 30, 2023, the Group is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

10. Income taxes

A reconciliation of the effective tax rate to the statutory rate is shown below:

	June 30, 2023 (unaudited)	June 30, 2022
Australian income before taxes	$(224,581)	$(1,040,696)
United States loss before taxes	(463,608)	(992,167)
Income before taxes	$(688,189)	$(2,032,863)
Expected Australian income tax expense at statutory rate of 25% (December 31, 2021: 26%)	$(56,145)	$(260,174)
Expected United States income tax expense at statutory rate of 21%	(97,358)	(208,355)
Increase (decrease) in income taxes resulting from:	—	—
Entertainment	—	—
Unrecognized deferred tax asse–s - tax losses	153,503	469,717
Deferred tax rate change	—	—
Employee shared based payment	—	—
Goodwill Impairment	(8,324)	—
Other items, net	5,306	2,022
Income tax expense	$(3,018)	$3,210

The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities are as follows:

	June 30, 2023 (unaudited)	June 30, 2022
Deferred tax assets (liabilities):
Equipment	$2,840	$(3,163)
Leases	51,439	(5,911)
Customer contracts	—	33,587
Annual leave	11,015	—
Superannuation	6,740	5,497
Accrued expenses	1,099	8,789
Foreign currency changes	6,468	1,026
Accrued employee benefits, non-current	4,517	5,422
Software	367	—
Carried forward losses	340,297	—
ROU asset	(42,361)	—
Capitalized IPO cost	(1,829)	—
Net deferred tax asset	$380,592	$45,247

11. Reportable segments

a. The Group currently has two reportable geographic segments – Australia and United States. All inter-segment revenues are eliminated.

Summary information with respect to the Group’s geographic operating segments is as follows:

	Six Months Ended
	June 30, 2023 (unaudited)	June 30, 2022
Revenue
Australia	$1,366,061	$1,090,981
United States	247,351	941,909
Total revenue	$1,613,412	$2,032,890

	Six Months Ended
	June 30, 2023 (unaudited)	June 30, 2022
Loss from operations
Australia	$(215,382)	$(1,044,917)
United States	(463,608)	(1,018,349)
Total loss from operations	$(678,990)	$(2,063,266)

A reconciliation of the Group’s geographic segment operating income to consolidated earnings before income taxes is as follows:

	Six Months Ended
	June 30, 2023 (unaudited)	June 30, 2022
Loss from operations	$(678,990)	$(2,063,266)
Other income (expense)	31,900	36,896
Interest income	15,090	4,785
Interest expense	(53,117)	(11,278)
Loss before income taxes	(685,117)	(2,032,863)
Income tax benefits	(3,018)	(3,210)
Net loss	$(688,135)	$(2,036,073)

	Six Months Ended
	June 30, 2023 (unaudited)	June 30, 2022
Depreciation and Amortization
Australia	$132,807	$123,900
United States	—	10,537
Total	$132,807	$134,437

	Six Months Ended
Capital Expenditures	June 30, 2023 (unaudited)	June 30, 2022
Australia	$—	$27,834
United States	—	—
Total	$—	$27,834

b. Set out below is the disaggregation of the Group’s revenue based on the two distribution channels, brand products and e-commerce products1.

	Six Months Ended
	June 30, 2023 (unaudited)	June 30, 2022
Revenue
Brand products – Australia	$1,334,561	$999,099
Brand products – United States	—	—
Total brand products	1,334,561	999,099
E-commerce - Australia	31,500	91,882
E-commerce - United States	247,351	941,909
Total e-commerce products	278,851	1,033,791
Total revenue	$1,613,412	$2,032,890

12. Customer Concentration

During the six months ended June 30, 2023, the Group had net sales to one major customer that constituted in excess of 10% of its net sales. Net sales to this customer represented approximately 81.56% of the Group’s net sales for the six months ended June 30, 2023. During the six months ended June 30, 2022, the Group had net sales to each of two major customers that constituted in excess of 10% of its net sales. Net sales to these two customers represented approximately 36.7% and 12.5% of the Group’s net sales, for the six months ended June 30, 2022.

At June 30, 2023, two customers constituted at least 10% of the Group’s gross trade accounts receivable. The group’s trade accounts receivable balances for these customers represent approximately 22.58% and 47.63% of the Group’s gross trade accounts receivable, respectively, at June 30, 2023. At June 30, 2022, two customers constituted at least 10% of the Group’s gross trade accounts receivable. The groups trade account s receivable balances for these customers represent approximately 18.4% and 80.1% of the Group’s gross trade accounts receivable, respectively, at June 30, 2022.

13. Related party disclosures

At June, 30, 2023, the Company had accounts receivable and accounts payable balances with a related company in the amounts of $511,954 (December 31, 2022: $820,894) and $0 (December 31, 2022: $159,508), respectively. During the six months ended June 30, 2023 and 2022, the Company recorded revenue of $0 and $253,521, from the related party respectively.

All loans to and from related parties at the period end are unsecured and settlement generally occurs in cash. Details are as follows:

Loan A issuance, interest, and repayment schedule in AUD (Receivable, interest 4.52%)
Opening balance Dec 2022	$918,735
Loan issued:	89,506
Interest income accrued	22,049
Total repayment by June 2023	(3,000)
Closing balance June 2023	$1,027,290

Loan B issuance, interest, and repayment schedule in AUD (Payable, interest 12%)
Opening balance Dec 2022	$210,849
Loan issued:	150,000
Interest income accrued	15,797
Total repayment by June 2023	—
Closing balance June 2023	$376,646

Loan C issuance, interest, and repayment schedule in AUD (Payable, interest 12%)
Opening balance Dec 2022	$50,740
Loan issued:	—
Interest income accrued	2,975
Total repayment by June 2023	—
Closing balance June 2023	$53,715

Loan D issuance, interest, and repayment schedule in USD (Payable, interest 12%)
Opening balance Dec 2022	$122,961
Loan issued:	177,420
Interest income accrued	—
Total repayment by June 2023	(263,250)
Closing balance June 2023	$37,131

Loan E issuance, interest, and repayment schedule in USD (Payable, interest 12%)
Opening balance Dec 2022	$112,535
Loan issued:	166,302
Interest income accrued	—
Total repayment by June 2023	(278,837)
Closing balance June 2023	—

14. Subsequent events

In accordance with ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to June 30, 2023, through the date when the consolidated financial statements were available to be issued and has determined that it does not have any additional material subsequent events to disclosure in these financial statements.

1,250,000 Units

Each Unit Consisting of

One Ordinary Share and One Warrant to Purchase One Ordinary Share

 INNOVATION BEVERAGE GROUP LIMITED

The Benchmark Company, LLC

PROSPECTUS

, 2024

Until ______, 2024 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 27, 2024

1,452,873 Ordinary Shares

 INNOVATION BEVERAGE GROUP LIMITED

This prospectus relates to 1,452,873 of our ordinary shares of Innovation Beverage Group Limited (the “Company,” “we,” “us” or “our) that may be sold from time to time by the selling shareholders named in this prospectus, that are selling a portion of their ordinary shares pursuant to this prospectus (the “Resale Shareholders”).

Our securities are presently not traded on any market or securities exchange. We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “IBG”.

Since there is currently no public market established for our securities, the Resale Shareholders will sell at a price $4.00 per ordinary share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our ordinary shares are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Resale Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 14 to read about factors you should consider before buying our ordinary shares.

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Our Being an Emerging Growth Company” and “Implications of Our Being a Foreign Private Issuer” beginning on page 12 of this prospectus for more information.

Upon completion of this offering and the 1,452,873 ordinary shares to be offered by us and certain selling shareholder in a “firm commitment” public offering concurrently herewith, our issued and outstanding shares will consist of 8,809,151 ordinary shares.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

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The date of this prospectus is _____________, 2024.

[RESALE PROSPECTUS ALTERNATE PAGE]

Until ______, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these or ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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[RESALE PROSPECTUS ALTERNATE PAGE]

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering 1,452,873 ordinary shares in connection with an initial public offering underwriters. Sales by shareholders that purchased shares from the initial public offering may reduce the price of our ordinary shares, demand for our shares and, as a result, the liquidity of your investment.

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[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our ordinary shares by the Resale Shareholders. In addition, the underwriter will not receive any compensation from the sale of the ordinary shares by the Resale Shareholders. The Resale Shareholders will receive all of the net proceeds from the sales of ordinary shares offered by them under this prospectus. We have agreed to bear the expenses relating to the registration of the ordinary shares for the Resale Shareholders.

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[RESALE PROSPECTUS ALTERNATE PAGE]

RESALE SHAREHOLDERS

The ordinary shares being offered for resale by the Resale Shareholders consist of a total of 1,452,873 ordinary shares.

The following table sets forth the name of the Resale Shareholders, the number and percentage of ordinary shares beneficially owned by each Resale Shareholder, the number of ordinary shares that may be sold in this offering and the number and percentage of ordinary shares each Resale Shareholder will own after the offering. The information appearing in the table below is based on information provided by or on behalf of each named Resale Shareholder. We will not receive any proceeds from the sale of the ordinary shares by each Resale Shareholder.

Name of Resale Shareholders	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)
Ali Hydar	300,000	3.97%	300,000	—	—%
Anup Puri	350,000	4.63%	350,000	—	—%
Jyotsna Arora	63,495	* %	63,495	—	—%
Joginder Pal Singh Lambda	318,000	4.21%	318,000	—	—%
Blair Eiler	41,152	* %	41,152	—	—%
Keith Hennessey	41,152	* %	41,152	—	—%
Darrin Ocasio	150,000	1.98%	150,000	—	—%
Cachafa Holdings LLC (2)	189,074	2.50%	189,074	—	—%

*Represents beneficial ownership of less than 1%.

(1)

Based on 7,559,151 ordinary shares issued and outstanding immediately prior to and after the offering by the Resale Shareholders and do not include the sale of 1,250,000 ordinary shares concurrent to this offering

(2)	Gustavo Chavez has voting and dispositive power over the shares held by the Resale Shareholder.

The Resale Shareholders named above acquired their ordinary shares from the Company.

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[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

Since there is currently no public market established for our securities, the Resale Shareholders will sell at a price of $4.00 per ordinary share, the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part. Once, and if, our ordinary shares are listed on the Nasdaq Capital Market American and there is an established market for these resale shares, the Resale Shareholders may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers.

The Resale Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Resale Shareholders to sell a specified number of such shares at a stipulated price per share; and
●	a combination of any such methods of sale.

The Resale Shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Resale Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares or interests therein, the Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions it assumes. The Resale Shareholders may also sell our ordinary shares short and deliver these securities to close out it short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to each Resale Shareholder from the sale of the ordinary shares offered by it will be the purchase price of the ordinary shares less discounts or commissions, if any. Each Resale Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

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The Resale Shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholder who are affiliates of broker-dealers, that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between each Resale Shareholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Resale Shareholders” for description of any material relationship that a shareholder has with us and the description of such relationship.

To the extent required, the shares of our ordinary shares to be sold, the name of the Resale Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Resale Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of each Resale Shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Resale Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Resale Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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[RESALE PROSPECTUS ALTERNATE PAGE]

LEGAL MATTERS

The validity of the ordinary shares to be issued in this offering and certain legal matters relating to the offering as to Australian law will be passed upon for us by K&L Gates, Melbourne, Victoria, Australia. Certain matters as to U.S. federal law and New York state law in connection with this offering will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

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[RESALE PROSPECTUS ALTERNATE PAGE]

1,452,873 Ordinary Shares

 INNOVATION BEVERAGE GROUP LIMITED

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Australian law

Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors for liabilities and costs incurred while acting as a director or officer of the company, subject to restrictions imposed under the Corporations Act which provides that a company or a related body corporate of the company must not indemnify an officer or director against any of the following liabilities incurred as an officer or director of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for certain pecuniary penalty orders or compensation orders;

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

●	as to legal costs, legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

o	in defending or resisting proceedings in which the officer or director is found to have a liability for which they could not be indemnified by reason of the limitations on indemnification set out above;

o	in defending or resisting criminal proceedings in which the officer or director is found guilty;

o	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

o	in connection with proceedings for relief to the officer or director under the Corporations Act, in which the court denies the relief.

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Constitution

Our Constitution provides, except to the extent prohibited by law including under the Corporations Act, for the indemnification of every person who is or has been an officer or a director of the Company against any liability (other than conduct involving a lack of good faith on the part of the officer) incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of the Company where the Company requested that person to accept that appointment.

SEC Position

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the underwriting agreement for this offering, the form of which is filed as Exhibit 1.1 to this registration statement, the underwriter will agree to indemnify our directors and officers and persons controlling us, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding ordinary shares issued by us during the last three years, which were not registered under the Securities Act. Innovation Beverage Group believes that each of such issuances was exempt from registration under the Securities Act in reliance on Regulation S or Regulation D under the Securities Act. Except for the Series A Financing which was underwritten locally by an Australian broker, none of the below described transactions involved any underwriter, underwriting discounts and commissions or commissions, or any public offering.

On August 16, 2021, in connection with our Series A Financing, we issued 952,381 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$3,000,000, to an accredited investor in reliance on Regulation D.

On September 11, 2021, in connection with our Series A Financing, we issued 158,730 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$500,000, to a non-U.S. person in reliance on Regulation S.

On November 18, 2021, in connection with our Series A Financing, we issued 301,587 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$950,000, to a non-U.S. person in reliance on Regulation S.

On November 25, 2021, in connection with our Series A Financing, we issued 111,111 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$350,000, to a non-U.S. person in reliance on Regulation S.

On November 25, 2021, in connection with our Series A Financing, we issued 158,730 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$500,000, to a non-U.S. person in reliance on Regulation S.

On December 14, 2021, in connection with our Series A Financing, we issued 111,111 ordinary shares at AUD$3.15 per share for a total purchase price of AUD$350,000 to an institutional investor in reliance on Regulation D.

On February 11, 2022, in connection with our Series A Financing, we issued 3,175 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$10,001, to an accredited investor in reliance on Regulation D.

On February 13, 2022, in connection with our Series A Financing, we issued 6,349 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$19,999, to a non-U.S. person in reliance on Regulation S.

On February 14, 2022, in connection with our Series A Financing, we issued 3,000 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$9,450, to a non-U.S. person in reliance on Regulation S.

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On February 14, 2022, in connection with our Series A Financing, we issued 2,000 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$6,300, to a non-U.S. person in reliance on Regulation S.

On February 16, 2022, in connection with our Series A Financing, we issued 15,873 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$50,000, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, in connection with our Series A Financing, we issued 47,619 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$150,000, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, in connection with our Series A Financing, we issued 63,492 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$200,000, to an accredited investor in reliance on Regulation D.

On April 29, 2022, in connection with our Series A Financing, we issued 111,111 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$350,000, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, in connection with our Series A Financing, we issued 25,397 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$80,000, to a non-U.S. person in reliance on Regulation S.

On April 29, 2022, we issued 35,273 ordinary shares at AUD$3.15 per share, for a total purchase price of AUD$111,110.

On April 29, 2022, we issued to an employee 31,746 ordinary shares at a price of AUD$3.15 per share with an aggregate value of AUD$100,000.

On April 29, 2022, we issued an aggregate of 8,912 ordinary shares to two consultants for their rendered services at a price of AUD$3.15 per share with an aggregate value of AUD$28,073.

On September 6, 2022, we issued to an employee 10,582 ordinary shares (as adjusted to reflect the reverse split) at a price of AUD$3.15 per share with an aggregate value of AUD$33,333.

On September 10, 2022, our Board of Directors approved a 1-for-1.62 reverse split of our ordinary shares, effective September 12, 2022, having obtained shareholder approval on August 12, 2022. Pursuant to the reverse split, our shareholders received one (1) ordinary share for every 1.62 ordinary shares held as of such date.

On December 6, 2022, we issued to an employee 19,608 ordinary shares at a price of AUD$5.10 per share with an aggregate value of AUD$100,000.

On February 7, 2023, we issued to one employee 6,533 ordinary shares at a price of AUD$5.10 per share with an aggregate value of AUD$33,318.30.

On April 28, 2023, we issued an aggregate of 215,000 ordinary shares to two investors in connection with the conversion of an aggregate debt amount of US$630,000 at a price of AUD$5.10 (US$3.37) per share.

On May 15, 2023, we issued to one employee 4,049 ordinary shares at a price of AUD$5.10 per share with an aggregate value of AUD$20,649.90.

On May 22, 2023, we issued an aggregate of 14 ordinary shares to 14 shareholders, one ordinary share each, to resolve rounding calculations in share ownership.

On October 24, 2023, we issued 63,495 ordinary shares at a price of AUD$6.30 per share, for a total purchase price of AUD$400,018.50 in connection with a private placement to a non-U.S. person in reliance on Regulation S.

On October 24, 2023, we issued under our equity incentive plan 150,000 restricted ordinary shares at a price of US$4.00 per share, with a value of US$600,000, to a distributor.

On October 24, 2023, we issued under our equity incentive plan 150,000 restricted ordinary shares at a price of US$4.00 per share, with a value of US$600,000, to a distributor.

On January 17, 2024, we issued to one employee 10,582 ordinary shares at a price of USD$4.00 per share with an aggregate value of USD$42,112.

On February 27, 2024, we issued to two employees in lieu of accrued and owing cash compensation an aggregate of 219,915 ordinary shares at a price of USD$2.00 per share with an aggregate value of USD$439,839.

On March 5, 2024, we issued to one consultant 50,000 ordinary shares with a value of USD$200,000 for services rendered.

On March 27, 2024, we issued to two employees in lieu of accrued and owing cash compensation an aggregate of 117,083 ordinary shares at a price of USD$2.00 per share with an aggregate value of USD$234,166.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.”

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EXHIBIT INDEX

Exhibit No.	Exhibit Title
1.1*	Form of Underwriting Agreement
3.1*	Constitution of Innovation Beverage Group Limited
4.1*	Shareholders’ Deed
4.2*	Specimen Certificate for Ordinary Shares
4.3*	Form of Representative Warrant (included in Exhibit 1.1)
4.4*	Form of Warrant Agency Agreement
5.1	Opinion of Australian Counsel of the Registrant as to the validity of the ordinary shares
5.2*	Opinion of Sichenzia Ross Ference Carmel LLP
10.1*	Rutherford, NJ Sublease for REG Liquors, LLC Property, dated October 1, 2013 as amended August 25, 2023
10.2*	Sydney Lease Deed for Seven Hills Facility
10.3*	Transfer of Lease, Mortgage or Charge (lease registered number AH858213) between Europa International Pty Ltd and Australian Boutique Spirits Pty Ltd, dated October 29, 2018
10.4*	Executive Services Agreement between Australian Boutique Spirits Pty Ltd, Beri Beverages Pty Ltd and Sahil Beri, dated November 1, 2021
10.5*	Contract of Employment between Australian Boutique Spirits Pty Ltd and Tianyi Eric Yu, dated July 1, 2018
10.6*	Consulting Agreement between Australian Boutique Spirits Pty Ltd and Great Plains Development, Inc., dated February 15, 2022
10.7*	Contract of Employment between Australian Boutique Spirits Pty Ltd and Clive Coleman, dated July 1, 2018
10.8*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Sally E. Cardillo, dated April 29, 2022
10.9*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Sameer Sethi, dated April 29, 2022
10.10*	Non-Executive Director’s Agreement between Australian Boutique Spirits Pty Ltd and Kristopher Salinger, dated April 29, 2022
10.11*	Deed of Novation by and among Europa International Pty Ltd, Coca-Cola Amatil (Australia) Pty Ltd, and Australian Boutique Spirits Pty Ltd, dated July 2, 2018
10.12*	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated December 22, 2016.
10.13*	Notice Under 2016 Europa Manufacturing Agreement dated January 9, 2019.
10.14*	Manufacturing Agreement between Europa International Pty Ltd and Coca-Cola Amatil (Australia) Pty Ltd, dated June 9, 2017.
10.15*	Manufacturing Supply and License Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated July 31, 2020
10.16*+	Amendment Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc. dated March 10, 2021
10.17*	Termination of BevMart Agreement and Amendment to Manufacturing Agreement between Australian Boutique Spirits Pty Ltd and Elegance Brands, Inc., dated June 14, 2021
10.18*+	Novation of Debt Agreement between Amit Beri and Meena Beri, dated December 27, 2021
10.19*	2022 Equity Incentive Plan
10.20*	Form of Lock-Up Agreement
10.21*	Amendment Agreement between Innovation Beverage Group Limited and Sway Energy Corp., dated October 21, 2022
10.22+*	Note Purchase Agreement between Innovation Beverage Group Limited and Dean Huge, dated July 14, 2022
10.23+*	Promissory Note dated July 14, 2022 issued by Innovation Beverage Group Limited to Dean Huge
10.24+*	Note Purchase Agreement between Innovation Beverage Group Limited and Anil Beri, dated July 19, 2022
10.25+*	Promissory Note dated July 19, 2022 issued by Innovation Beverage Group Limited to Anil Beri
10.26+*	Note Purchase Agreement between Innovation Beverage Group Limited and Elizabeth Beri, dated October 11, 2022
10.27+*	Promissory Note dated October 11, 2022 issued by Innovation Beverage Group Limited to Elizabeth Beri
10.28+*	Note Purchase Agreement between Innovation Beverage Group Limited and Clive Coleman, dated November 15, 2022
10.29+*	Promissory Note dated November 15, 2022 issued by Innovation Beverage Group Limited to Clive Coleman
10.30*	Non-Executive Director’s Agreement between Innovation Beverage Group Limited and Daniel Lanskey, dated February 15, 2024
10.31*	Non-Executive Director’s Agreement between Innovation Beverage Group Limited and Shawn Messner, dated February 29, 2024
10.32*	IBG Treasury Stock Deed dated March 18, 2024 by and among Meena Beri, 114 Assets Inc. and Innovation Beverage Group Limited
14*	Code of Ethics and Business Conduct
21.1*	List of Subsidiaries
23.1	Consent of Accell Audit and Compliance, PA for Innovation Beverage Group Limited
23.2*	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.2)
24.1*	Power of Attorney (included in signature pages)
99.1*	Consent of IWSR
99.2*	Audit Committee Charter
99.3*	Nomination and Remuneration Committee Charter
99.4*	Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table

* Previously Filed.

** To be filed by amendment.

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that Innovation Beverage Group Limited treats as private or confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, United States on March 27, 2024.

INNOVATION BEVERAGE GROUP LIMITED
By:	/s/ Dean Huge
Name:	Dean Huge
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Tianyi Eric Yu
Name:	Tianyi Eric Yu
Title:	Chief Financial Officer (Principal Financial Officer and Controller)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Dean Huge	Chief Executive Officer (Principal Executive Officer)	March 27, 2024
Dean Huge

/s/ Tianyi Eric Yu	Chief Financial Officer (Principal Financial Officer and Controller)	March 27, 2024
Tianyi Eric Yu

/s/ *	Chief Operating Officer and Chairman	March 27, 2024
Sahil Beri

/s/ *	Director	March 27, 2024
Sally Cardillo

/s/ *	Director	March 27, 2024
Daniel Lanskey

/s/ *	Director	March 27, 2024
Shawn Messner

*By: /s/ Dean Huge
Name: Dean Huge
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this registration statement or amendment thereto in the State of Florida, United States on March 27, 2024.

Authorized U.S. Representative
Dean Huge
By:	/s/ Dean Huge
Name:	Dean Huge
Title:	Chief Executive Officer

II-7